Exhibit 4.1

EXECUTION COPY

MASTER INDENTURE

DATED AS OF JULY 26, 2005

BETWEEN

SPIRIT MASTER FUNDING, LLC,

AS ISSUER,

AND

CITIBANK, N.A.

AS INDENTURE TRUSTEE

NET-LEASE MORTGAGE NOTES

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Definitions
Section 1.02	Rules of Construction

ARTICLE II THE NOTES

Section 2.01	Forms; Denominations
Section 2.02	Execution, Authentication, Delivery and Dating
Section 2.03	Certification of Receipt of the Collateral
Section 2.04	The Notes Generally; New Issuances
Section 2.05	Registration of Transfer and Exchange of Notes
Section 2.06	Book-Entry Notes
Section 2.07	Mutilated, Destroyed, Lost or Stolen Notes
Section 2.08	Noteholder Lists
Section 2.09	Persons Deemed Owners
Section 2.10	Payment Account
Section 2.11	Payments on the Notes
Section 2.12	Final Payment Notice
Section 2.13	Compliance with Withholding Requirements
Section 2.14	Cancellation
Section 2.15	The Insurance Policies
Section 2.16	The Hedge Agreements
Section 2.17	Tax Treatment of the Notes and the Issuer
Section 2.18	Cashflow Coverage Reserve Account
Section 2.19	Representations and Warranties With Respect To Mortgage Loans, Mortgaged Properties and Leases

ARTICLE III SATISFACTION AND DISCHARGE

Section 3.01	Satisfaction and Discharge of Indenture
Section 3.02	Application of Trust Money

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ARTICLE IV EVENTS OF DEFAULT; REMEDIES

Section 4.01	Events of Default
Section 4.02	Acceleration of Maturity; Rescission and Annulment
Section 4.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee
Section 4.04	Remedies
Section 4.05	Application of Money Collected
Section 4.06	Limitation on Suits
Section 4.07	Unconditional Right of Noteholders to Receive Principal and Interest
Section 4.08	Restoration of Rights and Remedies
Section 4.09	Rights and Remedies Cumulative
Section 4.10	Delay or Omission Not Waiver
Section 4.11	Control by Requisite Global Majority
Section 4.12	Waiver of Past Defaults
Section 4.13	Undertaking for Costs
Section 4.14	Waiver of Stay or Extension Laws
Section 4.15	Sale of Collateral
Section 4.16	Action on Notes

ARTICLE V THE INDENTURE TRUSTEE

Section 5.01	Certain Duties and Responsibilities
Section 5.02	Notice of Defaults
Section 5.03	Certain Rights of Indenture Trustee
Section 5.04	Compensation; Reimbursement; Indemnification
Section 5.05	Corporate Indenture Trustee Required; Eligibility
Section 5.06	Authorization of Indenture Trustee
Section 5.07	Merger, Conversion, Consolidation or Succession to Business
Section 5.08	Resignation and Removal; Appointment of Successor
Section 5.09	Acceptance of Appointment by Successor
Section 5.10	Unclaimed Funds
Section 5.11	Illegal Acts
Section 5.12	Communications by the Indenture Trustee
Section 5.13	Separate Indenture Trustees and Co-Trustees

ARTICLE VI REPORTS TO NOTEHOLDERS

Section 6.01	Reports to Noteholders and Others
Section 6.02	Certain Communications with the Rating Agencies
Section 6.03	Access to Certain Information

ARTICLE VII REDEMPTION; SERIES ENHANCEMENT

Section 7.01	Redemption of the Notes
Section 7.02	Series Enhancement

ARTICLE VIII SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 8.01	Supplemental Indentures or Amendments Without Consent of Noteholders
Section 8.02	Supplemental Indentures With Consent
Section 8.03	Delivery of Supplements and Amendments
Section 8.04	Series Supplements
Section 8.05	Execution of Supplemental Indentures, etc
Section 8.06	Amendments to any Insurance Policy

ARTICLE IX COVENANTS; WARRANTIES

Section 9.01	Maintenance of Office or Agency
Section 9.02	Existence and Good Standing
Section 9.03	Payment of Taxes and Other Claims
Section 9.04	Validity of the Notes; Title to the Collateral; Lien
Section 9.05	Protection of Collateral Pool
Section 9.06	Negative Covenants
Section 9.07	Statement as to Compliance
Section 9.08	Issuer May Consolidate, Etc., Only on Certain Terms

ARTICLE X COVENANTS REGARDING MORTGAGED PROPERTIES

Section 10.01	Insurance
Section 10.02	Mortgage Loans, Leases and Rents
Section 10.03	Compliance With Laws
Section 10.04	Estoppel Certificates
Section 10.05	Other Rights, Etc.
Section 10.06	Right to Release Any Portion of the Collateral Pool
Section 10.07	Environmental Covenants

ARTICLE XI COSTS
Section 11.01	Performance at the Issuer’s Expense

ARTICLE XII MISCELLANEOUS

Section 12.01	Execution Counterparts
Section 12.02	Compliance Certificates and Opinions, etc.
Section 12.03	Form of Documents Delivered to Indenture Trustee
Section 12.04	No Oral Change
Section 12.05	Acts of Noteholders
Section 12.06	Computation of Percentage of Noteholders
Section 12.07	Notice to the Indenture Trustee, the Issuer and Certain Other Persons
Section 12.08	Notices to Noteholders; Notification Requirements and Waiver
Section 12.09	Successors and Assigns
Section 12.10	Interest Charges; Waivers
Section 12.11	Severability Clause
Section 12.12	Governing Law
Section 12.13	Insurer Default
Section 12.14	Effect of Headings and Table of Contents
Section 12.15	Benefits of Indenture
Section 12.16	Trust Obligation
Section 12.17	Inspection
Section 12.18	Method of Payment
Section 12.19	Limitation on Liability of the Issuer

Exhibits

Exhibit A-1	Form of Restricted Global Net-Lease Mortgage Note
Exhibit A-2	Form of Regulation S Global Net-Lease Mortgage Note
Exhibit A-3	Form of Definitive Global Net-Lease Mortgage Note
Exhibit B	Form of Trustee Report Provided in the Trustee’s Website
Exhibit C-1	Form of Transferor Certificate for Transfers of Definitive Notes
Exhibit C-2	Form of Transferee Certificate for Transfers of Definitive Notes
Exhibit D-1	Form of Transfer Certificate for Transfers From Regulation S Global Note to Restricted Global Note
Exhibit D-2	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note During the Restricted Period
Exhibit D-3	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note After the Restricted Period
Exhibit D-4	Form of Regulation S Letter for Exchange of Interests in the Temporary Regulation S Global Note for Interests in the Permanent Regulation S Global Note
Exhibit E-1	Form of Certificate with Respect to Information Request by Beneficial Owner

Exhibit E-2	Form of Certificate with Respect to Information Request by Prospective Purchase
Exhibit F	Representations and Warranties
Exhibit G	Form of Purchase and Sale Agreement
Exhibit H	Form of Loan Sale Agreement

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MASTER INDENTURE, dated as of July 26, 2005 (as amended, modified or supplemented from time to time as permitted hereby, the “Indenture”), between Spirit Master Funding, LLC, a Delaware limited liability company, as issuer (the “Issuer”) and Citibank, N.A., a national banking association, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”) under this Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Net-Lease Mortgage Notes (collectively, the “Notes”), to be issued pursuant to this Indenture.  The Notes issuable under this Indenture shall be issued in series (each, a “Series”), as from time to time may be created by supplements (each, a “Series Supplement”) to this Indenture.

In connection with each Series of Notes issued under this Indenture, the Issuer may enter into agreements with other entities that will provide credit enhancement or other protection for the Holders of a Series of Notes and the Issuer will incur obligations under the terms of such agreements.

All things necessary to make the Notes, when the Notes are executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Initial Closing Date and on each Series Closing Date, for the benefit of the Indenture Trustee, the Noteholders and the Insurers, all of the Issuer’s right, title and interest in, to and under the following (together with any assets of any Co-Issuer pledged pursuant to this Indenture, referred to herein individually, as the “Collateral” and, collectively, the “Collateral Pool”):  (i) the Mortgaged Properties, (ii) each of the Leases with respect to such Mortgaged Properties and all payments required thereunder on and after the applicable Series Closing Date or Transfer Date, (iii) the Equipment Loans, (iv) the Mortgage Loans (including the related Mortgage Notes) and all payments required thereunder on and after the applicable Series Closing Date or Transfer Date, (v) all of the Issuer’s right, title and interest in all fixtures and reserves and escrows, if any, related to the Mortgaged Properties, (vi) any guarantees of and security for the Tenants’ obligations under the Leases, including any security deposits thereunder, (vii) all of the Issuer’s rights under the Performance Undertaking and the Environmental Indemnity Agreement, (viii) all of the Issuer’s rights (but none of its obligations) under the Purchase and Sale Agreements, (ix) the Collection Account, the Release Account, the Lockbox Accounts, the Cashflow Coverage Reserve Account, the Payment Account and any other accounts (other than any Insurance Policy Proceeds Account) established under the Transaction Documents for purposes of receiving, retaining and distributing amounts received in respect of the Collateral Pool and making payments to the holders of the Notes and the Insurers and making distributions to the holders of the LLC Interests, and all funds and Permitted Investments as may from time to time be deposited therein, (x) all present and future claims, demands and causes of action in respect of the foregoing, and (xi) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

The foregoing Grants are made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and of all amounts owing to the Insurers under the related Insurance Agreements and to secure compliance with the provisions of this Indenture, all as provided in this Indenture and each Series Supplement.

GENERAL COVENANT

IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee on the applicable Series Closing Dates, that the Collateral is to be held by or on behalf of the Indenture Trustee and that moneys in or from the Collateral Pool are to be applied by the Indenture Trustee for the benefit of the Noteholders and the Insurers, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Noteholder and for the benefit of the Insurers, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.01           Definitions.

Whenever used in this Indenture, including in the Preliminary Statement, the Granting Clause and the General Covenant hereinabove set forth, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01 or, if not specified in this Section 1.01, then in the Property Management Agreement.

“1933 Act”:  The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

“1939 Act”:  The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

“1940 Act”:  The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

“Account Control Agreement”: As defined in the Property Management Agreement.

“Accrual Period”:  With respect to any Class of Notes, as defined in the applicable Series Supplement.

“Act”:  As defined in Section 12.05.

“Additional Servicing Compensation”:  As defined in the Property Management Agreement.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Collateral Value”:  On any date of determination, the sum of the Collateral Values of the Mortgage Loans and Mortgaged Properties (that do not otherwise secure Mortgage Loans) included in the Collateral Pool.  As of the Initial Cut-off Date, the Aggregate Collateral Value was approximately $630,421,106.

“Aggregate Note Principal Balance”:  For any date of determination and any Series, the sum of the Class Principal Balances of each of the Notes of such Series.

“Aggregate Series Principal Balance”:  On any date of determination, the sum of the Aggregate Note Principal Balances of each Series, in each case after giving effect to any payments of principal on such date.

“Applicable Laws”:  As defined in Section 10.03(a).

“Appraised Value”:  As defined in the Property Management Agreement.

“Authenticating Agent”:  As defined in Section 2.02(b).

“Authorized Officer”:  With respect to the Issuer, any person who is authorized to act for the Issuer and who is identified on the list delivered by the Issuer to the Indenture Trustee on each Series Closing Date (as such list may be modified or supplemented from time to time thereafter).  With respect to an Insurer, the president, any vice president, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers.

“Available Amount”:  As defined in the Property Management Agreement.

“Average Cashflow Coverage Ratio”:  As defined in the Property Management Agreement.

“Back-Up Fee”: As defined in the Property Management Agreement.

“Back-Up Manager”:  Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

“Book-Entry Custodian”:  Initially, the Indenture Trustee and thereafter, such other bank or trust company as the Indenture Trustee shall appoint pursuant to Section 2.06(a).

“Book-Entry Note”:  Any Note registered in the name of the Depository or its nominee.

“Borrower”:  As defined in the Property Management Agreement.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Scottsdale, Arizona or in any other city in which is located the primary servicing office of the Property Manager, the Back-Up Manager, the Special Servicer or the Indenture Trustee.

“Business Sector”:  With respect to any Industry Group, any of the following applicable business sectors, including, but not limited to the following:  Specialty Retailers, Drug Stores, Movie Theatres, Education Facilities, Restaurants, Interstate Travel Plazas, Automotive Dealerships and Retailers, Gas/Propane Facilities, Plumbing/Electrical Facilities, Poultry Distribution Facilities, and Banking Facilities.  Additional Business Sectors may be indicated in the applicable Series Supplements.

“Cash”:  Coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.

“Cashflow Coverage Ratio”:  As defined in the Property Management Agreement.

“Cashflow Coverage Reserve Account”:  The segregated account established in the name of the Indenture Trustee pursuant to Section 2.18 hereof.

“Cashflow Shortfall Amount”:  As defined in Section 2.18(d).

“Class”:  Collectively, all of the Notes bearing the same Series, alphabetical and, if applicable, numerical class designations.

“Class Principal Balance”:  With respect to any Class of Notes and any date of determination, the amount stated for such Class on the face of each such Note as “Note Principal Balance of the Class     Notes as of the Series Closing Date”, reduced by any payments of principal actually made on such Class of Notes on all previous Payment Dates.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Co-Issuer”:  Any special purpose Affiliate of the Issuer that issues any Series of Notes and pledges its assets to secure the Notes.

“Collateral”:  As defined in the Granting Clause hereto.

“Collateral Agency Agreement”:  The Collateral Agency Agreement, dated as of April 27, 2005, between the Collateral Agent and Spirit Finance, as amended.

“Collateral Agent”:  Citibank, N.A., a national banking association, in its capacity as collateral agent under this Indenture and the Collateral Agency Agreement, or its successor in interest, or any successor collateral agent appointed as provided in this Indenture and the Collateral Agency Agreement.

“Collateral Agent Fee”:  An amount equal to the sum of (a) $5,000 per annum and (b) any additional fees for the performance of specified services, if any, required of the Collateral Agent under the Collateral Agency Agreement.

“Collateral Defect”:  As defined in the Property Management Agreement.

“Collateral Pool”:  As defined in the Granting Clause hereto.

“Collateral Pool Expenses”:  As defined in Section 2.11(b).

“Collateral Value”:  With respect to each Mortgaged Property included in the Collateral Pool, the lesser of (a) the related Appraised Value as of the applicable Series Closing Date or Transfer Date and (b) the related Investment Amount.  With respect to each Mortgage Loan, the outstanding principal balance thereof.

“Collection Account”:  As defined in the Property Management Agreement.

“Collection Period”:  As defined in the Property Management Agreement.

“Condemnation Proceeds”: As defined in the Property Management Agreement.

“Control Person”:  With respect to any Person, any other Person that constitutes a “controlling person” within the meaning of Section 15 of the 1933 Act.

“Controlling Party”:  With respect to any Series, as defined in the applicable Series Supplement

“Corrected Lease”:  As defined in the Property Management Agreement.

“Corrected Mortgage Loan”:  As defined in the Property Management Agreement.

“Current Cashflow Coverage Ratio”:  The Cashflow Coverage Ratio for the Determination Date for the Collection Period most recently ended.

“Custodian”:  Midland Loan Services, Inc., a Delaware corporation, or a custodian on its behalf, or its successor in interest.

“Deficiency”:  As defined in Section 2.15.

“Deficiency Amount”:  As defined in the applicable Insurance Policy.

“Definitive Note”:  As defined in Section 2.06(a).

“Depository”:  The Depository Trust Company or any successor depository hereafter named as contemplated by Section 2.06.  The nominee of the initial Depository for purposes of registering such Notes that are Book-Entry Notes, is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(4) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  As to any Payment Date, the 7th day of the month in which such Payment Date occurs or, if such 7th day is not a business day, the business day immediately succeeding such 7th day.

“Early Amortization Event”:  An Early Amortization Event will occur as of any date (A) if the then current Average Cashflow Coverage Ratio is less than 1.10; provided, however, that following the occurrence of any such Early Amortization Event, if during any period of determination, the Cashflow Coverage Ratio exceeds 1.10 for such period for three consecutive months, such Early Amortization Event will be deemed to have been cured and no longer continuing, (B) if an Event of Default, after giving effect to any grace period, shall have occurred and shall not have been cured or waived in accordance with the terms hereof or (C) upon the occurrence of any other event specified as an Early Amortization Event in a Series Supplement.

“Eligible Account”:  Any of (i) a segregated account maintained with a federal-or state-chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “A” or better by each Rating Agency other than S&P, and “AA-” or better by S&P, if the deposits are to be held in the account for more than 30 days, or the short-term deposit or short-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “P-1” by Moody’s and “A-1” by S&P if the deposits are to be held in the account for 30 days or less, in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state-chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state-chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. § 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with PNC Bank (A) so long as PNC Bank’s long-term unsecured debt rating shall be at least (x) “A1” by Moody’s and “A” by S&P (if the deposits are to be held in the account for more than 30 days) and (y) “A” by Fitch, or (B) so long as PNC’s short-term deposit or short-term unsecured debt rating shall be at least (x) “P-1” by Moody’s and “A-1” by S&P (if the deposits are to be held in the account for 30 days or less) and (y) “F1” by Fitch, or (iv) any other account that is acceptable to the Rating Agencies and each Insurer (as evidenced by written confirmation from such Rating Agencies and each Insurer).  Eligible Accounts may bear interest.

“Environmental Indemnity Agreement”:  The Environmental Indemnity Agreement dated as of July 26, 2005, executed by the Issuer in favor of the Indenture Trustee and the other beneficiaries thereunder.

“Environmental Law”:  As defined in Section 10.07.

“Environmental Lien”:  As defined in Section 10.07.

“Environmental Release”:  As defined in Section 10.07.

“Equipment Loan”:  Any commercial equipment loan secured by equipment used in the operation of a Mortgaged Property and listed on the Mortgage Loan Schedule.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“Event of Default”:  As defined in Section 4.01.

“Excess Cashflow”: With respect to any Payment Date, consists of Percentage Rent (other than with respect to certain Mortgaged Properties identified as “Percentage Rent Only” on the Mortgaged Property Schedule that receive Percentage Rent in lieu of fixed or “base” rent) and Excess Insurance Proceeds received during the related Collection Period.

“Excess Insurance Proceeds”:  As of any Determination Date, the excess, if any, of (a) the amounts released by casualty insurance policies related to the Mortgaged Properties during the preceding Collection Period minus (b) the sum of (i) the amount necessary to reimburse the Property Manager or Back-Up Manager for any Property Protection Advances made with respect to casualties relating to such casualty insurance policies and (ii) the repair or replacement costs (as determined by the Property Manager) associated with such casualties on the Mortgaged Properties.

“Extraordinary Expense Cap”:  An amount equal to the greater of $250,000 per Series and 0.07% of the Aggregate Series Principal Balance (as of the most recent Series Closing Date and each anniversary thereof) per year and 1/12 of such amount per month (such amount to be cumulative for each month in a calendar year if not used, although any such cumulative amount will not be carried forward into the next calendar year).

“Extraordinary Expenses”:  Unanticipated expenses required to be borne by the Issuer, that consist of, among other things: (i) amounts incurred in connection with the transfer of the Loan Files, Lease Files and other administrative expenses related to the sale or transfer of Mortgage Loans and Mortgaged Properties by the Issuer; (ii) payments to the Property Manager, the Special Servicer, any applicable Hedge Counterparty, the Issuer, the Indenture Trustee, the

Collateral Agent or any of their respective directors, officers, employees, agents and Control Persons of amounts for certain expenses and liabilities as specified in this Indenture (including Section 5.04(a)(2)), the Notes, the Property Management Agreement, the LLC Agreement or any other agreement related thereto; (iii) payments for the advice of counsel and the cost of Opinions of Counsel; (iv) costs and expenses incurred in connection with environmental remediation with respect to any Mortgaged Property; and (v) certain indemnities that Spirit Finance is obligated to pay but fails to pay under the Environmental Indemnity Agreement and the Performance Undertaking, as the case may be.

“FDIC”:  Federal Deposit Insurance Corporation or any successor.

“Final Payment Date”:  With respect to any Class of Notes, the Payment Date on which the final payment on such Notes is made hereunder by reason of all principal, interest and other amounts due and payable on such Notes having been paid.

“Fitch”:  Fitch, Inc.

“Foreclosure Proceeding”:  Any proceeding, non-judicial sale or power of sale or other proceeding (judicial or non-judicial) for the foreclosure, sale or assignment of any Mortgage Loan, Mortgaged Property or Lease or any other Collateral under any Mortgage.

“GAAP”:  Such accounting principles as are generally accepted in the United States.

“Grant”:  To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such Collateral and all other moneys and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereof.

“Guaranty”:  As defined in the Property Management Agreement.

“Hazardous Materials”:  As defined in Section 10.07.

“Hedge Agreement”:  With respect to the Class of any Series, as defined in the applicable Series Supplement.

“Hedge Counterparty”:  With respect to the Class of any Series, as defined in the applicable Series Supplement.

“Hedge Counterparty Account”:  With respect to the Class of any Series, as defined in the applicable Series Supplement.

“Indenture”:  This instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, with respect to any Series, the related Series Supplement.

“Indenture Trustee”:  Citibank, N.A., a national banking association, in its capacity as trustee under this Indenture, or its successor in interest, or any successor trustee appointed as provided in this Indenture.

“Indenture Trustee Fee”:  With respect to any Series, as defined in the applicable Series Supplement.

“Indenture Trustee’s Office”:  The corporate trust office of the Indenture Trustee at which at any particular time its mortgage-backed securities trust business with respect to this Indenture shall be administered, which office at the date of the execution of this Indenture is located at (i) solely for purposes of the transfer, surrender or exchange of Notes, 111 Wall Street, 15th Floor Window, New York, New York 10005 and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, or at such other address as the Indenture Trustee or Note Registrar may designate from time to time.

“Independent”:  When used with respect to any specified Person, any such Person who (i) is in fact independent of the Indenture Trustee, the Issuer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Indenture Trustee, the Issuer or any Affiliate thereof, and (iii) is not connected with the Indenture Trustee, the Issuer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Indenture Trustee or the Issuer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Indenture Trustee, the Issuer or any Affiliate thereof, as the case may be.  The Indenture Trustee may rely, in the performance of any duty hereunder, upon the statement of any Person contained in any certificate or opinion that such Person is Independent according to this definition.

“Initial Closing Date”: The Series Closing Date of the first Series of Notes issued hereunder.

“Initial Purchaser”: With respect to a Series of Notes, any Person named as such in the applicable Series Supplement or any successor thereto.

“Insurance Agreement”:  With respect to any Series of Notes, as defined in the applicable Series Supplement.

“Insurance Policy”:  With respect to any Series of Notes, as defined in the applicable Series Supplement.

“Insurance Policy Proceeds Account”:  With respect to any Series of Notes, the segregated account established in the name of the Indenture Trustee pursuant to Section 2.15(b) hereof, if any, as further provided in the applicable Series Supplement.

“Insured Obligations”:  With respect to any Series of Notes, as defined in the applicable Series Supplement.

“Insurer”: With respect to any Series of Notes, as defined in the applicable Series Supplement.

“Insurer Accrued Liabilities”:  With respect to any Payment Date and any Series, all amounts paid by the related Insurer under the applicable Insurance Policy and not yet reimbursed to such Insurer.

“Insurer Default”:  With respect to any Series of Notes, as defined in the applicable Series Supplement.

“Insurer Premium”:  With respect to any Payment Date and any Series of Notes, as defined in the applicable Series Supplement.

“Interest Rate”:  As defined in the Property Management Agreement.

“Interested Person”:  The Issuer, the Issuer Member, the Property Manager, the Special Servicer, the Insurers, any holder of Notes or an Affiliate of any such Person.

“Investment Amount”:  With respect to each Mortgaged Property included in the Collateral Pool, the amount (including all related closing costs and expenses) paid by the Issuer to purchase such Mortgaged Property from the related Originator or third party, as applicable.

“Issuer”:  Spirit Master Funding, LLC, a Delaware limited liability company, or its successor in interest.

“Issuer Advances”: As defined in Section 2.11(b).

“Issuer Expense Cap”:  An amount equal to 0.05% of the Aggregate Series Principal Balance (as of the Initial Closing Date and each anniversary thereof) per year and 1/12 of such amount per month.

“Issuer Expenses”:  With respect to the Collateral Pool, the costs and expenses relating to the Collateral Pool for (i) general liability insurance policies maintained by the Issuer or any Co-Issuer as owner of the Mortgaged Properties, or the Issuer’s or any Co-Issuer’s proportionate share of premiums with respect to general liability insurance policies maintained by Affiliates of the Issuer or any Co-Issuer, as applicable, (ii) casualty insurance policies maintained by the Issuer or any Co-Issuer, or its proportionate share of premiums with respect to casualty insurance policies maintained by Affiliates of the Issuer or any Co-Issuer, as applicable, to insure casualties not otherwise insured by a Tenant due to a default by such Tenant under the insurance covenants of its Lease or because a Tenant permitted to self-insure fails to pay for casualty losses, and (iii) certain state franchise taxes prohibited by law from being passed through by the Issuer or any Co-Issuer as lessor to a Tenant.

“Issuer Order”:  A written order signed in the name of the Issuer by a Responsible Officer of the Issuer.

“Issuer Request”:  A written request signed in the name of the Issuer by a Responsible Officer of the Issuer.

“Issuer’s Office”:  The principal office of the Issuer, which office at the Initial Closing Date is located at Spirit Master Funding, LLC, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254, facsimile number: 480-606-0826, Attention: Catherine Long, Chief Financial Officer.

“Lease”:  Each lease listed on the Mortgage Loan Schedule and Mortgaged Property Schedule, as applicable, and from time to time included in the Collateral Pool.

“Lease Due Date”:  With respect to a Lease, the day of each calendar month on which the Monthly Lease Payment with respect thereto is due.

“Lease File”:  As defined in the Property Management Agreement.

“Legal Final Payment Date”:  With respect to any Series of Notes, the date by which the Issuer shall be required to pay the related Noteholders the entire outstanding principal balance and any accrued interest on each related Class, as specified in the applicable Series Supplement.

“Letter of Representations”:  With respect to any Series, the Letter of Representations, dated the applicable Series Closing Date, among the Depository, the Indenture Trustee, the Issuer and any Co-Issuer.

“Liquidation Fee”:  As defined in the Property Management Agreement.

“Liquidation Proceeds”: As defined in the Property Management Agreement.

“LLC Agreement”:  The Issuer’s amended and restated limited liability company agreement dated as of May 20, 2005, as the same may be amended from time to time in accordance with the terms thereto.

“LLC Interests”:  The limited liability company interests issued pursuant to the LLC Agreement.

“Loan Due Date”:  With respect to a Mortgage Loan, the day of each calendar month on which the Monthly Loan Payment with respect thereto is due.

“Loan File”:  As defined in the Property Management Agreement.

“Lockbox Account”:  As defined in the Property Management Agreement.

“Maturity”:  With respect to any Note, the date as of which the principal of and interest on such Note has become due and payable as herein provided, whether on the Legal Final Payment Date, by acceleration or otherwise.

“Make Whole Payment”:  With respect to any Class of any Series, as defined in the applicable Series Supplement.

“Maximum Property Concentration”:  As defined in the most recent Series Supplement.

“Monthly Lease Payment”:  As defined in the Property Management Agreement.

“Monthly Loan Payment”:  As defined in the Property Management Agreement.

“Moody’s”:  Moody’s Investors Service, Inc.

“Mortgage”:  With respect to any Mortgaged Property, a mortgage (or deed of trust or deed to secure debt), assignment of leases and rents, security agreement and fixture filing or similar document executed by the Issuer or Borrower, as applicable, pursuant to which the Issuer or Borrower grants a lien on its interest in such Mortgaged Property in favor of the Collateral Agent or the initial lender of the related Mortgage Loan, as applicable.

“Mortgage Loan”:  As defined in the Property Management Agreement.

“Mortgage Loan Schedule”:  As defined in the Property Management Agreement.

“Mortgaged Property”:  As defined in the Property Management Agreement.

“Mortgaged Property Schedule”:  As defined in the Property Management Agreement.

“New Issuance”: As defined in Section 2.04(c).

“Nonrecoverable Property Protection Advance”:  As defined in the Property Management Agreement.

“Note”:  Any of the Issuer’s or any Co-Issuer’s Net-Lease Mortgage Notes, executed, authenticated and delivered hereunder and under the related Series Supplements, substantially in the forms attached as Exhibit A hereto.

“Note Interest”:  On any Payment Date for any Class of Notes, the interest accrued during the related Accrual Period at the Note Rate for such Class, applied to the Class Principal Balance of such Class.  The Note Interest with respect to each Class of Notes will be calculated on a 30/360 basis or actual/360 basis, as indicated in the applicable Series Supplement.

“Note Owner”:  With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository, Depository Participant or an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Note Principal Balance”:  With respect to any Note and any date of determination, the amount stated for such Note as specified on the first page thereof, reduced by any payments of principal actually made on such Note on all previous Payment Dates.

“Note Rate”:  With respect to any Class of Notes of any Series, the note interest rate specified in the applicable Series Supplement.

“Note Register”:  As defined in Section 2.05(a).

“Note Registrar”:  Initially, the Indenture Trustee and thereafter, such other bank or trust company as the Indenture Trustee shall appoint pursuant to Section 2.05(a).

“Noteholder” or “Holder”:  With respect to any Note, the Person in whose name such Note is registered on the Note Register maintained pursuant to Section 2.05 hereof, except that solely for the purpose of giving any consent or exercising any voting rights pursuant to this Indenture, any Note registered in the name of any Interested Person shall be deemed not to be Outstanding or counted in any way (unless any such Person or Persons owns all the Notes of the related Class).  All references herein to “Noteholders” shall reflect the rights of Note Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Noteholder” or “Holder” only the Person in whose name a Note is registered in the Note Register as of the related Record Date.

“Notice of Default”:  As defined in Section 5.02.

“Officer’s Certificate”:  A certificate signed by any Responsible Officer of the Issuer or of the Indenture Trustee, as the case may be.

“Opinion of Counsel”:  A written opinion of counsel (which shall be rendered by counsel that is Independent of the Issuer, the Issuer Member and the Indenture Trustee) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“Originators”:  As defined in the Property Management Agreement.

“OTS”:  Office of Thrift Supervision or any successor thereto.

“Outstanding”:  When used with respect to Notes, means, as of any date of determination, any Note theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full); and

(ii)           Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Note Registrar proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite amount or percentage have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, Notes owned by an Interested Person shall be disregarded and deemed not to be Outstanding (unless any such Person or Persons owns all the Notes), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Note Registrar knows to be so owned shall be so disregarded.  Notes owned by an Interested Person which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Registrar in its sole discretion the pledgee’s right to act with respect to such Notes and that the pledgee is not an Interested Person.

“Ownership Interest”:  As to any Note, any ownership or security interest in such Note as held by the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Payment Account”:  The segregated account established in the name of the Indenture Trustee pursuant to Section 2.10(a) hereof.

“Payment Date”:  The 20th day of each calendar month, or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing with respect to each Series on the date specified in the applicable Series Supplement.

“Payoff Amount”:  As defined in the Property Management Agreement.

“Percentage Interest”:  With respect to any Note, the fraction, expressed as a percentage, the numerator of which is the initial Note Principal Balance of such Note on the applicable Series Closing Date as set forth on the face thereof, and the denominator of which is the initial Class Principal Balance of the related Class of Notes on the applicable Series Closing Date.

“Percentage Rent”:  As defined in the Property Management Agreement.

“Performance Undertaking”:  The Performance Undertaking dated as of July 26, 2005, between Spirit Finance and the Issuer and executed by Spirit Finance in favor of the Issuer and its assignees including the Indenture Trustee and the Collateral Agent.

“Permanent Regulation S Global Note”:  As defined in Section 2.01(c).

“Permitted Exceptions”:  With respect to any Mortgaged Property, (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, (iii) Third Party Purchase Options and (iv) other matters to which like properties are commonly subject, which matters referred to in clauses (i), (ii), (iii) and (iv) do not, individually or in the aggregate, materially interfere with the value of the Mortgaged Property, or do not materially interfere or restrict the current use or operation of the Mortgaged Property relating to the Mortgage Loan or do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the related Mortgage Loan.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any federal, state, county or municipal government or any political subdivision thereof.

“Plan”:  Any one of: (i)(A) an “employee benefit plan”, as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, or (B) a “plan”, as defined in Section 4975 of the Code, that is subject to the provisions of Section 4975 of the Code; or (ii) an entity whose underlying assets include assets of any such employee benefit plan or plan by reason of an investment in an entity by such employee benefit plan or plan.

“Principal Terms”: With respect to any Series: (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series; (iii) the interest rate to be paid with respect to such Series (or method for the determination thereof); (iv) the Mortgage Loans and Mortgaged Properties pledged to the Indenture Trustee in connection with such Series; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) the terms of any form of Series Enhancement with respect to such Series; (vii) the Legal Final Payment Date for the Series; and (viii) such other terms and provisions as may be specified in the Series Supplement with respect to the related Notes and the Collateral Pool.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Property Insurance Proceeds”: As defined in the Property Management Agreement.

“Property Management Agreement”:  The Property Management and Servicing Agreement, dated as of July 26, 2005, among the Issuer, Spirit Finance and the Back-Up Manager, as the same may be amended.

“Property Management Fee”:  As defined in the Property Management Agreement.

“Property Manager”:  As defined in the Property Management Agreement.

“Property Manager Additional Servicing Compensation”:  As defined in the Property Management Agreement.

“Property Protection Advances”:  As defined in the Property Management Agreement.

“Purchase and Sale Agreements”:  Any Purchase and Sale Agreement or Loan Sale Agreement among an Originator and the Issuer.

“Purchase Option Deficiency”:  As defined in the Property Management Agreement.

“Purchase Premium”:  As defined in the Property Management Agreement.

“Qualified Institutional Buyer”:  A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Substitute Mortgage Loan”: As defined in the Property Management Agreement.

“Qualified Substitute Mortgaged Property”:  As defined in the Property Management Agreement.

“Rated Final Payment Date”:  With respect to any Series of Notes, the date specified in the applicable Series Supplement.

“Rating Agency”:  With respect to any Series of Notes, each nationally recognized statistical rating organization that has been requested by the Issuer or any Co-Issuer to assign a rating to a Class of such Series.

“Rating Condition”:  With respect to any action or event or proposed action or event, will be satisfied upon the provision by each Rating Agency then rating any existing Series of Notes of confirmation in writing that such proposed action or event will not result in the downgrade, qualification or withdrawal of its then current ratings of Notes (without regard to any applicable Insurance Policy).

“Record Date”:  As to any Payment Date with respect to Book-Entry Notes, the Business Day immediately preceding such Payment Date.  As to any Payment Date with respect to Definitive Notes, the last Business Day of the prior calendar month or, in the case of the initial Payment Date for any Series, the applicable Series Closing Date.

“Regulated Substance”:  As defined in Section 10.07.

“Regulation S”:  Regulation S promulgated under the 1933 Act.

“Regulation S Global Note”:  As defined in Section 2.01(c).

“Reinvestment Yield”:  With respect to any Series, as defined in the applicable Series Supplement.

“Release Account”:  As defined in the Property Management Agreement.

“Requisite Global Majority”:  With respect to any action proposed to be taken pursuant to the terms of this Indenture, if (a) Controlling Parties representing more than 50% of the Aggregate Series Principal Balance shall approve or direct such proposed action and (b) unless Controlling Parties representing more than 66 2/3% of the Aggregate Series Principal

Balance approve or direct such proposed action, the Insurers (as to which no Insurer Default is continuing) shall approve or direct such proposed action.

“Resolution”:  A copy of a resolution of the board of directors of the Issuer certified by an Authorized Officer of the Issuer to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification.

“Responsible Officer”:  When used with respect to the Issuer Member and the Indenture Trustee, any officer of the Issuer Member or the Indenture Trustee, as the case may be (and, in the case of the Indenture Trustee, assigned to its Corporate Trust Services Group and customarily performing functions with respect to corporate trust matters),  and with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Restricted Global Note”:  As defined in Section 2.01(b).

“Restricted Note”:  A Restricted Global Note or a Definitive Note.

“Restricted Period”:  With respect to the Notes of any Series, the period of time to and including 40 days after the later of (a) the date upon which such Notes were first offered to any persons (other than distributors) in reliance upon Regulation S and (b) the applicable Series Closing Date.

“Rule 144A”:  Rule 144A promulgated under the 1933 Act.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Principal Payment”:  With respect to each Payment Date and each Series, an amount equal to the sum of (a) any unpaid Scheduled Principal Payment or portion thereof for such Series from any prior Payment Date plus (b) the product of (i) (A) the related Scheduled Series Balance for the prior Payment Date minus (B) the related Scheduled Series Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Aggregate Note Principal Balance of such Series immediately prior to such Payment Date, minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the related Scheduled Series Balance for the prior Payment Date.

“Scheduled Series Balance”:  With respect to any Payment Date and any Series, as defined in the applicable Series Supplement.

“SEC”:  The Securities and Exchange Commission.

“Series”: Any series of Notes issued pursuant to this Indenture.

“Series Account”: Any account described in a related Series Supplement as established in the name of the Indenture Trustee for the benefit of the related Noteholders.

“Series Available Amount”:  As defined in Section 2.11(b).

“Series Closing Date”: With respect to any Series, the closing date specified in the applicable Series Supplement.

“Series Enhancement”: The rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any interest rate swap agreement, interest rate cap agreement, reserve account, spread account, guaranteed rate agreement, letter of credit, surety bond, financial guaranty insurance, interest rate protection agreement or other similar agreement. Series Enhancement shall also refer to any agreements, instruments or documents governing the terms of the enhancements mentioned in the previous sentence or under which they are issued, where the context makes sense.  The subordination of any Class to another Class shall be deemed to be a Series Enhancement.

“Series Enhancer”: The Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the related Series Supplement) the Noteholders of any Series or Class which is subordinated to another Series or Class.

“Series Note”: Any one of the Notes with the same Series designation, executed by the Issuer and/or the applicable Co-Issuer and authenticated by or on behalf of the Indenture Trustee.

“Series Supplement”: With respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series under Section 2.04 hereof, including all amendments thereof and supplements thereto.

“Series Transaction Documents”: With respect to any Series of Notes, any and all of the related Series Supplement, any supplements or amendments to the Transaction Documents, documents related to each Series Enhancement, if any, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of such Series of Notes, as the same may from time to time be amended, modified, supplemented or renewed.

“Servicing Standard”:  As defined in the Property Management Agreement.

“Special Servicer”:  Spirit Finance or its successors and assigns.

“Special Servicer Additional Servicing Compensation”:  As defined in the Property Management Agreement.

“Special Servicing Fee”:  As defined in the Property Management Agreement.

“Specially Serviced Asset”:  As defined in the Property Management Agreement.

“Specially Serviced Lease”:  As defined in the Property Management Agreement.

“Specially Serviced Mortgage Loan”:  As defined in the Property Management Agreement.

“Spirit Finance”:  Spirit Finance Corporation, a Maryland corporation, and its successors and assigns.

“Sub-Management Agreement”:  As defined in the Property Management Agreement.

“Sub-Manager”:  As defined in the Property Management Agreement.

“Successor Person”:  As defined in Section 9.08(a)(i).

“Sweep Period”:  Any period: (a) commencing on the Determination Date, if any, on which the Current Cashflow Coverage Ratio is between 1.25 and 1.10; and (b) continuing until the Current Cashflow Coverage Ratio is greater than 1.25 for each of three consecutive Determination Dates.

“Tax Opinion”:  An opinion of Independent counsel that a contemplated action will not cause a U.S. federal income tax to be imposed on the Issuer or any Person having an Ownership Interest in the Notes of any Series.

“Taxes”:  As defined in Section 9.03(a).

“Temporary Regulation S Global Note”:  As defined in Section 2.01(b).

“Tenant”:  With respect to each Lease, the tenant under such Lease and any successor or assign thereof.

“Third Party Purchase Option”: As defined in the Property Management Agreement.

“Third Party Purchase Price”:  As defined in the Property Management Agreement.

“Total Debt Service”:  With respect to any Determination Date, the sum of (i) the Scheduled Principal Payment and Note Interest with respect to all Classes of Notes (in each case, less any scheduled principal payment due on the applicable Legal Final Payment Date), (ii) the aggregate Insurer Premiums, (iii) the Property Management Fee, (iv) the Special Servicing Fee, if any, (v) the accrued but unpaid Collateral Agent Fee, (vi) the Back-Up Fee, (vii) any net payment due from the Issuer under any applicable Hedge Agreements for the related Payment Date (other than default termination payments) and (viii) the Indenture Trustee Fee, each as accrued during the Collection Period ending on such Determination Date.

“Transaction Documents”:  This Indenture, the Property Management Agreement, the Insurance Agreements, the Hedge Agreements, the Purchase and Sale Agreements, the LLC Agreement, each Account Control Agreement, the Environmental

Indemnity Agreement, the Performance Undertaking, the organizational documents of the Issuer and other Series Transaction Documents specified in the related Series Supplement.

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Note.

“Treasury Regulations”:  Temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuer) of the United States Department of the Treasury.

“Trustee Report”:  As defined in Section 6.01(a).

“UCC”:  The Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCC Financing Statement”:  A financing statement executed and in form sufficient for filing pursuant to the UCC, as in effect in the relevant jurisdiction.

“Unscheduled Principal Payment”:  On any Payment Date, the sum of (a) the Unscheduled Proceeds deposited into the Collection Account for such Payment Date plus (b) any Purchase Option Deficiency from such Collection Period, together with any unpaid Purchase Option Deficiency from any prior Payment Date.

“Unscheduled Proceeds”:  As defined in the Property Management Agreement.

“U.S. Person”:  As defined in Regulation S.

“Workout Fee”:  As defined in the Property Management Agreement.

Section 1.02           Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;

(3)           the word “including” shall be construed to be followed by the words “without limitation”;

(4)           article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(5)           the definition of or any reference to any agreement, document or instrument herein shall be construed as referring to such agreement, document or instrument as from time to time amended, restated, supplemented or otherwise modified;

(6)           references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof, shall refer to such law, constitution, statute, treaty, regulation, rule or ordinance as amended from time to time, and shall include any successor thereto;

(7)           references herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(8)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(9)           the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires.

ARTICLE II

THE NOTES

Section 2.01           Forms; Denominations.

(a)         The Notes shall be designated as the “Spirit Master Funding, LLC, Net-Lease Mortgage Notes”.  The Notes may be issued with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon consistently herewith, as determined by the officers executing such Notes, as evidenced by their execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The number of Series of Notes which may be created by this Indenture is not limited.

(b)           The Notes of each Class, upon original issuance, shall be issued as Book-Entry Notes in substantially the form of (i) a global note without interest coupons representing the Notes of such Class sold to Qualified Institutional Buyers, in substantially the form of Exhibit A-1 hereto, with such legends as may be set forth in such exhibit (the “Restricted Global Note”), and (ii) a temporary global note without interest coupons representing the Notes of such Class sold in “offshore transactions” (within the meaning of Regulation S) to non-U.S. Persons in reliance on Regulation S, in substantially the form of Exhibit A-2 hereto, with such applicable legends as may be set forth in such exhibit (the “Temporary Regulation S Global

Note”).  Each Class of Notes will be issuable only in denominations of not less than $50,000 and in integral multiples of $1 in excess thereof or as otherwise specified in the applicable Series Supplement.  Each Note will be registered on issuance in the names of the initial Noteholders thereof.

(c)           After such time as the Restricted Period shall have terminated, and subject to the receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-4 hereto (subject to Section 12.03 hereof), beneficial interests in a Temporary Regulation S Global Note may be exchanged for an equal aggregate principal amount of beneficial interest in a permanent global note without interest coupons (a “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”), substantially in the form of Exhibit A-2 hereto, with such applicable legends as may be set forth in such exhibit.  Upon any exchange of any beneficial interest in a Temporary Regulation S Global Note for a beneficial interest in a Permanent Regulation S Global Note, (i) such Temporary Regulation S Global Note shall be endorsed by the Indenture Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such Temporary Regulation S Global Note shall be reduced for all purposes by the amount so exchanged and endorsed and (ii) such Permanent Regulation S Global Note shall be endorsed by the Indenture Trustee to reflect the increase of the principal amount evidenced thereby, whereupon the principal amount of such Permanent Regulation S Global Note shall be increased for all purposes by the amount so exchanged and endorsed.

(d)        Each Restricted Global Note will be deposited with the Book-Entry Custodian and registered in the name of the Depository or a nominee thereof.  Each Regulation S Global Note will be deposited with the Book-Entry Custodian and registered in the name of the Depository or a nominee thereof for the accounts of Clearstream Banking, société anonyme, or its successors, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successors.

Section 2.02           Execution, Authentication, Delivery and Dating.

(a)         The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Authorized Officer of the Issuer.  Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.  No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  All Notes shall be dated the date of their authentication.

(b)        At the election of the Indenture Trustee, the Indenture Trustee may appoint one or more agents (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Sections 2.05 and 2.07, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of such Notes “by the Indenture Trustee.”  The Indenture Trustee shall be the initial Authenticating Agent.

Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer.  The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer.  Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may promptly appoint a successor Authenticating Agent, give written notice of such appointment to the Issuer and give notice of such appointment to the Noteholders.  Upon the resignation or termination of the Authenticating Agent and prior to the appointment of a successor, the Indenture Trustee shall act as Authenticating Agent.

Each Authenticating Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as if it were the Indenture Trustee.

(c)         The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an aggregate amount equal to the initial Note Principal Balance for each such Class as set forth in the applicable Series Supplement.

Section 2.03           Certification of Receipt of the Collateral.

(a)         The Indenture Trustee, by its execution and delivery of this Indenture, acknowledges receipt by it of all assets Granted to it and included in the Collateral Pool, in good faith and without notice of any adverse claim, and declares that it holds and will hold such assets on behalf of the present and future Noteholders of all Series and the Insurers.

(b)        The Indenture Trustee shall not be under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans, Mortgaged Properties and Leases delivered to it or to the Custodian to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

Section 2.04           The Notes Generally; New Issuances.

(a)         Each Note of a particular Class shall rank pari passu with each other Note of such Class and be equally and ratably secured by the Collateral included in the Collateral Pool.  All Notes of a particular Class shall be substantially identical except as to denominations and as expressly permitted in this Indenture.

(b)        This Indenture, together with the related Mortgages, shall evidence a continuing lien on and security interest in the Collateral Granted hereunder or subsequently included in the Collateral Pool to secure the full payment of the principal, interest and other amounts on the Notes of all Series and all amounts owed to the Insurers, which shall in all respects be equally and ratably secured hereby for payment as provided herein, and without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes of any Class with respect to any Series.

(c)         Pursuant to one or more Series Supplements, the Issuer and any Co-Issuer may, from time to time, direct the Indenture Trustee, on behalf of the Issuer and such Co-Issuer, to issue one or more new Series of Notes (a “New Issuance”). The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction on account of the actual time of the authentication and delivery or Final Payment Date of any such Notes, all in accordance with the terms and provisions of this Indenture and each Series Supplement.

On or before the Series Closing Date relating to any New Issuance, the parties hereto and any applicable Co-Issuer shall execute and deliver a Series Supplement which shall specify the Principal Terms with respect to such Series.  The Indenture Trustee shall execute the Series Supplement, the Issuer and any applicable Co-Issuer shall execute the Notes of such Series and the Notes of such Series shall be delivered to the Indenture Trustee for authentication and delivery.

(d)        The issuance of the first Series of Notes (which Series shall be issued pursuant to a Series Supplement dated as of the date hereof) shall be subject to the satisfaction of the following conditions:

(i)            receipt by the Indenture Trustee of an Issuer Order authorizing the execution and authentication of such Notes;

(ii)           receipt by the Indenture Trustee of the Transaction Documents and the related Series Transaction Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any breach or waiver;

(iii)          all Lease Files and Loan Files with respect to the Collateral Pool, as set forth herein, shall have been delivered to the Indenture Trustee or the Custodian together with all UCC Financing Statements, documents of similar import in other jurisdictions, and other documents reasonably necessary to perfect the Indenture Trustee’s security interest in such Collateral for the benefit of the Noteholders of all Series;

(iv)          receipt by the Indenture Trustee of Opinions of Counsel, (w) relating to the perfection and priority of the Indenture Trustee’s security interest, (x) relating to the consolidation of the assets and liabilities of the Issuer in a bankruptcy proceeding that involves the applicable Originators, the Issuer or Spirit Finance, (y) relating to the “true sale” of the Mortgage Loans and the Mortgaged Properties included in the Collateral Pool to the Issuer as of the Initial Closing Date and (z) relating to the characterization of the particular Class of Notes indicated in the related Series Supplement as debt for U.S. federal income tax purposes; and

(v)           receipt by the Indenture Trustee of copies of letters signed by each applicable Rating Agency confirming that each Class of Notes has been given the ratings as indicated in the related Series Supplement.

(e)         The issuance of the Notes of any Series other than pursuant to Section 2.04(d) above shall be subject to the satisfaction of the following conditions:

(i)            receipt of an applicable initial custodial certification, as provided for in the Custodial Agreement;

(ii)           receipt by the Indenture Trustee of an Issuer Order authorizing the execution and authentication of such Notes;

(iii)          if required by the related Series Supplement, delivery to the Indenture Trustee of the form of any Series Enhancement and all accompanying agreements with respect thereto;

(iv)          satisfaction of the Rating Condition;

(v)           receipt by the Indenture Trustee and each Insurer of an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, such New Issuance (x) will not adversely affect the characterization of the Class of Notes of any outstanding Series that was characterized as debt for U.S. federal income tax purposes, as of the applicable Series Closing Date, (y) will not cause the Issuer to be treated as an association, a publicly-traded partnership or a taxable mortgage pool taxable as a corporation, for U.S. federal income tax purposes, and (z) will not cause or constitute an event in which any U.S. federal income tax gain or loss would be recognized by any Noteholder or the Issuer;

(vi)          receipt by the Indenture Trustee and each Insurer of Opinions of Counsel, (w) relating to the perfection and priority of the Indenture Trustee’s security interest, (x) relating to the consolidation of the assets and liabilities of the Issuer in a bankruptcy proceeding that involves the applicable Originators, the Issuer or Spirit Finance, (y) relating to the “true sale” of the Collateral included in the Collateral Pool (including any Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties pledged by the applicable Co-Issuer) to the Issuer and the applicable Co-Issuer on the related Series Closing Date and (z) relating to the characterization of the particular Class of Notes indicated in the related Series Supplement as debt for U.S. federal income tax purposes;

(vii)         receipt by the Indenture Trustee of copies of letters signed by each applicable Rating Agency confirming that each Class of Notes has been given the ratings as indicated in the related Series Supplement;

(viii)        the applicable Co-Issuer has delivered an Opinion of Counsel to the Indenture Trustee, dated the applicable Series Closing Date, to the effect that such Co-Issuer is a special purpose, bankruptcy-remote entity;

(ix)           receipt by the Indenture Trustee of the written consent of each of the Insurers to such New Issuance; and

(x)            such issuance shall not result in the occurrence of an Event of Default and the Issuer has delivered to the Indenture Trustee and each Insurer an Officer’s Certificate, dated the applicable Series Closing Date (upon which the Indenture Trustee shall be entitled to conclusively rely), to the effect that (1) based on the facts known to the Person executing such Officer’s Certificate, the Issuer reasonably believes that no uncured Event of Default is continuing at the time of such issuance and that such issuance shall not result in the occurrence of an Event of Default and (2) all conditions precedent to such execution, authentication and delivery have been satisfied.

Section 2.05           Registration of Transfer and Exchange of Notes.

(a)         At all times during the term of this Indenture, there shall be maintained at the office of the Note Registrar a “Note Register” in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.  The offices of the Note Registrar shall be initially located (as of the Initial Closing Date) at (i) solely for purposes of the transfer, surrender or exchange of Notes, 111 Wall Street, 15th Floor Window, New York, New York 10005 and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, or at such other address as the Indenture Trustee or Note Registrar may designate from time to time.  The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as “Note Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.  The Indenture Trustee may appoint, by a written instrument delivered to the Issuer, any other bank or trust company to act as Note Registrar under such conditions as the predecessor Indenture Trustee may prescribe; provided, that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.  If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor’s duties as Note Registrar.  The Issuer, the Property Manager, the Special Servicer, the Back-Up Manager and the Indenture Trustee shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.  Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder with a list of the other Noteholders of record identified in the Note Register at the time of the request.

(b)        No Transfer of any Note or interest therein shall be made unless that Transfer is made pursuant to an effective registration statement under the 1933 Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  No purported Transfer of any interest in any Note or any portion thereof which is not made in accordance with this Section 2.05 shall be given effect by or be binding upon the Indenture Trustee and any such purported transfer shall be null and void ab initio and vest in the transferee no rights against the Collateral Pool or the Indenture Trustee.

Neither the Issuer nor any other person shall be obligated to register or qualify any Notes under the 1933 Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.

By its acceptance of a Note or an Ownership Interest therein, each Holder and Note Owner, respectively, will be deemed to have represented and agreed that the Transfer thereof is restricted and agrees that it shall Transfer such Note or Ownership Interest only in accordance with the terms of this Indenture and such Note (including the legends applicable thereto) and in compliance with applicable law.

(c)         A Noteholder or Note Owner may Transfer a Book-Entry Note or Ownership Interest therein only in accordance with the following provisions:

(i)            No Transfer of any Book-Entry Note or an Ownership Interest therein shall be made unless such Transfer is made to a Qualified Institutional Buyer in reliance on Rule 144A or in an “offshore transactions” (within the meaning of Regulation S) to a non-U.S. Person in reliance on Regulation S, and pursuant to exemption, registration or qualification under applicable state securities  laws.  The Indenture Trustee shall be entitled to rely upon the representations made by each transferee pursuant to this Section 2.05, and shall have no duty to undertake any investigation or verify that any transfer satisfies the requirements of this paragraph.

(ii)           Restricted Global Note to Regulation S Global Note during Restricted Period.  If a Holder of or a Note Owner with respect to a Restricted Global Note wishes at any time during the Restricted Period to Transfer such Restricted Global Note or an Ownership Interest therein to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note or an Ownership Interest therein, such Holder or Note Owner may, subject to the provisions of this Section 2.05, Transfer such Note or Ownership Interest for a Regulation S Global Note of the same Series and Class or an Ownership Interest therein with an equivalent principal amount.  Upon receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-2 (subject to Section 12.03 hereof) given by the transferee of such Note or Ownership Interest (stating that such transferee is a non-U.S. Person and the Transfer of such interest has been made in compliance with the transfer restrictions applicable to such Notes and in accordance with Regulation S), the Indenture Trustee shall cancel the Restricted Global Note so transferred (or reduce the principal amount of the Notes evidenced thereby), the Issuer shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Regulation S Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Regulation S Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Restricted Global Note so transferred.

(iii)          Restricted Global Note to Regulation S Global Note after the Expiration of Restricted Period.  If a Holder of or a Note Owner with respect to a Restricted Global Note wishes at any time after the expiration of the Restricted Period to Transfer such Restricted Global Note or an Ownership Interest therein to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note or an Ownership Interest therein, such Noteholder or Note Owner may, subject to provisions of this Section 2.05, Transfer such Note or an Ownership Interest therein for a Regulation S Global Note of the same Series and Class or an Ownership Interest therein with an equivalent principal amount.  Upon receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-3 (subject to Section 12.03 hereof) given by the transferee stating that the Transfer of such interest has been made in compliance with the transfer restrictions applicable to such Notes and pursuant to and in accordance with Regulation S, the Indenture Trustee shall cancel the Restricted Global Note so transferred (or reduce the principal amount of the Notes evidenced thereby) and the Issuer shall, concurrently with such cancellation (or reduction),issue and the Indenture Trustee shall cause to be authenticated to the transferee a Regulation S Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Regulation S Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Restricted Global Note so transferred.

(iv)          Regulation S Global Note to Restricted Global Note.  If a Holder of or a Note Owner with respect to a Regulation S Global Note wishes at any time to transfer its Note or an Ownership Interest therein to a Qualified Institutional Buyer who wishes to take delivery thereof in the form of a Restricted Global Note or an Ownership Interest therein, such Noteholder or Note Owner may, subject to the provisions of this Section 2.05, Transfer such interest for a Restricted Global Note of the same Series and Class or an Ownership Interest therein in an equivalent principal amount.  Upon receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-1 (subject to Section 12.03 hereof) given by the transferee and stating that such transferee is a Qualified Institutional Buyer and is obtaining such Restricted Global Note or Ownership Interest therein in a transaction meeting the requirements of Rule 144A, the Indenture Trustee shall cancel the Regulation S Global Note so transferred (or reduce the principal amount of the Notes evidenced thereby) and the Issuer shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Restricted Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Restricted Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Regulation S Global Note so transferred.

(v)           Transfer of Ownership Interests in Book-Entry Notes.  Ownership Interests in Book-Entry Notes shall be transferred in accordance with the rules and procedures of the Depository and the Depository Participants, including, with respect to

Regulation S Global Notes, Clearstream Banking, société anonyme, or its successors, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successors.

(d)        If any Transfer of a Note or an Ownership Interest therein is to be held by the related transferee in the form of a Definitive Note, then the Note Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) an executed transferor certificate from the transferor substantially in the form attached as Exhibit C-1 (subject to Section 12.03 hereof), and (B) an executed transferee certificate from the prospective transferee substantially in the form attached as Exhibit C-2 (subject to Section 12.03 hereof).  If any such transfer of a Note or Ownership Interest held by the related transferor and also to be held by the related transferee in the form of a Book-Entry Note is to be made without registration under the 1933 Act, the transferor will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-1 in respect of such Note and the transferee will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-2 in respect of such Note, in each case as if such Note were evidenced by a Definitive Note.

(e)         If a Person is acquiring any Note as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Note Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b) and (c) of this Section 2.05.

(f)         Subject to the preceding provisions of this Section 2.05, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute, and the Indenture Trustee shall cause to be authenticated and delivered, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class of a like Percentage Interest.

(g)        At the option of any Holder, its Notes may be exchanged for other Notes of authorized denominations of the same Series and Class of a like Percentage Interest upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall cause to be authenticated and delivered the Notes which the Noteholder making the exchange is entitled to receive.

(h)        Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(i)          No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(j)          All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its customary procedures.

(k)         The Note Registrar or the Indenture Trustee shall provide to the Issuer upon reasonable written request and at the expense of the requesting party, a current copy of the Note Register.

(l)          Each transferee of a Note or an Ownership Interest therein will be deemed to have represented, warranted and agreed that either (A) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with assets of, a Plan or (B)(i) such Note is rated investment grade or better as of the date of the purchase, (ii) it believes that such Note is properly treated as indebtedness without substantial equity features for purposes of ERISA and the regulations thereunder and agrees to so treat such Note and (iii) its acquisition and holding of such Note will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law).  Alternatively, regardless of the rating of the Note, a prospective transferee of the Note or any interest therein who is a trustee of such Plan or is acting on behalf of such Plan, or using Plan Assets of such Plan to effect such transfer, may provide the Note Registrar an opinion of counsel satisfactory to the Note Registrar, which opinion will not be at the expense of the Issuer, the Property Manager, the Support Provider, the Indenture Trustee, the Collateral Agent or the Note Registrar, that the purchase, holding and transfer of such Note or interests therein are permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or other materially similar applicable law) and will not subject the Issuer, the Property Manager, the Support Provider, the Indenture Trustee or  the Collateral Agent to any obligation in addition to those undertaken in the Indenture.

Section 2.06           Book-Entry Notes.

(a)         The Book-Entry Notes of each Series shall be delivered as one or more Notes held by the Book-Entry Custodian or, if appointed to hold such Notes as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided in Section 2.06(c) below, transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depository that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein.  Except as provided in Section 2.06(c) below, such Note Owners shall hold and transfer their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depository and, except as provided in Section 2.06(c) below, shall not be entitled to definitive, fully registered Notes (“Definitive Notes”) in respect of such Ownership Interests.  All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes to be held by the related transferees as Book-Entry Notes shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Note Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such.  Neither the Indenture Trustee nor the Note Registrar shall have any responsibility to monitor or restrict the transfer of any Book-Entry Note transferable through the book-entry facilities of the Depository.  The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Issuer, the Property Manager and Special Servicer, and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe; provided, that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository.  If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

(b)        The Issuer, the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and the Note Registrar may for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depository as the Noteholder and the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder.  The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depository Participants and brokerage firms representing such Note Owners.  Multiple requests and directions from, and votes of, the Depository as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners.  The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depository of such record date.

(c)         If (i) the Issuer advises the Indenture Trustee and the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes (or any portion thereof), and (ii) the Issuer is unable to locate a qualified successor, the Note Registrar shall notify all affected Note Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same.  Upon surrender to the Note Registrar of the Book-Entry Notes (or any portion thereof) by the Book-Entry Custodian or the Depository, as applicable, and the delivery of registration instructions from the Depository for registration of transfer, the Issuer shall execute, and the Indenture Trustee shall cause to be authenticated and delivered, the Definitive Notes in respect of such Notes to the Note Owners identified in such instructions.  None of the Issuer, the Indenture Trustee, the Collateral Agent, the Property Manager, the Special Servicer, the Back-Up Manager or the Note Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(d)        Upon the issuance of Definitive Notes, for purposes of evidencing ownership of any Notes formerly held as Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive, payments on, to exercise voting and consent rights with respect to, and to transfer and exchange such Definitive Notes.

(e)         The Issuer shall provide an adequate inventory of Definitive Notes of each Class of each Series to the Indenture Trustee.

Section 2.07           Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee shall cause to be authenticated and delivered, in exchange therefor, a new Note of the same Series, Class and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof, and (ii) indemnity as may be reasonably required by them to hold each of them and any of their agents harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Indenture Trustee shall cause to be authenticated and delivered, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Series, Class, tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 2.07, the Issuer, the Indenture Trustee and the Note Registrar may require the payment by the Noteholder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Authenticating Agent and the Indenture Trustee) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of its Class and Series duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08           Noteholder Lists.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders of each Series, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar.  Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder at such Noteholder’s expense with a list of the Noteholders of record identified in the Note Register at the time of the request.  Every Noteholder, by receiving such access, or by receiving a Note or an interest therein, agrees with the Note Registrar that the Note Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.

Section 2.09           Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any of their agents, may treat the Person in whose name a Note is registered as the owner of such Note as of the related Record Date for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and for all other purposes, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

Section 2.10           Payment Account.

(a)         On or prior to the date hereof, the Indenture Trustee shall establish and maintain one or more segregated trust accounts (collectively, the “Payment Account”) at Citibank, N.A. (or such other financial institution as necessary to ensure that the Payment Account is at all times an Eligible Account or a sub-account of an Eligible Account, in each case subject to an Account Control Agreement) in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders, the Insurers and the Issuer as their interests may appear.  On each Remittance Date, the Indenture Trustee shall deposit or cause to be deposited in the Payment Account, pursuant to the written direction of the Property Manager to the extent applicable, the Available Amount for such Payment Date.  Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Payment Account.  Funds in the Payment Account shall not be commingled with any other moneys.  All moneys deposited from time to time in the Payment Account shall be held by and under the control of the Indenture Trustee in the Payment Account for the benefit of the Noteholders, the Insurers and the Issuer as herein provided.

(b)        Amounts in the Payment Account shall be held uninvested.

(c)         The Indenture Trustee is authorized to make withdrawals from the Payment Account (the order set forth hereafter in this subsection (c) not constituting an order of priority for such withdrawals) to make payments on the Notes and to other parties as set forth in the priorities of payments pursuant to Section 2.11(b) of this Indenture, to the applicable Hedge Counterparties, to the Insurers and to the Issuer as provided in Section 2.11 hereof, pursuant to the written direction of the Property Manager to the extent applicable.

(d)        Upon the satisfaction and discharge of this Indenture pursuant to Section 3.01 hereof, the Indenture Trustee shall pay to the Issuer and any applicable Co-Issuer, as their interests may appear, all amounts, if any, held by it remaining as part of the Collateral Pool, pursuant to the written direction of the Property Manager to the extent applicable.

Section 2.11           Payments on the Notes.

(a)         Subject to Section 2.11(b), the Issuer agrees to pay

(i)            on each Payment Date prior to the Legal Final Payment Date for the Classes of each Series of Notes (but only to the extent of the Available Amount pursuant to Section 2.11(b) of this Indenture, in the case of payments of principal), interest on and principal of such Notes in the amounts and in accordance with the priorities set forth in Section 2.11(b); and

(ii)           on the Legal Final Payment Date for the Classes of each Series of Notes, the entire applicable Aggregate Note Principal Balance, together with all accrued and unpaid interest thereon.

Amounts properly withheld under the Code by any Person from a payment to any Holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note as provided in Section 2.11(b), shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b)        With respect to each Payment Date, any interest, principal and other amounts payable on the Notes shall be paid to the Person that is the registered holder thereof at the close of business on the related Record Date; provided, however, that interest, principal and other amounts payable at the Final Payment Date of any Note shall be payable only against surrender thereof at the Indenture Trustee’s Office or such other address as may be specified in the notice of final payment.  Payments of interest, principal and other amounts on the Notes shall be made on the applicable Payment Date other than the Final Payment Date, subject to applicable laws and regulations, by wire transfer to such account as such Noteholder shall designate by written instruction received by the Indenture Trustee not later than the Record Date related to the applicable Payment Date or otherwise by check mailed on or before the Payment Date to the Person entitled thereto at such Person’s address appearing on the Note Register as of the related Record Date.  The Indenture Trustee shall pay each Note in whole or in part, pursuant to the written direction of the Property Manager to the extent applicable, as provided herein on its Final Payment Date in immediately available funds from funds in the Payment Account as promptly as possible after presentation to the Indenture Trustee of such Note at the Indenture Trustee’s Office, but in no event later than the next Business Day after the day of such presentation.  If presentation is made after 3:30 p.m., New York City time, on any day, such presentation shall be deemed to have been made on the immediately succeeding Business Day.

Each payment with respect to a Book-Entry Note shall be paid to the Depository, as holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such payments to the related Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the related Note Owners that it represents.  None of the parties hereto shall have any responsibility therefor except as otherwise provided by this

Indenture or applicable law.  The Issuer and the Indenture Trustee shall perform their respective obligations under each Letter of Representations.

Except as provided in the following sentence, if a Note is issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note.  Interest, principal and other amounts payable on any Note issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on the Record Date immediately preceding the Final Payment Date for such Notes and ending on the Final Payment Date for such Notes, shall be payable to the Person that surrenders the new Note as provided in this Section 2.11(b).

All payments of interest, principal and other amounts made with respect to the Notes of a Class of any Series will be allocated pro rata among the Outstanding Notes of such Class based on the related Note Principal Balance.

If any Note on which the final payment was due is not presented for payment on its Final Payment Date, then the Indenture Trustee shall set aside such payment in a segregated, non-interest bearing account (and shall remain uninvested) separate from the Payment Account (but which may be a sub-account thereof) but which constitutes an Eligible Account (or a sub-account of an Eligible Account), and the Indenture Trustee and the Issuer shall act in accordance with Section 5.10 in respect of the unclaimed funds.

On each Payment Date, the Available Amount for such Payment Date will be applied by the Indenture Trustee, pursuant to the written direction of the Property Manager to the extent applicable, first to pay the following expenses of the Issuer related to the Collateral Pool (collectively, “Collateral Pool Expenses”) as follows:

(1)           to the extent not withdrawn from the Collection Account by the Property Manager on or prior to the applicable Remittance Date in accordance with the Property Management Agreement, from amounts received with respect to any Mortgage Loan or Mortgaged Property: first, to the Property Manager or the Back-Up Manager, as applicable, reimbursement for unreimbursed Property Protection Advances (plus interest thereon) with respect to such Mortgage Loan or Mortgaged Property; and second, to the Special Servicer, any earned and unpaid Special Servicing Fee, Liquidation Fees and Workout Fees with respect to such Mortgage Loan or Mortgaged Property, if applicable; and

(2)           to the extent not withdrawn from the Collection Account by the Property Manager on or prior to the applicable Remittance Date in accordance with the Property Management Agreement, on a pro rata basis, (I) to the Indenture Trustee, the earned and unpaid Indenture Trustee Fees, (II) to the Collateral Agent, the earned and unpaid Collateral Agent Fee, (III) to the Property Manager, the earned and unpaid Property Management Fee, (IV) to the extent not already paid pursuant to clause (1) above, to the Special Servicer, any earned and unpaid

Special Servicing Fees, (V) to the Back-Up Manager, the Back-Up Fee, (VI) to the parties entitled thereto, the amount of any Issuer Expenses (not to exceed the Issuer Expense Cap, unless an Event of Default resulting in the acceleration of the Notes has occurred and is then continuing, in which case, such limit will not apply), (VII) to the Back-Up Manager and the Property Manager, as applicable, reimbursement for Nonrecoverable Property Protection Advances (plus interest thereon) and (VIII) (a) first, to the Indenture Trustee and (b) second, to the relevant party, the amount of Extraordinary Expenses (other than any amounts owed by the Issuer under the Environmental Indemnity Agreement) not already reimbursed in sub-clauses (I) through (VII) (not to exceed the Extraordinary Expense Cap, unless an Event of Default resulting in the acceleration of the Notes has occurred and is then continuing, in which case, such limit will not apply and indemnities due to the Issuer or any Control Person, member, manager, officer, employee or agent of the Issuer, other than any such party in connection with its role as Property Manager or Special Servicer, will be payable only after payments due to the Noteholders pursuant to the allocation of the Series Available Amount below).

The Available Amount remaining on any Payment Date after payment of Collateral Pool Expenses will be allocated among each Series in the following manner and priority (the aggregate amount allocated to any Series pursuant to clauses (1) through (8) below, as applicable, the “Series Available Amount”):

(1)           pro rata, to each Series based on any and all amounts due on such Payment Date for each Series in respect of amounts due to the each Insurer in respect of any earned and unpaid Insurer Premiums;

(2)           pro rata, to each Series based on any and all amounts due on such Payment Date for each Series in respect of the aggregate Note Interest on the Notes plus any unpaid Note Interest from any prior Payment Date, together with interest thereon at the rates applicable to such Notes, in each case, plus or minus, as applicable, any net payment due or proceeds received for such Payment Date from any Hedge Agreements;

(3)           so long as no Early Amortization Event has occurred and is continuing, sequentially:

a.             pro rata, to each Series based on any and all amounts due on such Payment Date for each Series in respect of Scheduled Principal Payments on the Notes; and

b.             pro rata, to each Series in respect of principal, based on the related Aggregate Note Principal Balance, in each case after application of the allocations described in clause (3)(a) above, the Unscheduled Principal Payment for such Payment Date, if any;

(4)           during the continuance of an Early Amortization Event, pro rata, to each Series in respect of principal of the related Notes based on the applicable Aggregate Note Principal Balance, in each case until such Aggregate Note Principal Balance has been reduced to zero;

(5)           if a Sweep Period is in effect and no Early Amortization Event has otherwise occurred and is continuing, to the Cashflow Coverage Reserve Account, up to (a) the amount that would be required to be added to the Monthly Loan Payments and the Monthly Lease Payments received during the prior Collection Period to achieve a Cashflow Coverage Ratio of 1.25 on the applicable Determination Date, plus (b) the aggregate shortfalls, if any, of the amount that should have been deposited into the Cashflow Coverage Reserve Account on any prior Payment Date;

(6)           to the Insurers, any and all amounts due on such Payment Date to each of the Insurers (under the applicable Insurance Policies and Insurance Agreements) not paid pursuant to the allocation described in clause (1) above, pro rata, based on such amounts due to the Insurers;

(7)           to any Hedge Counterparty, any and all amounts (including any default termination payments) due on such Payment Date to such Hedge Counterparty not paid pursuant to the allocation described in clause (2) above, pro rata, based on such amounts due to such Hedge Counterparty; and

(8)           to each Series, pro rata, based on any and all amounts due on such Payment Date for such Series in respect of Make Whole Payments, if any, on the Notes and any unpaid Make Whole Payments from any prior Payment Date.

On each Payment Date, the Indenture Trustee will apply and will pay the Series Available Amount with respect to each Series for such Payment Date for the purposes and in the order of priority indicated in the related Series Supplement.  The Available Amount remaining on any Payment Date after the allocations described above shall be applied first, to the payment of Collateral Pool Expense not paid from the Available Amount in accordance with the foregoing allocations, and second, amounts owed by the Issuer under the Environmental Indemnity Agreement, and third, to the Issuer or, at the option of the Issuer, to the Release Account.  The Requisite Global Majority may waive the occurrence of an Early Amortization Event (other than with respect to the occurrence of an Early Amortization Event triggered by a draw made under an Insurance Policy).  In the event an Early Amortization Event is triggered by a draw made under an Insurance Policy, only the related Insurer shall have the right to waive such Early Amortization Event.

The Notes are nonrecourse obligations solely of the Issuer and any applicable Co-Issuer and will be payable only from the Collateral included in the Collateral Pool and the proceeds of the Insurance Policies, as applicable.  Each Noteholder and Note Owner will be deemed to have agreed that they have no rights or claims against the Issuer directly and may only look to the Collateral Pool and the Insurance Policies, as applicable, to satisfy the Issuer’s obligations hereunder.  Each Noteholder and Note Owner will be deemed to have agreed, by its acceptance of its Note or its Ownership Interest therein, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer and any applicable Co-Issuer for a period of two years and 31 days following payment in full of the Notes of all Series. Notwithstanding the provisions of this Section 2.11(b), the Issuer may, subject to Section 9.06, at any time advance funds to the Indenture Trustee for the purpose of allowing the Indenture Trustee to make required payments on the Notes (“Issuer Advances”) without right of reimbursement.

(c)         In connection with making any payments pursuant to Section 2.11(b), the Indenture Trustee shall make available to the Issuer and each Insurer on the related Payment Date via the Indenture Trustee’s internet website specified in Section 6.01(a), a written statement detailing the amounts so paid; provided, that if such information is not so available on the Indenture Trustee’s internet website for any reason, the Indenture Trustee shall provide the Issuer and each Insurer with such written statement by facsimile transmission, confirmed in writing by first class mail or overnight courier.

Section 2.12           Final Payment Notice.

(a)         Notice of final payment under Section 2.11(b) shall be given by the Indenture Trustee as soon as practicable, but not later than two Business Days prior to the Final Payment Date for a Class of any Series, to each Noteholder of such Series as of the close of business on the Record Date preceding the Final Payment Date at such Noteholder’s address appearing in the Note Register and to each Rating Agency, any applicable Insurer and the Issuer.

(b)        All notices of final payment in respect of a Class of Notes of any Series shall state (i) the Final Payment Date for such Notes, (ii) the amount of the final payment for such Notes and (iii) the place where such Notes are to be surrendered for payment.

(c)         Notice of final payment of a Class of Notes of any Series shall be given by the Indenture Trustee in the name and at the expense of the Indenture Trustee.  Failure to give notice of final payment, or any defect therein, to any Noteholder shall not impair or affect the validity of the final payment of any other Note.

Section 2.13           Compliance with Withholding Requirements.

Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all Federal withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code.  The consent of Noteholders shall not be required for any such withholding.

Section 2.14           Cancellation.

The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar.

All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar.  All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

Section 2.15           The Insurance Policies.

(a)         (i) If, as of 3:00 p.m. New York City time on the fourth Business Day prior to any Payment Date, the Indenture Trustee has received the Determination Date Report, or such information as is necessary for the Indenture Trustee to determine whether a claim will be required (and if so, the amount of such claim) under any Insurance Policy, from the Property Manager, it will determine whether the Series Available Amount that is to be distributed on such Payment Date with respect to any Series of Notes pursuant to (and subject to the priorities set forth in) Section 2.11(b) hereof will be sufficient to pay applicable Insured Obligations on such Payment Date (any shortfall, a “Deficiency”).  If the Indenture Trustee determines there will be a Deficiency, the Indenture Trustee shall by 12:00 p.m. on the second Business Day immediately prior to such Payment Date make a claim under the applicable Insurance Policy for the amount of the Deficiency for such Payment Date pursuant to the terms of such Insurance Policy.

(ii)           If the Indenture Trustee has been notified by a Noteholder that a preference amount exists with respect to any Noteholder, the Indenture Trustee shall, after receiving all documents required under the applicable Insurance Policy to be delivered in connection with such a preference amount, make a claim under the Insurance Policy for such a preference amount pursuant to the terms of such Insurance Policy.

(iii)          An Insurer may elect, at its sole option, pursuant to this Indenture, the applicable Insurance Policy and the applicable Insurance Agreement, to make an advance to the Indenture Trustee for the benefit of the applicable Noteholders in lieu of payment under such Insurance Policy in an amount equal to the amount demanded under a notice for payment thereunder, for payment in respect of such Noteholders, and such advance shall be deemed to be a payment under such Insurance Policy for such Noteholders for purposes of this Indenture.

(b)        The Indenture Trustee shall, prior to each applicable Series Closing Date, establish a segregated trust account that shall be designated as an “Insurance Policy Proceeds Account”, at Citibank, N.A., in its name, as Indenture Trustee (or at such other financial institution as provided in the applicable Series Supplement or as necessary to ensure that such Insurance Policy Proceeds Account is at all times an Eligible Account), bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the applicable Noteholders, over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which neither the Issuer nor any other Person shall have any legal or beneficial interest.  Such Insurance Policy Proceeds Account may be a sub-account of the Payment Account.  The Indenture Trustee shall deposit all amounts received from the Insurer under such Insurance Policy in such Insurance Policy Proceeds Account, which shall be used solely to pay the applicable Insured Obligations.  Any and all funds at any time on deposit in, or otherwise to the credit of, such Insurance Policy Proceeds Account shall be held uninvested (unless otherwise specified in the applicable Series Supplement).  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, such Insurance Policy Proceeds Account shall be to make payments of the applicable Insured Obligations due on the related Payment Date in respect of which such funds are paid, to the extent such Insured Obligations are not paid pursuant to Section 2.11 or Section 4.05 hereof.  Any funds held in an Insurance Policy Proceeds Account after the distributions made pursuant to Section 2.11 hereof on any Payment Date shall promptly be remitted to the applicable Insurer.

(c)         Upon the expiration of an Insurance Policy in accordance with the terms thereof, the Indenture Trustee shall surrender the same to the applicable Insurer for cancellation in accordance with the terms thereof.

(d)        The Indenture Trustee shall, and hereby agrees that it will, hold each of the Insurance Policies and any proceeds of any claim thereon in trust solely for the use and benefit of the applicable Noteholders.

Section 2.16           The Hedge Agreements.

(a) On any Series Closing Date, the Issuer may enter into one or more Hedge Agreements with respect to any Class of any Series of Notes.

(b)           The Indenture Trustee shall, on behalf of the Issuer, distribute amounts due to each Hedge Counterparty under the applicable Hedge Agreements on any Payment Date from the Payment Account in accordance with Section 2.11 and the applicable Series Supplement.

(c)           The Indenture Trustee shall agree to any reduction in the notional amount of any Hedge Agreement requested by the Issuer; provided, that, if any Notes are then Outstanding and rated by the Rating Agencies, the Indenture Trustee shall first have received the prior written consent of each Insurer and written confirmation that the Rating Condition is satisfied. Any amount paid by a Hedge Counterparty to the Issuer in connection with such reduction shall constitute part of the Available Amount except as otherwise provided in the applicable Series Supplement.

(d)           Each Hedge Agreement (unless otherwise provided in the applicable Series Supplement) shall permit the complete or partial termination thereof (without the payment by the Issuer of penalties or fees other than termination-related expenses) by the Issuer subject to the satisfaction of the Rating Condition. The Indenture Trustee shall, prior to each applicable Series Closing Date if required by the applicable Series Supplement, establish a segregated trust account that shall be designated as a “Hedge Counterparty Account”, at Citibank, N.A. (or such other financial institution as provided in the applicable Series Supplement and as necessary to ensure that the Hedge Counterparty Account is at all times an Eligible Account or a sub-account of an Eligible Account), in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the applicable Noteholders, over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which neither the Issuer nor any other Person shall have any legal or beneficial interest.  The Hedge Counterparty Accounts may be a sub-accounts of the Payment Account.  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Hedge Counterparty Account shall be for application to obligations of the applicable Hedge Counterparty to the Issuer under the related Hedge Agreement.

(e)           In the event a Responsible Officer of the Indenture Trustee becomes aware that a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the related Hedge Agreement, the Indenture Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date (or by such time on the next succeeding Business Day if such knowledge is obtained after 11:30 a.m., New York time).  The Indenture Trustee shall give notice to the applicable Noteholders upon the continuing failure by such Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Indenture Trustee on such Hedge Counterparty.

(f)            If at any time a Hedge Agreement becomes subject to early termination due to the occurrence thereunder of an event of default or a termination event, the Issuer and the Indenture Trustee shall take such actions (following the expiration of any applicable grace period and after the expiration of the two Business Day period referred to in Section 2.16(e), as applicable) to enforce the rights of the Issuer and the Indenture Trustee thereunder as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the related Hedge Counterparty) to enter into a replacement Hedge Agreement on such terms or provide such other substitute arrangement (or forebear from doing either of the foregoing), subject to the consent of the applicable Insurer (so long as no Insurer Default has occurred and is continuing), if any, or as otherwise provided in the applicable Series Supplement. Any costs attributable to entering into a replacement Hedge Agreement which exceed the aggregate amount of the proceeds of the liquidation of the terminated Hedge Agreement shall constitute Issuer Expenses payable under Section 2.11(b). In addition, the Issuer will use its best efforts to cause the termination of a Hedge Agreement to become effective simultaneously with the entry into a replacement Hedge Agreement described as aforesaid.

(g)           The Hedge Agreement must be a non-recourse obligation of the Issuer payable only to the extent of available funds in accordance with Section 2.11(b) and must contain the agreement of the Hedge Counterparty equivalent to Section 9.12 of the Property Management Agreement.

Section 2.17           Tax Treatment of the Notes and the Issuer.

The Issuer has entered into this Indenture, and each Class of Notes will be issued, with the intention that, for purposes of any federal, state and local income or franchise tax and any other taxes imposed on or measured by income, such Notes will qualify as indebtedness of the Issuer (unless otherwise provided in the applicable Series Supplement).  The Issuer, by entering into this Indenture, each Noteholder, by acceptance of its Note, and each Note Owner, by purchasing or otherwise acquiring an Ownership Interest in a Note, agree to treat the Notes and such Ownership Interests for purposes of any federal, state and local income or franchise tax and any other taxes imposed on or measured by income, as indebtedness of the Issuer (unless otherwise provided in the applicable Series Supplement).

Section 2.18           Cashflow Coverage Reserve Account.

(a)           On or prior to the date hereof, the Indenture Trustee shall establish and maintain one or more segregated trust accounts (collectively, the “Cashflow Coverage Reserve Account”) at Citibank, N.A. (or such other financial institution as necessary to ensure that the Cashflow Coverage Reserve Account is at all times an Eligible Account or a sub-account of an Eligible Account, in each case subject to an Account Control Agreement) in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders, the Insurers and the Issuer as their interests may appear.

(b)           The Indenture Trustee shall deposit or cause to be deposited in the Cashflow Coverage Reserve Account during any Sweep Period the amount allocated for such purpose pursuant to Section 2.11(b). Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Cashflow Coverage Reserve Account. Funds in the Cashflow Coverage Reserve Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Cashflow Coverage Reserve Account shall be held by and under the control of the Indenture Trustee in the Cashflow Coverage Reserve Account for the benefit of the Noteholders, the Insurers and the Issuer as herein provided.

(c)           All amounts in the Cashflow Coverage Reserve Account shall remain uninvested.

(d)           Upon the termination of a Sweep Period, the Indenture Trustee shall remit all amounts on deposit in the Cashflow Coverage Reserve Account to the Payment Account for application by the Indenture Trustee in accordance with Section 2.11(b). If on any Determination Date, the Indenture Trustee shall have determined that the Available Amount is not sufficient to make the payments set forth in clauses (1) through (3)(a) of the allocation of the Series Available Amount pursuant to Section 2.11(b) (the “Cashflow Shortfall Amount”), the Indenture Trustee shall transfer the amounts on deposit in the Cashflow Coverage Reserve Account to the Payment Account in an amount up to such Cashflow Shortfall Amount on such Payment Date to be applied as part of the Available Amount. On the Legal Final Payment Date of any Class of Notes, the Indenture Trustee shall transfer all amounts on deposit in the Cashflow Coverage Reserve Account on such date to the Payment Account to be applied as part of the Available Amount.

Section 2.19           Representations and Warranties With Respect To Mortgage Loans, Mortgaged Properties and Leases.

(a)           Subject to any exceptions approved by each Insurer, the Issuer and any applicable Co-Issuer shall make the representations and warranties set forth in Exhibit F hereto, as of the applicable Series Closing Date or Transfer Date, with respect to the Mortgage Loans, Mortgaged Properties and Leases added to the Collateral Pool by the Issuer or such Co-Issuer in connection with the issuance of any Series of Notes or as Qualified Substitute Mortgage Loans and/or Qualified Substitute Mortgaged Properties; provided that, the Issuer and any such Co-Issuer shall not be required to make such representations and warranties with respect to any

Mortgage Loan, Mortgaged Property or Lease acquired by the Issuer or such Co-Issuer from an Affiliate pursuant to a Purchase and Sale Agreement in the form annexed hereto as Exhibit G or H, as applicable, and which is subject to the Performance Undertaking. Such representations and warranties shall be made in the applicable Series Supplement or in a separate certificate delivered by the Issuer or the applicable Co-Issuer in connection with such New Issuance or substitution.

(b)           Without the express prior written consent of each Insurer, no Mortgaged Property added to the Collateral Pool may be operated as a convenience store and gasoline station, stand-alone gasoline station, beauty parlor or tattoo parlor.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01           Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for, including any rights of transfer or exchange of Notes herein expressly provided for, (ii) in the case of clause (1)(B) below, the rights of the Noteholders hereunder to receive payment of the Note Principal Balance of and interest on the Notes and any other rights of the Noteholders hereunder, and (iii) the provisions of Section 3.02, when

(1)           either (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for which payment of money has theretofore been deposited in the Payment Account by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.10) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable on the next Payment Date, and in the case of clause (B)(i) or (B)(ii) above, cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Note Registrar for cancellation or sufficient to pay the Note Principal Balance thereof and any interest thereon accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the end of the related Accrual Period for the next Payment Date has been deposited with the Indenture Trustee as trust funds in trust for these purposes;

(2)           the Issuer has paid or caused to be paid all other sums payable or reasonably expected to become payable by the Issuer to the Indenture Trustee, the Collateral Agent, the Property Manager, the Special Servicer, the Back-Up Manager, each of the Insurers, each of the Rating Agencies, each of the other Persons to which amounts are payable hereunder and each of the Noteholders (in each case, if any) and all applicable statute of limitation periods for all applicable preference actions with respect to the Issuer, Spirit Finance and any Originator have expired, during which time no preference action has been commenced seeking to avoid the payment of any amount with respect to the Insured Obligations;

(3)           the Insurance Policies have all terminated in accordance with their terms;

(4)           the Issuer has delivered to the Indenture Trustee an Officer’s Certificate (upon which the Indenture Trustee shall be entitled to conclusively rely) stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

(5)           the Issuer has furnished to the Indenture Trustee a Tax Opinion with respect to the actions contemplated by this Section 3.01;

provided, however, that if, at any time after the payment that would have otherwise resulted in the satisfaction and discharge of this Indenture and such obligations, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such satisfaction and discharge of this Indenture and such obligations shall automatically be deemed never to have occurred and this Indenture and such obligations shall be deemed to be in full force and effect.

Notwithstanding the foregoing, the obligations of the Issuer to the Indenture Trustee under Section 5.04 hereof and the obligations of the Indenture Trustee to the Noteholders and the Insurers under Section 3.02 hereof shall survive satisfaction and discharge of this Indenture.

Section 3.02           Application of Trust Money.

Subject to the provisions of Section 2.11, Section 5.10 and Section 7.01, all Cash deposited with the Indenture Trustee pursuant to Section 3.01 shall be held in the Payment Account and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture, to pay to the Persons entitled thereto the amounts to which such Persons are entitled pursuant to the provisions hereof.

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES

Section 4.01           Events of Default.

“Event of Default,” wherever used herein with respect to the Notes of any Series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)         a draw is made on an Insurance Policy;

(b)        unless otherwise specified in the related Series Supplement, the failure of the Issuer or any Co-Issuer to pay interest on any Notes on any Payment Date (without giving effect to the applicable Insurance Policy);

(c)         the failure of the Issuer or any Co-Issuer to retire any Notes on the applicable Legal Final Payment Date (without giving effect to the applicable Insurance Policy);;

(d)        any material default in the observance or performance of any material covenant or agreement of the Issuer or any Co-Issuer made in this Indenture or any Mortgage (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 4.01 specifically dealt with), which default shall continue unremedied for a period of 60 days after there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by an Insurer or by the Noteholders holding at least 25% of the Aggregate Series Principal Balance, a written notice specifying such default and requiring it to be remedied;

(e)         the impairment of the validity or effectiveness of this Indenture or the lien of this Indenture or any Mortgage or any Mortgaged Property owned by the Issuer, the subordination of the lien of any such Mortgage, the creation of any lien or other encumbrance on any part of the Collateral Pool in addition to the lien of any such Mortgage or the failure of the lien of such Mortgage or the lien on any other part of the Collateral Pool to constitute a valid first priority perfected security interest in the Collateral included in the Collateral Pool, in each case subject to liens expressly permitted under the terms of the Property Management Agreement and the related Mortgages; provided, that if susceptible of cure, no Event of Default shall arise pursuant to this clause (e) until the continuation of any such default unremedied for a period of 5 days or, with respect to the lien of any Mortgage or any Mortgaged Property owned by the Issuer, 30 days after receipt by the Issuer of notice thereof;

(f)         a material breach of the representations and warranties of the Issuer or any Co-Issuer contained in Section 9.04 hereof;

(g)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities and reorganization or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Issuer or any Co-Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(h)        the Issuer or any Co-Issuer shall voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of, or relating to, the Issuer or of, or relating to, all or substantially all of the assets of the Issuer or any Co-Issuer; or

(i)          the Mortgage Loans or Mortgaged Properties are transferred or encumbered other than as provided in this Indenture or the Property Management Agreement.

Section 4.02           Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, the Indenture Trustee shall, at the direction of the Requisite Global Majority (which will have the right, but not the obligation, to direct the Indenture Trustee to accelerate the Notes and, subject to the provisions of this Indenture, cause the foreclosure and sale of the Collateral included in the Collateral Pool), declare all of the Notes to be immediately due and payable.  In the event a draw under an Insurance Policy is made with respect to the Class of any applicable Series, the Indenture Trustee shall, at the direction of the applicable Insurer (which will have the right, but not the obligation, to direct the Indenture Trustee to accelerate the Notes and, subject to the provisions of this Indenture, cause the foreclosure and sale of the Collateral included in the Collateral Pool), declare such Notes to be immediately due and payable.

At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due in respect of the Notes has been obtained by the Indenture Trustee as hereinafter provided in this Article IV, the Requisite Global Majority (or applicable Insurer if the related Event of Default is based on Section 4.01(a)) may rescind and annul such declaration and its consequences if:

(a)         the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)            all payments of principal of and interest on the Notes and all other amounts that would, in each case, then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii)           all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and counsel; and

(b)        all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by virtue of such acceleration, have been cured or waived as provided in Section 4.12.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereto.

Section 4.03           Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)         If the Issuer or any Co-Issuer fails to pay all amounts due upon an acceleration of the Notes under Section 4.02 forthwith upon demand and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee, in its capacity as Indenture Trustee and as trustee of an express trust, shall, if directed by the Requisite Global Majority (which will have the right, but not the obligation to direct the Indenture Trustee to cause the foreclosure and sale of the Collateral in the Collateral Pool), institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any

Co-Issuer or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Collateral, wherever situated, or may institute and prosecute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law.

(b)        If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion and in any order, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurers by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or any Mortgage or by law.

(c)         In case (x) there shall be pending, relative to the Issuer or any Person having or claiming an interest in the Collateral Pool, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, (y) a receiver, assignee, debtor-in-possession or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or shall have taken possession of the Issuer or any Co-Issuer or its property or such Person or (z) there shall be pending a comparable judicial proceeding brought by creditors of the Issuer or any Co-Issuer or affecting the property of the Issuer or any Co-Issuer, the Indenture Trustee, irrespective of whether the principal of or interest on any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and amounts owing to the Insurers and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective attorneys, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee) and of the Noteholders allowed in such proceedings;

(ii)           unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;

(iii)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, of the Insurers and of the Indenture Trustee on their and its behalf; and

(iv)          to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the

Noteholders allowed in any judicial proceedings relative to the Issuer, any Co-Issuer, their creditors and their property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of Noteholders and the Insurers to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders or the Insurers, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective attorneys, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or predecessor Indenture Trustee.

(d)        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any related Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)         In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

(f)         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered, subject to the payment priorities of Section 2.11(b).

Section 4.04           Remedies.

If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable pursuant to Section 4.02 hereof and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee shall, at the written direction of the Requisite Global Majority, do one or more of the following:

(a)         institute, or cause to be instituted, Proceedings for the collection of all amounts then payable on or under the Collateral or this Indenture with respect to the Notes, whether by declaration of acceleration or otherwise, of the sums due and unpaid, prosecute such Proceedings, enforce any judgment obtained and collect from the Collateral included in the Collateral Pool the moneys adjudged to be payable;

(b)        liquidate, or cause to be liquidated, all or any portion of the Collateral Pool at one or more public or private sales called and conducted in any manner permitted by applicable laws; provided, however, that the Indenture Trustee shall give the Issuer written notice of any private sale called by or on behalf of the Indenture Trustee pursuant to this Section 4.04(b) at least 10 days prior to the date fixed for such private sale;

(c)         institute, or cause to be instituted, Foreclosure Proceedings with respect to all or part of the Collateral included in the Collateral Pool;

(d)        exercise, or cause to be exercised, any remedies of a secured party under the UCC;

(e)         maintain the lien of this Indenture and the Mortgages over the Collateral included in the Collateral Pool and, in its own name or in the name of the Issuer or otherwise, collect and otherwise receive in accordance with the Property Management Agreement or this Indenture any money or property at any time payable or receivable on account of or in exchange for the Mortgage Loans, Mortgaged Properties and Leases in the Collateral Pool;

(f)         take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee hereunder; and

(g)        exercise, or cause to be exercised, any remedies contained in any Mortgage;

provided, however, that the Indenture Trustee shall not, unless required by law, sell or otherwise liquidate all or any portion of the Collateral Pool following any Event of Default except in accordance with Section 4.15.

In the event that the Indenture Trustee, following an Event of Default hereunder, institutes Foreclosure Proceedings, the Indenture Trustee shall promptly give a notice to that effect to the Issuer, the Insurers and each Rating Agency.

Section 4.05           Application of Money Collected.

Any money collected by the Indenture Trustee pursuant to this Article shall be deposited in the Payment Account and, on each Payment Date, shall be applied in accordance with Section 2.11 hereof and, in case of the distribution of such money on account of the principal of or interest on the Notes, upon presentation and surrender of the Notes if fully paid.

Section 4.06           Limitation on Suits.

Except as provided in Section 4.07, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(2)           the Noteholders holding more than 50% of the Aggregate Series Principal Balance shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(3)           such Noteholder or Noteholders have offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding;

(5)           no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Requisite Global Majority; and

(6)           an Event of Default shall have occurred and be continuing;

it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Noteholders, or to obtain or to seek to obtain priority or preference over any other of such Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Noteholders.  Subject to the foregoing restrictions, the Noteholders may exercise their rights under this Section 4.06 independently.

Section 4.07           Unconditional Right of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note at Maturity shall have the right, which is absolute and unconditional, to receive payments of interest, principal and other amounts then due on such Note (subject to Section 2.11) and to institute suit for the enforcement of any such payment (subject to Section 4.06), and such rights shall not be impaired without the consent of such Noteholder, unless a non-payment has been cured pursuant to the second paragraph of Section 4.02.  The Issuer shall, however, be subject to only one consolidated lawsuit by the Noteholders, or by the Indenture Trustee on behalf of the Noteholders, for any one cause of action arising under this Indenture or otherwise.

Section 4.08           Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued, waived, rescinded or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

Section 4.09           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Indenture Trustee, any of the Insurers or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.10           Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee, any Insurer or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Indenture or by law to the Indenture Trustee, to any of the Insurers or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Indenture Trustee, any of the Insurers or the Noteholders, as the case may be.

Section 4.11           Control by Requisite Global Majority.

The Requisite Global Majority shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under Section 4.04, or exercising any trust or power conferred on the Indenture Trustee (including, without limitation, the exercise of its rights under any Account Control Agreement); provided, that such direction shall not be in conflict with any rule of law or with this Indenture or involve the Indenture Trustee in personal liability; and provided, further, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.  Notwithstanding the foregoing, the Requisite Global Majority will not be required to provide, and the Indenture Trustee will not be required to obtain, a Tax Opinion in the case of a direction by the Requisite Global Majority to the Indenture Trustee, following an Event of Default, to realize upon the Collateral included in the Collateral Pool by liquidating such Collateral or otherwise.

Section 4.12           Waiver of Past Defaults.

Prior to the acceleration of the Maturity of the Notes, the Requisite Global Majority may waive any past default hereunder and its consequences, except a default:

(1)           Based upon a draw made on an Insurance Policy, for which a waiver will require the consent of the applicable Insurer;

(2)           in the distribution of principal or interest on any Note, which waiver shall require the consent by Noteholders holding 100% of the aggregate Note Principal Balance of all Notes affected thereby;

(3)           in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Note affected thereby, which waiver shall require the consent by each such Holder;

(4)           depriving the Indenture Trustee of a lien on any part the Collateral,  which waiver shall require the consent of the Indenture Trustee; or

(5)           depriving the Indenture Trustee or the Collateral Agent of any fees, reimbursement, or indemnification, to which the Indenture Trustee or Collateral Agent, as applicable, is entitled, which waiver shall require the written consent of the Indenture Trustee or Collateral Agent, as applicable.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.  Any costs or expenses incurred by the Indenture Trustee in connection with such acceleration or waiver shall be reimbursable to the Indenture Trustee as an Extraordinary Expense from amounts on deposit in the Payment Account.

Section 4.13           Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder and Note Owner by its acceptance of such Note or an Ownership Interest therein shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses based on time expended, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, or to any suit instituted by the Indenture Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate at least 25% of the Aggregate Series Principal Balance or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note.

Section 4.14           Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Indenture Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.

Section 4.15           Sale of Collateral.

(a)         The power to effect any public or private sale of any portion of the Collateral Pool pursuant to Section 4.03 or 4.04 hereof shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until either the entirety of the Collateral Pool shall have been sold or all amounts payable on the Notes, to the Insurers, and under this Indenture with respect thereto shall have been paid.  The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale.  The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any such sale but such waiver does not apply to any amounts to which the Indenture Trustee is otherwise entitled under Section 5.04 of this Indenture.

(b)        Subject to Section 4.15(c), the Indenture Trustee shall not sell the Collateral included in the Collateral Pool pursuant to Sections 4.03 or 4.04, unless:

(i)            the Requisite Global Majority consents to or directs the Indenture Trustee to make the related sales; or

(ii)           the proceeds of such liquidation would be greater than or equal to the Aggregate Series Principal Balance plus all accrued and unpaid interest, and any amounts owed to the Insurers.

For purposes of determining the sufficiency of the proceeds of a liquidation under this Section 4.15(b), the Indenture Trustee shall be permitted to, at other than its own expense, obtain and shall be fully protected in relying upon, the opinion of an independent investment bank.

The foregoing provisions of this Section 4.15 shall not preclude or limit the ability of the Indenture Trustee or its designee to purchase all or any portion of the Collateral at any sale, public or private, and the purchase by the Indenture Trustee or its designee of all or any portion of the Collateral at any sale shall not be deemed a sale or disposition thereof for purposes of this Section 4.15(b).

The Indenture Trustee may utilize an agent, at other than its own expense, for purposes of conducting any sale of collateral.

(c)         In the event that any Series of Notes is  not fully paid on the applicable Legal Final Payment Date, the applicable Controlling Party shall have the right to require the sale of the Collateral, subject to Section 4.15(b) and (d).

(d)        In connection with a sale of all or any portion of the Collateral Pool:

(i)            any Holder or Holders of Notes or Insurer may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii)           the Indenture Trustee shall execute and deliver, without recourse, an appropriate instrument of conveyance transferring its interest in any portion of the Collateral Pool in connection with a sale thereof;

(iii)          the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Collateral Pool in connection with a sale thereof, and to take all action necessary to effect such sale;

(iv)          no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(v)           such sale complies with any restrictions under the Property Management Agreement and any Series Supplement.

Section 4.16           Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of the Mortgages and this Indenture nor any rights or remedies of the Indenture Trustee, any Series Enhancer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer, any Co-Issuer or by the levy of any execution under such judgment upon any portion of the Collateral Pool.

ARTICLE V

THE INDENTURE TRUSTEE

Section 5.01           Certain Duties and Responsibilities.

The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any Responsible Officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Issuer and in the name of the Issuer or in its own name or in the name of a nominee, from time to time in the Indenture Trustee’s discretion, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, all as set forth in this Section.

(a)         The rights, duties and liabilities of the Indenture Trustee in respect of this Indenture shall be as follows:

(i)            The Indenture Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture that it may deem advisable in order to enforce the provisions hereof or to take any action with respect to a default or an Event of Default hereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto, or to protect the interests of the Noteholders and the Insurers.  The Issuer shall prepare and file or cause to be filed, at the Issuer’s expense, a UCC Financing Statement and any continuation statements, describing the Issuer as debtor, the Indenture Trustee as secured party and the Collateral included in the Collateral Pool as the collateral, in all appropriate locations in the State of Delaware promptly following the initial issuance of each Series of Notes, and within six months prior to each fifth anniversary of the original filing.  The Indenture Trustee is hereby authorized to make, at the expense of the Issuer, all required filings and refilings of which the Indenture Trustee becomes aware, necessary to preserve the liens created by the Mortgages and this Indenture as provided therein and herein.  The Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee, unless the Indenture Trustee shall have received an agreement satisfactory to it in its reasonable discretion to indemnify it against such liability and expense.  Except as otherwise expressly provided herein, the Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in any other instruments to be performed or observed by the Issuer.

(ii)           Subject to the other provisions of this Article V, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provisions of this Indenture, shall examine them to determine whether they are on their face in the form required by this Indenture to the extent expressly set forth herein; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder.  If any such instrument is found on its face not to conform to the requirements of this Indenture in a material manner, the Indenture Trustee shall take such action as it deems appropriate to have the instrument corrected.  The Indenture Trustee shall not incur any liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine.  In administering the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereunder directly or through its agents or attorneys; provided, that it shall remain liable for the acts of all such agents and attorneys.  The Indenture Trustee may (except as otherwise provided in Section 5.04) consult with counsel, accountants and other professionals to be selected and employed by it, and the Indenture Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible

Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iii)          The Indenture Trustee shall not, except as otherwise provided in Section 5.01(a)(i), have any duty to make, arrange or ensure the completion of any recording, filing or registration of any instrument or other document (including any UCC Financing Statements), or any amendments or supplements to any of said instruments or to determine if any such instrument or other document is in a form suitable for recording, filing or registration, and the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith.

(iv)          Whenever in performing its duties hereunder, the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee may, in the absence of bad faith on the part of the Indenture Trustee, rely upon (unless other evidence in respect thereof be specifically prescribed herein) an Officer’s Certificate of the Issuer and such Officer’s Certificate shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it on the faith thereof.

(v)           Except for its obligation to apply the Available Amount in accordance with Section 2.11(b) and to make any withdrawals or payments required to be made by the Indenture Trustee pursuant to the Property Management  Agreement, the Indenture Trustee shall not have any obligations to see to the payment or discharge of any liens (other than the liens of this Indenture and the Mortgages) upon the Collateral included in the Collateral Pool, or to see to the application of any payment of the principal of or interest on any note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property.  The Indenture Trustee (and any successor trustee or co-trustee in its individual capacity) nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens or encumbrances on the Collateral included in the Collateral Pool, arising as a result of the Indenture Trustee (or such successor trustee or co-trustee, as the case may be) acting negligently, in bad faith or with willful misconduct in its capacity as Indenture Trustee (or such successor trustee or co-trustee, as the case may be).

(vi)          The Indenture Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited moneys or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Indenture Trustee shall not have any liability for the acts of other parties that are not in accordance with the provisions hereof.

(b)        The rights, duties and liabilities of the Indenture Trustee in respect of the Collateral Pool and this Indenture, in addition to those set forth in Section 5.01(a), shall be as follows:

(i)            except during the continuance of an Event of Default with respect to the Notes of which a Responsible Officer of the Indenture Trustee shall have actual notice, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)           the Indenture Trustee may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, to the extent expressly set forth herein.

(c)         Subject to Section 4.12 hereof, in case an Event of Default actually known to the Indenture Trustee with respect to the Notes has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Mortgages, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(d)        No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this subsection shall not be construed to limit the effect of subsections (a), (b) or (c) of this Section;

(ii)           the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Requisite Global Majority, any Controlling Party or Noteholders of more than 50% (unless a lower or higher percentage of Noteholders is expressly permitted or required to authorize such action hereunder, in which case such lower or higher percentage) of the Aggregate Series Principal Balance, as the case may be, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(iv)          the Indenture Trustee shall not be required to take notice or be deemed to have notice or  knowledge of a default in the observance of any covenant contained in Section 9.06 or Article X unless either (i) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such default or (ii) written notice of such default shall have been given by the Issuer or by any Noteholder to and received by a Responsible Officer of the Indenture Trustee.  In the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that no default or Event of Default exists.

The Indenture Trustee shall perform the duties and obligations specified to be performed by the Indenture Trustee in the Property Management Agreement and in the other Transaction Documents.

Section 5.02           Notice of Defaults.

The Indenture Trustee, promptly but not later than two (2) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any default under this Indenture, shall notify the Issuer, the Insurers, the Noteholders and the Rating Agencies of any such default (a “Notice of Default”), unless all such defaults known to the Indenture Trustee shall have been cured before the giving of such notice or unless the same is rescinded and annulled, or waived by the Requisite Global Majority pursuant to Section 4.02 or Section 4.12; provided, that, except in the case of a default in the payment of the principal of or interest on any of the Notes, the Indenture Trustee shall be protected in withholding such notice to the Noteholders if a Responsible Officer of the Indenture Trustee reasonably and in good faith determines that the withholding of such notice is in the best interest of the Noteholders.  For the purpose of this Section 5.02, the term “default” means any event which is, or after notice, direction of the Requisite Global Majority or any Insurer or lapse of time would become, an Event of Default with respect to the Notes.

Section 5.03           Certain Rights of Indenture Trustee.

Subject to the provisions of Section 5.01, in connection with this Indenture:

(a)         the Indenture Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties as may be required by such party or parties pursuant to the terms of this Indenture;

(b)        any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the board of directors of the Issuer may be sufficiently evidenced by a Resolution, and any request or direction of an Insurer mentioned herein shall be sufficiently evidenced by a written order or request dated and signed in the name of such Insurer by an Authorized Officer of such Insurer;

(c)         whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)        the Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)         the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Requisite Global Majority or of any of the Noteholders pursuant to this Indenture, unless the Requisite Global Majority or such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)         the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Indenture Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)        the Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys of the Indenture Trustee; provided, that it shall remain liable for the acts of all such attorneys and agents;

(h)        the Indenture Trustee shall not be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder;

(i)          except with respect to the representations made by it in Section 5.06, the Indenture Trustee shall not make any representations as to the validity or sufficiency of this Indenture;

(j)          the Indenture Trustee shall not at any time have any responsibility or liability with respect to the legality, validity or enforceability of the Collateral included in the Collateral Pool other than its failure to act in accordance with the terms of this Indenture or the Property Management Agreement;

(k)         The Indenture Trustee shall be under no obligation to exercise any of the powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Requisite Global

Majority will be deemed to be satisfied by a letter agreement with respect to such costs from the Requisite Global Majority); nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer of the Indenture Trustee shall have actual knowledge or written notice, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(l)          The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or the rights and powers conferred upon it by this Indenture; and

(m)        The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.

Section 5.04           Compensation; Reimbursement; Indemnification.

(a)         Subject to Section 5.04(b), the Issuer hereby agrees:

(1)           to pay or cause to be paid to the Indenture Trustee, in accordance with the terms of this Indenture, monthly, the Indenture Trustee Fee as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(2)           to reimburse, indemnify or cause to be indemnified and hold harmless the Indenture Trustee and its directors, officers, employees, agents, Affiliates and Control Persons for any loss, liability, claim, expense or disbursements (including without limitation costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement): (A) incurred in connection with any act (including any actions taken by the Indenture Trustee or its agents pursuant to Article IV) or omission on the part of the Indenture Trustee with respect to this Indenture (and the transactions contemplated in connection herewith), the Collateral Pool (including but not limited to protecting its interest in such Collateral or collecting any amount payable thereunder or in enforcing its rights with respect to such Collateral, whether or not any legal proceeding is commenced hereunder or under the Mortgages) or the Notes (in each case other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Indenture Trustee’s obligations or duties under this Indenture); (B) arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about any Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or any part thereof; and (iv) any failure of any Mortgaged Property to be in compliance with any Applicable Laws; or (C) arising out of or in any way relating to any tax on the making and/or recording of any Mortgage.

With respect to any third party claim:

(i)            the Indenture Trustee shall give the Issuer and the Insurers written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;

(ii)           while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

(iii)          notwithstanding the foregoing provisions of this Section 5.04(a), the Indenture Trustee shall not be entitled to reimbursement out of the Payment Account for settlement of any such claim by the Indenture Trustee entered into without the prior  written consent of the Issuer, which consent shall not be unreasonably withheld.

The provisions of this Section 5.04(a) shall survive the termination of this Indenture and the resignation or termination of the Indenture Trustee.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of the Issuer to make any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 5.04(a); provided, however, that (subject to Sections 5.04(b) and 5.04(c)) nothing in this Section 5.04 shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture in the event of the Issuer’s failure to pay any sums due the Indenture Trustee pursuant to this Section 5.04.

(b)        The obligations of the Issuer set forth in Section 5.04(a) are nonrecourse obligations solely of the Issuer and will be payable only from the Collateral Pool.  The Indenture Trustee hereby agrees that it has no rights or claims against the Issuer directly and shall only look to the Collateral Pool to satisfy the Issuer’s obligations under Section 5.04(a).  The Indenture Trustee also hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer or any Co-Issuer.

(c)         The Indenture Trustee shall not institute any proceeding seeking the enforcement of any lien against the Collateral Pool unless (i) such proceeding is in connection with a proceeding in accordance with Article IV hereof for enforcement of the lien of the Mortgages and this Indenture for the benefit of the Noteholders and the Insurers after the occurrence of an Event of Default (other than an Event of Default due solely to a breach of this

Section 5.04) and a resulting declaration of acceleration of such Notes that has not been rescinded and annulled, or (ii) such proceeding does not and will not result in or cause a sale or other disposition of the Collateral included in the Collateral Pool.

Section 5.05           Corporate Indenture Trustee Required; Eligibility.

The Issuer hereby agrees that there shall at all times be an Indenture Trustee hereunder which shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $50,000,000, and subject to supervision or examination by Federal or State authority, the short-term debt of which is rated not lower than “P-1” by Moody’s and “A-1” by S&P, or another institution the retention of which satisfies the Rating Condition).  If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published.  The Indenture Trustee shall at all times meet the requirements of Section 26(a)(1) of the 1940 Act and shall in no event be an Affiliate of the Issuer or any Co-Issuer or an Affiliate of any Person involved in the organization or operation of the Issuer or any Co-Issuer or be directly or indirectly controlled by the Issuer or any Co-Issuer.  If at any time a Responsible Officer of the Indenture Trustee becomes aware that the Indenture Trustee has ceased to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 5.06           Authorization of Indenture Trustee.

The Indenture Trustee represents and warrants as to itself: that it is duly authorized under applicable Federal law, its charter and its by-laws to execute and deliver this Indenture, and to perform its obligations hereunder, including, without limitation, that (assuming it is enforceable against the other parties hereto) this Indenture constitutes its valid and binding obligation enforceable against it in accordance with the Indenture’s terms (subject to applicable bankruptcy and insolvency laws and general principles of equity), that it is duly authorized to accept the Grant to it of the Collateral included in the Collateral Pool and is authorized to authenticate any Series of Notes, and that all corporate action necessary or required therefor has been duly and effectively taken or obtained and all federal and state governmental consents and approvals required with respect thereto have been obtained.

Section 5.07           Merger, Conversion, Consolidation or Succession to Business.

Any corporation, bank, trust company or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided, that such corporation, bank, trust company or association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 5.08           Resignation and Removal; Appointment of Successor.

(a)         No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 5.09, (ii) payment to the predecessor Indenture Trustee of all unpaid fees and expenses, (iii) receipt of prior written consent from each Insurer and (iv) the Rating Condition is satisfied.

(b)        Subject to Section 5.08(a), the Indenture Trustee may be removed at any time with respect to the Notes by the Requisite Global Majority and notice of such action by the Noteholders shall be delivered to the Indenture Trustee, the Insurers, the Issuer and the Rating Agencies.

(c)         If at any time:

(i)            the Indenture Trustee shall cease to be eligible under Section 5.05, or the representations of the Indenture Trustee in Section 5.06 shall prove to be untrue in any material respect, and the Indenture Trustee shall fail to resign after written request therefor by the Issuer or the Noteholders of 10% of the Aggregate Series Principal Balance; or

(ii)           the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer, may by written notice remove the Indenture Trustee, or (ii) subject to Section 4.13, any Insurer or Noteholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(d)        If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any reason (including removal), the Issuer, with the consent of the Requisite Global Majority, shall promptly appoint a successor Indenture Trustee, who shall comply with the applicable requirements of Section 5.09.  If, within 60 days after such resignation, or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee shall not have been appointed by the Issuer and shall not have accepted such appointment in accordance with the applicable requirements of Section 5.09, then a successor Indenture Trustee shall be appointed by act of the Requisite Global Majority delivered to the Issuer and the retiring Indenture Trustee, and the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.09, become the successor Indenture Trustee with respect to the Notes.

If, within 120 days after such resignation, removal or incapacity, or the occurrence of such vacancy, no successor Indenture Trustee shall have been so appointed and accepted appointment in the manner required by Section 5.09, the resigning Indenture Trustee may, on its own behalf, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)         The Issuer shall give notice of any resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee by giving notice of such event to the Rating Agencies, the Insurers and the Noteholders.  Each notice shall include the name of the successor Indenture Trustee and the address of its corporate trust office.

Section 5.09           Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Indenture Trustee, the successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, shall take such action as may be requested by the Issuer to provide for the appropriate interest in the Collateral Pool (including, without limitation, the Mortgages) to be vested in such successor Indenture Trustee, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing.

Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section.

No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

Section 5.10           Unclaimed Funds.

The Indenture Trustee is required to hold any payments received by it with respect to the Notes that are not paid to the Noteholders in trust for the Noteholders.  Notwithstanding the foregoing, at the expiration of three years following the Final Payment Date for any Class of Notes of any Series and with the prior written consent of each Insurer, any moneys set aside in accordance with Section 2.11(b) for payment of principal, interest and other amounts on such Notes remaining unclaimed by any lawful owner thereof, and, to the extent required by applicable law, any accrued interest thereon shall be remitted to the Issuer or the applicable Co-Issuer, as their interest may appear, to be held in trust by the Issuer or any such Co-Issuer for the benefit of the applicable Noteholder until distributed in accordance with applicable law, and all liability of the Indenture Trustee with respect to such money shall thereupon cease; provided, that the Indenture Trustee, before being required to make any such remittance, may, at the expense of the applicable Noteholder, payable out of such unclaimed funds, to the extent permitted by applicable law, and otherwise at the expense of the Issuer or any such Co-Issuer payable out of the Collateral Pool, cause to be published at least once but not more than three times in two newspapers in the English language customarily published on each Business Day and of general circulation in New York, New York, a notice to the effect that such moneys remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than 30 days after the date of first publication of said notice, any unclaimed balance of such moneys then remaining in the hands of the Indenture Trustee will be paid to the Issuer upon its written directions to be held in trust for the benefit of the applicable Noteholder until distributed in accordance with applicable law.  Any successor to the Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuer in a liquidation of the Issuer shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this Section 5.10.

Section 5.11           Illegal Acts.

No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Indenture Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Indenture Trustee.

Section 5.12           Communications by the Indenture Trustee.

The Indenture Trustee, if any principal of or interest on any Notes due and payable hereunder is not paid, shall send to the Issuer, within one (1) Business Day after the Maturity thereof, a written demand for payment thereon.

Section 5.13           Separate Indenture Trustees and Co-Trustees.

(a)         Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting legal requirements applicable to it in the performance of its duties hereunder, the Indenture Trustee shall have the power to, and shall execute and deliver all instruments to, appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Indenture Trustee, of any portion of the Collateral Pool subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture as shall be specified in the instrument appointing such Person but without thereby releasing the Indenture Trustee from any of its duties hereunder.  If the Indenture Trustee shall request the Issuer to do so, the Issuer shall join with the Indenture Trustee in the execution of such instrument, but the Indenture Trustee shall have the power to make such appointment without making such request.  A separate trustee or co-trustee appointed pursuant to this Section 5.13 need not meet the eligibility requirements of Section 5.05.

(b)        Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

(i)            the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee at the direction of the Indenture Trustee;

(ii)           all powers, duties, obligations and rights conferred upon the Indenture Trustee, in respect of the custody of all cash deposited hereunder shall be exercised solely by the Indenture Trustee; and

(iii)          the Indenture Trustee may at any time accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Indenture Trustee shall have the power to accept such resignation or to make such removal without making such request.  A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.

(c)         Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instruments, jointly with the Indenture Trustee, and the Indenture Trustee shall take such action as may be necessary to provide for (i) the appropriate interest in the Collateral Pool to be vested in such separate trustee or co-trustee, and (ii) the execution and delivery of any transfer documentation or bond powers that may be necessary to give effect to the transfer of the lien of this Indenture and the Mortgages to the co-trustee.  Any separate trustee or co-trustee may, at any time, by written instrument constitute the Indenture Trustee, its agent or attorney in fact with full power and authority, to the extent permitted by law, do all acts and things and exercise all discretion authorized or permitted by it, for and on behalf of it and in its name.  The Indenture Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee.If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture.

(d)        Any notice, request or other writing, by or on behalf of any Insurer or Noteholder, delivered to the Indenture Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

(e)         Although co-trustees may be jointly liable, no co-trustee or separate trustee shall be severally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder.

(f)         No appointment of a separate trustee or co-trustee pursuant to this Section 5.13 shall relieve the Indenture Trustee of any of its obligations, duties or responsibilities hereunder in any way or to any degree.

(g)        No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Indenture Trustee.

ARTICLE VI

REPORTS TO NOTEHOLDERS

Section 6.01           Reports to Noteholders and Others.

(a)         Based on information with respect to the Mortgage Loans, Mortgaged Properties and Leases provided to the Indenture Trustee by the Property Manager and the Special Servicer pursuant to the Property Management Agreement (and the Indenture Trustee’s calculations based on such information and the Indenture Trustee’s records with respect to the Notes), the Indenture Trustee shall prepare, or cause to be prepared, and make available either in electronic format or by first class mail on each Payment Date, or as soon thereafter as is practicable, to the Issuer, the Insurers, the Initial Purchasers, the Rating Agencies, each Noteholder and any other Person upon the direction of the Issuer a statement in respect of the payments made on such Payment Date setting forth the information set forth in Exhibit B hereto (the “Trustee Report”).  The Indenture Trustee shall promptly make each Trustee Report available via the Indenture Trustee’s internet website to any Noteholder, Note Owner or prospective investor upon receipt by the Indenture Trustee from such person of a certification in the form of Exhibit E-1 or E-2 attached hereto, as applicable, and to the Insurers, the Issuer, designees of the Issuer, the Property Manager, the Special Servicer, the Back-Up Manager, any Sub-Manager, the Rating Agencies and the Initial Purchasers.  The Indenture Trustee’s internet website will be located at “http://www.sf.citidirect.com” or at such other address as the Indenture Trustee shall notify the parties hereto from time to time.  For assistance with the Indenture Trustee’s internet website, Noteholders may call (800) 422-2066.

In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee shall require registration and the acceptance of a disclaimer as well as the delivery of a request for information, substantially in the form of Exhibit E-1 or Exhibit E-2, as applicable.  The Indenture Trustee shall not be liable for having disseminated information in accordance with this Indenture.

The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)        Within a reasonable period of time after the end of each calendar year (but in no event more than 60 days following the end of such calendar year), the Indenture Trustee shall prepare, or cause to be prepared, and make available either in electronic format or by first class mail to each Person who at any time during the calendar year was a Noteholder (i) a statement containing the aggregate amount of principal and interest payments on the Notes for such calendar year or applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as the Indenture Trustee deems necessary or desirable for Noteholders to prepare their federal, state and local income tax returns including, without limitation (and to the extent provided to it by the Issuer which shall so cause such information to be provided), the amount of original issue discount accrued on the Notes, if applicable.  The obligations of the Indenture Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information has been provided by the Indenture Trustee.

Section 6.02           Certain Communications with the Rating Agencies.

Upon request by any Rating Agency, the Indenture Trustee shall make available or send, in the case of all material items, and shall endeavor to make available or send, in the case of all other items, a copy of each supplement, notice, certificate, request, demand, financial statement and amortization schedule sent by it or received by it pursuant to or in connection with this Indenture or the Collateral Pool or any part thereof, other than statements of the Indenture Trustee’s fees and expenses sent by it to the Issuer and any other communications of a similar and solely administrative nature in the Indenture Trustee’s sole opinion, to such Rating Agency and the Insurers.

Section 6.03           Access to Certain Information.

(a)         The Indenture Trustee shall afford to the Issuer, the Property Manager, the Special Servicer, the Back-Up Manager, the Insurers, the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Noteholder, access to any documentation regarding the Collateral Pool within its control that may be required to be provided by this Indenture or by applicable law.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee designated by it.

(b)        The Indenture Trustee shall maintain at its office primarily responsible for administration of the Collateral Pool and shall deliver to the Issuer, the Insurers, the Rating Agencies and, subject to the succeeding paragraph, any Noteholder or Note Owner or Person identified to the Indenture Trustee as a prospective transferee of a Note or an Ownership Interest therein (at the reasonable request and, except for the Rating Agencies (in which case, at the expense of the Issuer), expense of the requesting party), copies of the following items (to the extent that such items have been delivered to the Indenture Trustee or the Indenture Trustee can cause such items to be delivered to it without unreasonable burden or expense): (i) any private placement memorandum or disclosure document relating to the applicable Notes, in the form most recently provided to the Indenture Trustee by the Issuer or by any Person designated by the Issuer; (ii) this Indenture, the LLC Agreement, the Property Management Agreement, any  Purchase and Sale Agreements and any amendments hereto or thereto; (iii) all reports prepared by, and all reports delivered to, the Indenture Trustee, the Insurers, the Property Manager, the Special Servicer or the Back-Up Manager in such capacities since the Initial Closing Date; (iv) all Officer’s Certificates delivered by the Property Manager and the Special Servicer since the Initial Closing Date pursuant to Section 3.13 of the Property Management Agreement and all Officer’s Certificates delivered by the Issuer since the initial Closing Date pursuant to Section 9.07; (v) all accountants’ reports caused to be delivered by the Property Manager and the Special Servicer since the initial Closing Date pursuant to Section 3.14 of the Property Management Agreement; (vi) all Determination Date Reports, Special Servicer Reports and Modified Collateral Detail and Realized Loss Reports (each, as defined in the Property Management Agreement) since the Initial Closing Date prepared pursuant to Section 4.01 of the Property Management Agreement; (vii) the Loan Files and the Lease Files, including any and all modifications, waivers and amendments of the terms of each Mortgage Loan or Lease entered into or consented to by the Property Manager or the Special Servicer and delivered to the Indenture Trustee pursuant to Section 3.19 of the Property Management Agreement or otherwise; and (viii) any and all Officer’s Certificates and other evidence to support the Property Manager’s or the Special Servicer’s, as the case may be, determination that any Property Protection Advance was or, if made, would be a Nonrecoverable Property Protection Advance.  The Indenture Trustee shall make available copies of any and all of the foregoing items upon request of any party set forth in the previous sentence.  However, the Indenture Trustee shall be permitted to require of such party the payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies as are requested by such party.

If requested by any Noteholder or an Insurer, the Indenture Trustee (to the extent it is able to obtain such information from the Property Manager) shall provide: (i) the most recent inspection report prepared by the Property Manager or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a) of the Property Management Agreement; (ii) the most recent available operating statement and financial statements of the related Borrower or Tenant collected by the Property Manager or the Special Servicer pursuant to Section 3.12(b) of the Property Management Agreement, together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Section 3.12(c) of the Property Management Agreement; and (iii) any and all notices and reports with respect to any Mortgaged Property as to which environmental testing is contemplated by Section 10.08.

The Indenture Trustee will make available, upon reasonable advance notice and at the expense of the requesting party, copies of the above items to any Noteholder or Note Owner and to prospective purchasers of Notes; provided, that, as a condition to making such items available, the Indenture Trustee shall require (a) in the case of Noteholders or Note Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit E-1 hereto generally to the effect that such Person is a Noteholder or Note Owner, is requesting the information solely for use in evaluating such Person’s investment in the related Notes and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person and such Person’s prospective transferor substantially in the form of Exhibit E-2 hereto generally to the effect that such Person is a prospective purchaser of Notes, is requesting the information solely for use in evaluating a possible investment in such Notes and will otherwise keep such information confidential.

(c)         The Indenture Trustee shall not be liable for any dissemination of information made in accordance with Section 6.03(a) or (b).

ARTICLE VII

REDEMPTION; SERIES ENHANCEMENT

Section 7.01           Redemption of the Notes.

(a)           The Notes of each Series shall be subject to mandatory or optional redemption as provided in the applicable Series Supplement.

(b)           The Notes shall not be redeemed in an optional redemption, unless the Issuer sends written notice to the Indenture Trustee and each Insurer stating that it will redeem the Notes, in whole or in part as set forth in such notice on a Payment Date that is not less than 32 days from the date of such notice. The Issuer may rescind such notice of an optional redemption, by written notice to the Indenture Trustee and each Insurer not less than 7 days before the applicable date of such optional redemption.

(c)           The Indenture Trustee shall apply the proceeds received in connection with any optional redemption, pro rata, based on the principal balance of the Notes to be redeemed, to the Holders of the related Class or Classes of Notes.

The Issuer or Co-Issuer, as applicable, shall determine the applicable date of redemption and the redemption record date and give notice thereof to the Indenture Trustee pursuant to Section 7.01(d).

(d)           In the event of any redemption, the Issuer or the Co-Issuer, as applicable, shall, at least 30 days prior to the applicable date of redemption (unless the Indenture Trustee shall agree to a shorter notice period), notify the applicable Hedge Counterparty, the applicable Insurer and the Indenture Trustee of such applicable date of redemption, the redemption record date and the redemption price of the Notes of each Class.  In addition, the Issuer or the Co-Issuer, as applicable, shall promptly notify the Rating Agencies after any redemption.

(e)           Notice of a redemption shall be given by first-class mail, postage prepaid, mailed not later than 30 days prior to the applicable date of redemption, to each applicable Noteholder at such Noteholder’s address in the Note Register.

All such notices shall state:

(i)            the applicable date of redemption;

(ii)           the redemption price for each Class;

(iii)          if applicable, that final repayment of all the Notes of each such Class is being made and that interest on such Notes shall cease to accrue on the date specified in the notice; and

(iv)          if applicable, the place or places where any such Notes to be redeemed are to be surrendered for payment of the redemption price, which shall be the office or agency of the Indenture Trustee.

In the event such redemption is withdrawn, the Indenture Trustee shall give notice of such withdrawal by overnight courier guaranteeing next day delivery, sent not later than the third Business Day prior to the scheduled date of redemption, to each Noteholder to be repaid or redeemed at such Noteholder’s address in the Note Register, the applicable Hedge Counterparty and each Insurer.

Notice of redemption shall be given by the Issuer or the Co-Issuer, as applicable, or, at the Issuer’s or such Co-Issuer’s request, by the Indenture Trustee in the name and at the expense of the Issuer or such Co-Issuer. Failure to give such notice, or any defect therein, to the Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(f)            Notice of redemption having been given as required pursuant to this Section 7.01, unless such notice has been withdrawn, the Notes subject to redemption shall, on the date of redemption, become due and payable at the redemption price therein specified, and from and after the date of redemption (unless the Issuer or the Co-Issuer, as applicable, shall default in the payment of the redemption price) such Notes shall cease to bear interest. Upon final payment on a Note to be repaid or redeemed in full, the Noteholder shall present and surrender such Note at the place specified in the notice of repayment or redemption on or prior to such date of redemption; provided, however, that if there is delivered to the Issuer or the Co-Issuer, as applicable, such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Co-Issuer, as applicable, such final payment shall be made without presentation or surrender.

If any Note to be called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the date of redemption at the applicable Interest Rate for each successive Accrual Period the Note remains outstanding.

Section 7.02           Series Enhancement.

To manage any other risks between the Collateral Pool and the Notes of any Series, the Issuer and any Co-Issuer, on or before a Series Closing Date, may enter into one or more types of Series Enhancement with respect to a Series of Notes, and may from time to time thereafter enter into additional Series Enhancements, in each case so long as the Rating Condition is satisfied.  The Series Supplement with respect to such Series of Notes shall specify the form of Series Enhancement and Series Enhancer, if any, and any additional terms with respect thereto.

ARTICLE VIII

SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 8.01           Supplemental Indentures or Amendments Without Consent of Noteholders.

Without the consent of any Noteholder, but with the prior written consent of each Insurer and upon 20 days’ prior written notice to the Rating Agencies, the parties to each agreement listed below, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, the Property Management Agreement, the Performance Undertaking or any other Transaction Document, as applicable, for any of the following purposes:

(1)           to correct any typographical error or cure any ambiguity, or to cure, correct, amend or supplement any provision herein or in the Notes, the Property Management Agreement, the Performance Undertaking or any other Transaction Document;  provided, that such action shall not adversely affect the interests of the Noteholders in any material respect; provided, that if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder;

(2)           to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the Noteholders and the Insurers would not be adversely affected in any material respect;

(3)           to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of the Mortgages or this Indenture;

(4)           to modify the Indenture, the Property Management Agreement, the Performance Undertaking or any other Transaction Documents as required or made necessary by any change in applicable law, so long as the interests of the Noteholders would not be adversely affected in any material respect; provided, that if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder;

(5)           to add to the covenants of the Issuer, any Co-Issuer or any other party for the benefit of the Noteholders, or to surrender any right or power conferred upon the Issuer under this Indenture, the Property Management Agreement, any Purchase and Sale Agreements, the Environmental Indemnity Agreement or the Performance Undertaking;

(6)           to add any additional Events of Default hereunder or Servicer Replacement Events (as defined in the Property Management Agreement) under the Property Management Agreement; provided, that such action shall not adversely affect the interests of the Noteholders in any material respect; provided, that if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder; or

(7)           to evidence and provide for the acceptance of appointment by a successor Indenture Trustee, Property Manager, Special Servicer, Collateral Agent, Custodian or Back-Up Manager.

No such supplemental indenture or amendment shall be effective unless the Indenture Trustee and each Insurer shall have first received a Tax Opinion and an Opinion of Counsel to the effect that such amendment will not (i) cause any Class of Notes of any Series that was characterized as debt, as of the applicable Series Closing Dates, to be characterized other than as indebtedness for U.S. federal income tax purposes, or (ii) cause or constitute an event in which any U.S. federal income tax gain or loss would be recognized by any Noteholder or the Issuer.

Without the consent of any Noteholder, but with the prior written consent of each Insurer and upon 20 days’ prior written notice to the Rating Agencies, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more amendments to any Account Control Agreement and the Indenture Trustee is authorized to enter into any such amendment at the direction of any Insurer (so long as no Insurer Default with respect to such Insurer has occurred and is continuing).

Section 8.02           Supplemental Indentures With Consent.

With the consent of the Controlling Party of each Series (in the case of any Insurer Default that has occurred and is continuing, a decision of the holders of not less than 66 2/3% of the Aggregate Series Principal Balance will be necessary with respect to any actions to be taken by such Controlling Parties), and 20 days’ prior written notice to the Rating Agencies, the respective parties to the Transaction Documents may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, the Property Management Agreement, the Performance Undertaking or any other Transaction Document for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Noteholders hereunder or thereunder; provided, that no such supplemental indenture or amendment shall be effective unless the Indenture Trustee and each Insurer shall have first received a Tax Opinion and an Opinion of Counsel to the effect that such amendment will not (i) cause any Class of Notes of any Series that was characterized as debt as of the applicable Series Closing Date to be characterized other than as indebtedness for federal income tax purposes or (ii) cause or constitute an event in which any U.S. federal income tax gain or loss would be recognized by any Noteholder or the Issuer; and provided, further, that no such supplemental indenture or amendment may, without the consent of the Noteholders of 100% of the Aggregate Series Principal Balance of the Outstanding Notes affected thereby:

(1)           change a Legal Final Payment Date or Rated Final Payment Date or the Payment Date of any principal, interest or other amount on any Note;

(2)           reduce the Note Principal Balance of a Note, or the applicable Note Rate;;

(3)           authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on or in respect of, the Mortgage Loans, the Mortgaged Properties or the Leases, except as provided in this Indenture, in the Property Management Agreement or in any Purchase and Sale Agreements;

(4)           change the coin or currency in which the principal of any Note or interest thereon is payable;

(5)           impair the right to institute suit for the enforcement of any such payment on or after a Legal Final Payment Date;

(6)           reduce the percentage of the then Aggregate Series Principal Balance, the consent of whose Holders is required for any supplemental indenture or amendment, or the consent of whose Holders is required for any waiver of defaults under this Indenture and their consequences provided for in this Indenture, or for any other reason under this Indenture;

(7)           change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in this Indenture;

(8)           except as otherwise expressly provided in this Indenture, in the Property Management Agreement, in any Purchase and Sale Agreements or in any Mortgage, deprive the Indenture Trustee of the benefit of a first priority security interest in the Collateral included in the Collateral Pool;

(9)           modify Section 2.11 of this Indenture; or

(10)         release from the lien of any Mortgage or this Indenture (except as specifically permitted under this Indenture, the Property Management Agreement, any Purchase and Sale Agreements or the related Mortgage) all or any portion of the Collateral Pool.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Notwithstanding anything to the contrary in this Indenture, none of the above agreements may be amended without the consent of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, if such person would be materially adversely affected by such amendment, regardless of whether any such person is a party to such agreement.

Section 8.03           Delivery of Supplements and Amendments.

Promptly after the execution by the Issuer and the Indenture Trustee (and any other Party, if required) of any supplemental indenture or amendment pursuant to the provisions hereof, the Indenture Trustee, at the expense of the Issuer payable out of the Collateral Pool pursuant to Section 5.04, shall furnish a notice setting forth in general terms the substance of such supplemental indenture or amendment to the Rating Agencies and to each Noteholder at the address for such Noteholder set forth in the Note Register.

Section 8.04           Series Supplements.

(a)         For purposes of this Article VIII, a Series Supplement executed in accordance with the provisions of Section 2.04(c) shall not be considered an amendment or supplemental indenture for the purposes of this Article VIII.  Accordingly, any Series Supplement executed in accordance with the provisions of Section 2.04(c) may amend, modify or supplement this Indenture and the Issuer and the other parties thereto may amend, modify or supplement any of the Transaction Documents in connection with any such New Issuance, in each case without the consent of the Noteholders; provided, that no such Series Supplement may, without the consent of each Noteholder holding 100% of the Aggregate Series Principal Balance of the Outstanding Notes affected thereby:

(1)           change the Legal Final Payment Date or the Payment Date of any principal, interest or other amount on any such Note, or reduce the Note Principal Balance thereof or the Note Rate thereon, or change the coin or currency in which the principal of any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Payment Date thereof;

(2)           reduce the percentage of the then Aggregate Series Principal Balance, the consent of whose Holders is required for any such Series Supplement, or the consent of whose Holders is required for any waiver of defaults hereunder and their consequences provided for in this Indenture, or for any other reason under this Indenture (including for actions taken by the Indenture Trustee pursuant to Section 4.01);

(3)           change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in this Indenture;

(4)           except as otherwise expressly provided in this Indenture, in the Property Management Agreement, in any Purchase and Sale Agreements or in any Mortgage, deprive any Noteholder of the benefit of a valid first priority perfected security interest in the Collateral included in the Collateral Pool;

(5)           release from the lien of the Mortgages or this Indenture (except as specifically permitted under this Indenture, the Property Management Agreement, any Purchase and Sale Agreements or the related Mortgage) all or any portion of the Collateral Pool;

(6)           modify the definition of Noteholder; or

(7)           modify this Section 8.04.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed Series Supplement or amendment of any Transaction Document, but it shall be sufficient if such consent shall approve substantially the substance thereof.

Section 8.05           Execution of Supplemental Indentures, etc.

In executing, or accepting the additional trusts created by, any supplemental indenture or amendment permitted by this Article or in accepting the modifications thereby of the trusts created by this Indenture or in giving any consent to any modification of any Mortgage Loan or any Lease pursuant to this Indenture, the Indenture Trustee shall be entitled to receive, at the Issuer’s expense payable out of the Collateral Pool pursuant to Section 5.04, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture, amendment or modification is authorized or permitted by this Indenture and each Series Supplement.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment or consent to any such modification which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.06           Amendments to any Insurance Policy.

Notwithstanding any contrary provision in any other Transaction Document or applicable Series Transaction Document, none of the Issuer, the Indenture Trustee or an Insurer shall consent to any amendment to the related Insurance Policy unless the Rating Condition is satisfied.

ARTICLE IX

COVENANTS; WARRANTIES

Section 9.01           Maintenance of Office or Agency.

The Issuer shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Indenture Trustee, the Insurers and the Noteholders of the location, and any change in the location, of such office or agency.

Section 9.02           Existence and Good Standing.

Subject to Section 9.08, the Issuer will keep in full effect its existence, rights and franchises under the laws of its jurisdiction of organization, and will remain in good standing as a foreign limited liability company, in each jurisdiction to the extent the failure to remain in good standing would affect materially and adversely the enforceability of this Indenture or the Issuer’s performance hereunder.

Section 9.03           Payment of Taxes and Other Claims.

(a)         The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments, governmental charges and claims (the “Taxes”) levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, or shown to be due on the tax returns filed by the Issuer, except any such Taxes which the Issuer is in good faith contesting in appropriate proceedings and with respect to which adequate reserves are established if required in accordance with GAAP;  provided, that such failure to pay or discharge will not cause a forfeiture of, or a lien to encumber, any property included in the Collateral Pool. Upon the written direction of the Property Manager in accordance with the Property Management Agreement, the Indenture Trustee is authorized to pay out of the Payment Account, prior to making payments on the Notes, any such Taxes which, if not paid, would cause a forfeiture of, or a lien to encumber, any property included in the Collateral Pool.

(b)        After prior written notice to the Indenture Trustee, the Issuer, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes; provided, that (i) no Event of Default has occurred and is continuing, (ii) the Issuer is not prohibited from doing so under the provisions of any mortgage, deed of trust or deed to secure debt affecting the Mortgaged Property, (iii) such proceeding shall suspend the collection of the Taxes from the Issuer and from the Mortgaged Property or the Issuer shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Issuer is subject and shall not constitute a default thereunder, (v) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (vi) unless the Issuer has paid all of the Taxes under protest, the Issuer has furnished such security as may be required in the proceeding, as may be reasonably requested by the Indenture Trustee to insure the payment of any contested Taxes, together with all interest and penalties thereon.

Section 9.04           Validity of the Notes; Title to the Collateral; Lien.

(a)         The Issuer represents and warrants to the other parties hereto that the Issuer is duly authorized under applicable law and the LLC Agreement to create and issue the Notes, to pledge the Collateral included in the Collateral Pool to the Indenture Trustee, to execute and deliver this Indenture, the other documents referred to herein to which it is a party and all instruments included in the Collateral Pool which it has executed and delivered, and that all partnership action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained.  The Notes, when issued, will be, and this Indenture and such other documents are, valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)        The Issuer represents and warrants to the other parties hereto that (i) the Issuer has good title to, and is the sole owner of, each Mortgage Loan, Mortgaged Property and

Lease, as applicable and all other Collateral included in the Collateral Pool, free and clear of any pledge, lien, encumbrance or security interest other than Permitted Exceptions and the liens created hereby and under the Mortgages, (ii) this Indenture creates a valid and continuing security interest in each item of the Collateral Pool in which a security interest may be created under Article 9 of the UCC in favor of the Indenture Trustee, which security interest is prior to all other liens, encumbrances and security interests, subject only to Permitted Exceptions, other exceptions permitted in the Property Management Agreement and in the related Mortgages, and is enforceable as such against creditors of and purchasers from the Issuer, (iii) each Mortgage creates a valid lien upon the Mortgage Loan, Mortgaged Property and Lease, as applicable, which lien is prior to all other liens, encumbrances and security interests, subject only to Permitted Exceptions, other exceptions permitted in the Property Management Agreement and in such Mortgage, and is enforceable as such against creditors of and purchasers from the Issuer, (iv) the assignment of rents contained in each Mortgage (or in a separate document, if required by the local jurisdiction) constitutes the legal, valid, binding and enforceable assignment of the Issuer’s rights in each related Mortgage Loan or Lease, as applicable, subject only to Permitted Exceptions, other exceptions permitted in the Property Management Agreement and in such Mortgage or separate document, and (v) the Issuer has received all consents and approvals required by the terms of the Collateral to Grant such Collateral included in the Collateral Pool to the Indenture Trustee as provided herein and in the related Mortgages.

(c)         The Issuer has caused the filing of an appropriate financing statement with the Secretary of State of the State of Delaware in order to perfect the security interests in the Collateral granted to the Indenture Trustee hereunder, to the extent such security interests may be perfected by such filing.

(d)        Other than the lien and security interest Granted to the Indenture Trustee hereunder and under the Mortgages (and as otherwise permitted in the Property Management Agreement or this Indenture), the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral included in the Collateral Pool.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statements filed in favor of the Indenture Trustee.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(e)         The Issuer shall ensure that all cash and investment property at any time owned by the Issuer and held as part of the Collateral Pool are deposited and maintained in the Collection Account, Lockbox Account, Payment Account, Cashflow Coverage Reserve Account, Release Account, Hedge Counterparty Accounts or any other account subject to an Account Control Agreement.  Each such account shall be maintained in the name of the Indenture Trustee, and the Issuer shall not consent to the bank or securities intermediary maintaining any such account to comply with instructions or entitlement orders of any person other than the Property Manager in accordance with the Property Management Agreement or the Indenture Trustee.  The Issuer will ensure that the bank or securities intermediary maintaining the Collection Account, Release Account, Payment Account, Cashflow Coverage Reserve Account or any other account held as part of the Collateral Pool, on or promptly after the establishment of such account, executes and delivers to the Indenture Trustee an Account Control Agreement with respect to such account.

(f)         The Issuer represents and warrants that the Indenture is not required to be qualified under the 1939 Act and that the Issuer is not required to be registered as an “investment company” under the 1940 Act.

Section 9.05           Protection of Collateral Pool.

The Issuer, and, to the extent directed by the Issuer or the Requisite Global Majority, the Indenture Trustee, will from time to time execute and deliver all such amendments and supplements hereto (subject to Sections 8.01 and 8.02) and all such financing statements, continuation statements, instruments of further assurance and other instruments (provided, however, that the Indenture Trustee will not be obligated to prepare or file any such supplements, statements or other instruments), and will take such other action necessary or advisable to:

(a)         Grant more effectively all or any portion of the Collateral Pool;

(b)        maintain or preserve the lien (and the priority thereof) of the Mortgages and this Indenture or carry out more effectively the purposes hereof;

(c)         perfect, publish notice of, or protect the validity of any Grant made or to be made by or in the Mortgages or this Indenture;

(d)        enforce any of the Mortgage Loans or Leases included in the Collateral Pool; or

(e)         preserve and defend title to the Collateral included in the Collateral Pool and the rights of the Indenture Trustee in such Collateral against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee, its agent and attorney-in-fact, to execute and deliver any financing statement, continuation statement or other instrument required pursuant to this Section 9.05; provided, that, subject to and consistent with Section 5.01, the Indenture Trustee will not be obligated to prepare or file any such statements or instruments.

Section 9.06           Negative Covenants.

For so long as the Notes of any Series are outstanding and the applicable Insurance Policies are in effect, the Issuer shall not:

(a)         Cause or permit a voluntary or involuntary sale, transfer, exchange, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in any Mortgage Loan, Mortgaged Property, Lease or any part thereof or any legal or beneficial interest therein or any other part of the Collateral Pool, except as expressly permitted by this Indenture or the Property Management Agreement;

(b)        dissolve or liquidate in whole or in part, except as provided in Section 9.08;

(c)         engage, directly or indirectly, in any business other than that arising out of the issuance of the Notes and the actions contemplated or required to be performed under this Indenture or the Property Management Agreement;

(d)        incur, create or assume any indebtedness for borrowed money other than the Notes or otherwise pursuant to this Indenture, the LLC Agreement  or the Property Management Agreement;

(e)         voluntarily file a petition for bankruptcy or reorganization, make an assignment for the benefit of creditors or commence any similar proceeding;

(f)         change its state of organization, name, identity or organizational status, or otherwise amend the LLC Agreement, without notifying the Indenture Trustee of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in the Issuer’s organizational status or any such amendment, without first obtaining the prior written consent of the Indenture Trustee and each Insurer (so long as no Insurer Default has occurred and is continuing) and written confirmation that the Rating Condition has been satisfied;

(g)        withdraw or direct any party to withdraw any funds from the Lockbox Accounts or the Collection Account, other than in accordance with the terms of this Indenture or the Property Management Agreement; or

(h)        engage in any business or activity other than as permitted under the LLC Agreement and this Indenture.

Section 9.07           Statement as to Compliance.

The Issuer shall deliver to the Indenture Trustee, the Insurers and the Rating Agencies, within 120 days after the end of each fiscal year commencing with fiscal year 2005, an Officer’s Certificate of the Issuer stating that, in the course of the performance by the officer executing such Officer’s Certificate of such officer’s present duties as an officer of the Issuer, such officer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute an Event of Default after notice, direction of the Requisite Global Majority or lapse of time and that to the best of the officer’s knowledge, (a) the Issuer has fulfilled all of its obligations under this Indenture in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice, direction of the Requisite Global Majority or lapse of time would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.

Section 9.08           Issuer May Consolidate, Etc., Only on Certain Terms.

(a)         For so long as the Notes of any Series are outstanding or any Insurance Policy is in effect, the Issuer may not consolidate or merge with or into any other Person or convey or transfer all or substantially all of the Collateral Pool to any Person (other than as provided in the Transaction Documents) without the consent of the Requisite Global Majority, unless:

(i)            the Person (if other than the Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the Collateral Pool (the “Successor Person”), shall be a Person organized and existing under the laws of the United States of America or of any State thereof, shall have expressly assumed by written instrument, and executed and delivered such written instrument to the Indenture Trustee, the obligation (to the same extent as the Issuer was so obligated) to make payments of principal, interest and other amounts on all of the Notes and pay amounts owed to the Insurers and the obligation to perform every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)           at the time of, and immediately after giving effect to, such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(iii)          the Indenture Trustee and the Insurers shall have each received written confirmation that the Rating Condition is satisfied;

(iv)          the Issuer shall have delivered to the Indenture Trustee and the Insurers an Officers’ Certificate and an Opinion of Counsel, each to the effect that, such consolidation, merger, conveyance or transfer complies with and satisfies all conditions precedent relating to the transactions set forth in this Section 9.08;

(v)           the Successor Person shall have delivered to the Indenture Trustee and the Insurers an Officer’s Certificate stating that (1) the Successor Person has good and marketable title to the Collateral included in the Collateral Pool, free and clear of any lien, security interest or charge other than the lien and security interest of the Mortgages and this Indenture and any other lien permitted hereby, and (2) immediately following the event which causes the Successor Person to become the Successor Person, the Indenture Trustee continues to have a perfected security interest in the Collateral included in the Collateral Pool to the extent a security interest may be created and perfected under Article 9 of the UCC and a valid, first priority lien (subject to Permitted Exceptions) in the Mortgage Loans, Mortgaged Properties and Leases; and

(vi)          the Successor Person shall have delivered to the Indenture Trustee and the Insurers an Officer’s Certificate and an Opinion of Counsel each stating that, with respect to a Successor Person that is a corporation, partnership or trust, such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplement hereto for the purpose of assuming such obligation; that the Successor Person has duly authorized the execution, delivery and performance of any indenture supplement and that such supplemental indenture is a valid, legal and binding obligation of the Successor Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and that, immediately following the event which causes the Successor Person to become the Successor Person, the Indenture Trustee continues to have a perfected security interest in the Collateral included in the Collateral Pool to the extent a security interest may be created and perfected under Article 9 of the UCC.

(b)        Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the Collateral Pool, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein. In the event of any such conveyance or transfer of the Collateral Pool permitted by this Section 9.08, the Person named as the “Issuer” in the first paragraph of this Indenture, or any successor that shall theretofore have become such in the manner prescribed in this Article and that has thereafter effected such a conveyance or transfer, may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all of the then Outstanding Notes and from its obligations under this Indenture.

ARTICLE X

COVENANTS REGARDING MORTGAGED PROPERTIES

Section 10.01         Insurance.

(a)         The Issuer will be required to maintain, or cause to be maintained, insurance of the types and amounts set forth in the Property Management Agreement.  The Issuer shall comply with all such insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required thereunder to be maintained by the Issuer on or with respect to any part of a Mortgaged Property.

Section 10.02         Mortgage Loans, Leases and Rents.

(a)         With respect to each Mortgaged Property, the Issuer  (i) shall observe and perform all the obligations imposed upon the Borrower under the related Mortgage Loan or the lessor under the related Lease and shall not do or permit to be done anything to impair materially the value of any Mortgage Loan, Mortgaged Property or Lease as security, (ii) shall promptly send copies to the Indenture Trustee of all notices of default which the Issuer shall send or receive under the Mortgage Loans and Leases, (iii) shall notify the Indenture Trustee in writing of any material change in the status of any tenancy at the Mortgaged Property, including, without limitation, the vacating, surrender or going dark of any Tenant, even if such action is expressly permitted by the terms of such Tenant’s Lease, (iv) shall enforce all of the material terms, covenants and conditions contained in the Mortgage Loan upon the part of the Borrower or the Lease upon the part of the Tenant, as applicable, thereunder to be observed or performed (including without limitation collecting financial information from each Borrower or Tenant, as applicable), (v) shall not collect any Monthly Loan Payment or Monthly Lease

Payment more than one month in advance (except that security deposits shall not be deemed Monthly Loan Payments or Monthly Lease Payments collected in advance), (vi) shall not execute any assignment of the Borrower’s interest in the Mortgage Loan or the Monthly Loan Payments or the lessor’s interest in the Lease or the Monthly Lease Payments except as permitted under the Property Management Agreement, and (vii) shall not consent to any assignment of or subletting under the Lease not in accordance with its terms or as permitted under the Property Management Agreement.  The Issuer shall not agree to any material modification of a Mortgage Loan or Lease except in accordance with the terms of the Property Management Agreement.

Section 10.03         Compliance With Laws.

With respect to each Mortgaged Property:

(a)         The Issuer shall promptly comply in all material respects with all federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Mortgaged Property, or the use thereof (“Applicable Laws”), currently existing or enacted in the future.

(b)        The Issuer shall from time to time, upon the Indenture Trustee’s request, provide the Indenture Trustee with evidence reasonably satisfactory to the Indenture Trustee that the Mortgaged Property complies in all material respects with all currently existing Applicable Laws or is exempt from compliance with currently existing Applicable Laws.

(c)         Notwithstanding any provisions set forth herein or in any document regarding the Property Manager’s approval of alterations of the Mortgaged Property, the Issuer shall not alter the Mortgaged Property in any manner which would materially increase the Issuer’s responsibilities for compliance with Applicable Laws without the prior written approval of the Property Manager.  The foregoing shall apply to tenant improvements constructed by the Issuer or by any of its Tenants.  The Property Manager may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to the Property Manager.

(d)        The Issuer shall give prompt notice to the Indenture Trustee and each Insurer of the receipt by the Issuer of any governmental agency notice related to a violation of any Applicable Laws and of the commencement of any governmental agency proceedings or investigations which relate to compliance with Applicable Laws.

(e)         After prior written notice to the Indenture Trustee, the Issuer, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Mortgaged Property; provided, that (i) no Event of Default has occurred and is continuing under any Mortgage or this Indenture, (ii) the Issuer is not prohibited from doing so under the provisions of any Mortgage Loan or Lease and any other mortgage, deed of trust or deed to secure debt affecting the Mortgaged Property, (iii) such proceeding shall not be prohibited under, and shall be conducted in accordance with, the provisions (if any) of any other instrument to which the Issuer or the Mortgaged Property is subject and shall not constitute a default thereunder, (iv) neither the

Mortgaged Property, any part thereof or interest therein, any of the related Borrowers, the Tenants or occupants thereof, nor the Issuer shall be affected in any materially adverse way as a result of such proceeding, (v) non-compliance with the Applicable Laws shall not impose criminal liability on the Issuer or civil or criminal liability on the Indenture Trustee, and (vi) the Issuer shall have furnished to the Indenture Trustee all other items reasonably requested by the Indenture Trustee.

Section 10.04         Estoppel Certificates.

The Issuer shall use its best efforts to deliver or cause to be delivered to the Indenture Trustee, promptly upon request, duly executed estoppel certificates from any one or more Borrowers or Tenants as required by the Property Manager in accordance with the Property Management Agreement attesting to such facts regarding the Mortgage Loan or Lease, as applicable, as the Property Manager may require in accordance with the Property Management Agreement, including but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Monthly Loan Payments or Monthly Lease Payments, as applicable, have been paid more than one month in advance, and that the Borrower or Tenant claims no defense or offset against the full and timely performance of its obligations under the related Mortgage Loan or Lease.

Section 10.05         Other Rights, Etc.

It is agreed that the risk of loss or damage to the Mortgaged Property is on the Issuer, and the Indenture Trustee shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to maintain insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by the Indenture Trustee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgage Loan or Mortgaged Property or any other Collateral included in the Collateral Pool and not in the Indenture Trustee’s possession.

Section 10.06         Right to Release Any Portion of the Collateral Pool.

The Indenture Trustee shall release any portion of the Collateral Pool without, as to the remainder of such Collateral, in any way impairing or affecting the lien or priority of this Indenture, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by the Indenture Trustee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof, all in accordance with the terms hereof and of the Property Management Agreement.  This Indenture shall continue as a lien and security interest in the remaining portion of the Collateral Pool to which it applies.

Section 10.07         Environmental Covenants.

The Issuer covenants and agrees that so long as the Issuer owns, manages, is in possession of, or otherwise controls the Mortgaged Property:  (a) all uses and operations on or of the Mortgaged Property, whether by the Issuer or any other person or entity, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Environmental Releases of Hazardous Materials in, on, under or from the Mortgaged Property in material violation of Environmental Laws; (c) there shall be no Hazardous Materials present at, in, on, or under the Mortgaged Property or generated, managed, stored, treated, transported or disposed in connection with the use and operation of the Mortgaged Property, except those that are both (i) in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) in amounts necessary to operate the Mortgaged Property; (d) the Issuer shall keep the Mortgaged Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of the Issuer or any other person or entity (the “Environmental Liens”); (e) the Issuer shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 10.08 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) the Issuer shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Mortgaged Property, pursuant to any reasonable written request of the Property Manager in accordance with the Property Management Agreement and share with the Indenture Trustee the reports and other results thereof, and the Indenture Trustee shall be entitled to rely on such reports and other results thereof; (g) the Issuer shall, at its sole cost and expense, comply with all reasonable written requests of the Property Manager in accordance with the Property Management Agreement to (1) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Mortgaged Property associated with an Environmental Release and (2) comply with any Environmental Law in any material respect; (h) the Issuer shall not knowingly permit any Borrower, Tenant or other user of the Mortgaged Property to violate any Environmental Law in any material respect; and (i) the Issuer shall immediately notify the Property Manager in writing after it has become aware of (A) any presence or Environmental Release or threatened Environmental Releases of Hazardous Materials in, on, under, from or migrating towards the Mortgaged Property in violation of any Environmental Law, (B) any non-compliance with any Environmental Laws related in any way to the Mortgaged Property, (C) any actual or potential Environmental Lien, (D) any required or proposed governmental agency investigation, remediation or other response to environmental conditions relating to the Mortgaged Property, and (E) any written or oral notice or other communication of which the Issuer becomes aware from any source whatsoever (including but not limited to a governmental agency) relating in any way to Hazardous Materials at the Mortgaged Property in violation of Environmental Law.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, consent decrees or settlement agreements and other governmental directives or requirements, as well as common law, that apply to any Mortgaged Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act, as amended.    “Hazardous Materials” shall mean: (a) petroleum and petroleum products and compounds containing them, including: gasoline, diesel fuel and oil; (b) explosives; (c) flammable materials; (d) radioactive materials; (e) polychlorinated biphenyls (“PCBs”) and compounds containing them; (f) lead and lead-based paint; (g) asbestos or asbestos-containing materials in any form that is or could become friable; (h) underground or above-ground storage tanks, whether empty or containing any substance; (i) any substance the presence of which on any Mortgaged Property is regulated by or prohibited by any federal, state or local authority (a “Regulated Substance”); (j) any Regulated Substance that requires special handling; (k) and any other material, substance or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.  “Environmental Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, including the threat of any of the foregoing.

ARTICLE XI

COSTS

Section 11.01         Performance at the Issuer’s Expense.

The Issuer acknowledges and confirms that the Indenture Trustee shall impose certain administrative processing fees in connection with the release or substitution of any Mortgage Loan or Mortgaged Property (the occurrence of any of the above shall be called an “Event”), which fees are payable to the Indenture Trustee under the Property Management Agreement as an Extraordinary Expense.  The Issuer further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Mortgaged Property or any part thereof, whether required by law, regulation or any governmental or quasi-governmental authority.  The Issuer hereby acknowledges and agrees to pay, immediately, upon demand, all such fees (as the same may be reasonably increased or decreased from time to time), and any additional fees of a similar type or nature which may reasonably be imposed by the Indenture Trustee from time to time, upon the occurrence of any Event or otherwise, in accordance with the priorities set forth herein and in the Property Management Agreement.  Wherever it is provided for herein that the Issuer pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of the Indenture Trustee in accordance with the priorities set forth herein.

ARTICLE XII

MISCELLANEOUS

Section 12.01         Execution Counterparts.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.02         Compliance Certificates and Opinions, etc.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Section 12.03         Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever this Indenture requires that a document or instrument (other than any Note) be delivered in substantially the form attached hereto as an exhibit, modifications and additions to and deletions from any such exhibit reflected in such document or instrument as delivered hereunder shall not impair the validity or acceptability of such document or instrument (nor shall any Person be entitled to reject such document or instrument as a result thereof) to the extent that such modifications, additions or deletions are approved by the Issuer and are made in a manner consistent with applicable law (including changes thereto).

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that any Person shall deliver any document as a condition of the granting of such application, or as evidence of such Person’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of such Person to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article V.

Section 12.04         No Oral Change.

This Indenture, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Issuer or the Indenture Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought and otherwise in accordance herewith.

Section 12.05         Acts of Noteholders.

(a)         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders of any Class, of any Series or in their entirety may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Indenture Trustee and the Issuer if made in the manner provided in this Section.  With respect to authorization to be given or taken by Noteholders, the Indenture Trustee shall be authorized to follow the written directions or the vote of Noteholders of Notes representing more than 50% of the Aggregate Series Principal Balance (or Outstanding Notes of the affected Class, if applicable), unless any greater or lesser percentage is required by the terms hereunder.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)         The Series, Class, Note Principal Balance and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)        Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of any Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.06         Computation of Percentage of Noteholders.

Unless otherwise specified herein, whenever this Indenture states that any action may be taken by a specified percentage of the Noteholders or the Noteholders of any Class, such statement shall mean that such action may be taken by the Noteholders of such specified percentage of the Aggregate Series Principal Balance or of such Class of Notes, respectively.

Section 12.07         Notice to the Indenture Trustee, the Issuer and Certain Other Persons.

Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of the Issuer, c/o Spirit Master Funding, LLC, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254, facsimile number: 480-606-0826, Attention: Catherine Long, Chief Financial Officer; (ii) in the case of the Indenture Trustee, Citibank, N.A., at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1, facsimile number: 212-816-5527; and (iii) with respect to any applicable Series, in the case of any Insurer, Hedge Counterparty or Rating Agency, the address of such Insurer, Hedge Counterparty or Rating Agency as provided in the applicable Series Supplement, or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 12.08         Notices to Noteholders; Notification Requirements and Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given if in writing and delivered by courier or mailed by first class mail, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is delivered or mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular courier and mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give any such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a default or Event of Default.

Section 12.09         Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and permitted assigns, whether so expressed or not.

Section 12.10         Interest Charges; Waivers.

This Indenture is subject to the express condition that at no time shall the Issuer be obligated or required to pay interest hereunder at a rate which could subject the Indenture

Trustee to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Issuer is permitted by applicable law to contract or agree to pay.  If by the terms of this Indenture, the Issuer is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, such rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Issuer expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Indenture, except for notices expressly provided for in this Indenture, the Mortgages or the Notes.

Section 12.11         Severability Clause.

In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be affected or impaired thereby.

Section 12.12         Governing Law.

(a)         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

(b)        Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Note or the Collateral included in the Collateral Pool may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Issuer irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding.  The Issuer hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.  As long as any of the Notes remain Outstanding, service of process upon the Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service in any such legal action or proceeding.

Section 12.13         Insurer Default.

If an Insurer Default has occurred and is continuing with respect to any Insurer, any provision giving such Insurer the right to direct, appoint or consent to, approve of, or take any action (or waive any right to take action) under this Indenture or the applicable Series Supplement, shall be inoperative; provided, however, that upon the cure of any such Insurer Default, such rights shall be reinstated.

Section 12.14         Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.15         Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, the Series Enhancers, the Property Manager, the Special Servicer, the Back-Up Manager and any other party secured hereunder or named as a beneficiary of any provision hereof, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16         Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Issuer, the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee, agent or Control Person of the Issuer, the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer in its individual capacity, any holder of a beneficial interest in the Issuer or of any successor or assignee of the Issuer, the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer in its individual capacity, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer has any such obligations in its individual capacity).

Section 12.17         Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom and to discuss the Issuer’s affairs, finances and accounts relating to the Issuer with the officers of Spirit Finance on behalf of the Issuer and the Issuer’s employees and independent registered public accounting firm, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 12.18         Method of Payment.

Except as otherwise provided in Section 2.11(b), all amounts payable or to be remitted pursuant to this Indenture shall be paid or remitted or caused to be paid or remitted in immediately available funds by wire transfer to an account specified in writing by the recipient thereof.

Section 12.19         Limitation on Liability of the Issuer.

Neither the Issuer nor any of the directors, officers, employees, agents or Control Persons of the Issuer, shall be under any liability to the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment.  The Issuer, and any director, officer, employee or agent of the Issuer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Issuer shall be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Agreement and which in its opinion does not involve it in any expenses or liability; provided, however, that the Issuer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders and the Insurers hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC, as Issuer

By:	/s/ Michael T. Bennett
Name: Michael T. Bennett
Title: Senior Vice President

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ John Hannon
Name: John Hannon
Title: AVP

STATE OF New York	)
) ss.:
COUNTY OF New York	)

On this 26th day of July, 2005, before me, the undersigned officer, personally appeared Michael T. Bennett and acknowledged himself to me to be the Senior Vice President of Spirit Master Funding, LLC, and that as such officer, being duly authorized to do so pursuant to such entity’s by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by him as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Mirna Cardona
Notary Public

NOTARIAL SEAL

STATE OF NEW YORK	)
) ss.:
COUNTY OF KINGS	)

On this 26th day of July, 2005, before me, the undersigned officer, personally appeared John Hannon, and acknowledged himself to me to be an Assistant Vice President of Citibank, N.A., and that as such officer, being duly authorized to do so pursuant to such entity’s by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by him as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Nanette Murphy
Notary Public

NOTARIAL SEAL

EXHIBIT A-1

FORM OF RESTRICTED GLOBAL COMMERCIAL MORTGAGE NOTE

144A NOTE

SERIES [    ], CLASS [    ] NOTE

Note Rate: [ ]%	Note Principal Balance of the Class [ ] Notes as of the Series Closing Date: $[ ]

Series Closing Date: [ ], 2005	Initial Note Principal Balance of this Class [ ] Note: $[ ]

First Payment Date: [ ], 2005	Initial Aggregate Series Principal Balance as of the Series Closing Date: $[ ]

Issuer: Spirit Master Funding, LLC	CUSIP No. __________

Indenture Trustee: Citibank, N.A.	ISIN No. __________

Note No. __	Property Manager and Special Servicer: Spirit Finance Corporation

Legal Final Payment Date: [ ]

A-1-1

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR DISTRIBUTION, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &CO. HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THIS LEGEND.  THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, AND EACH PERSON WHO ACQUIRES A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACCEPTANCE OF SUCH INTEREST, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT (A) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM THE SELLER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, PROVIDED THAT SUCH PURCHASER DELIVERS ALL DOCUMENTS AND CERTIFICATIONS AS THE INDENTURE TRUSTEE MAY REASONABLY REQUIRE; OR (B) OUTSIDE THE UNITED STATES IN “OFFSHORE TRANSACTIONS” TO NON-US PERSONS IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE NOTES, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AND EACH BENEFICIAL OWNER BY PURCHASING OR OTHERWISE ACQUIRING A BENEFICIAL INTEREST IN THIS NOTE, EACH AGREES TO TREAT THIS NOTE AND SUCH BENEFICIAL INTEREST FOR PURPOSES OF UNITED STATES FEDERAL, STATE

A-1-2

AND LOCAL INCOME OR FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED ON OR MEASURED BY INCOME, AS INDEBTEDNESS OF THE ISSUER AND TO REPORT THIS NOTE AND SUCH BENEFICIAL INTEREST ON ALL APPLICABLE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT.

THE HOLDER OF THIS NOTE OR ANY OWNERSHIP INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 2.05(l) OF THE INDENTURE.

[CERTAIN PAYMENTS WITH RESPECT TO THIS NOTE WILL BE SUBORDINATE TO PAYMENTS WITH RESPECT TO THE CLASS [    ] NOTES AS AND TO THE EXTENT DESCRIBED IN THE INDENTURE.](1)

REDUCTIONS OF THE NOTE PRINCIPAL BALANCE OF THIS NOTE MAY BE MADE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THE NOTES WILL HAVE THE BENEFIT OF THE CERTIFICATE GUARANTY INSURANCE POLICY DESCRIBED HEREIN (THE “INSURANCE POLICY”).  THE NOTES ARE SOLELY OBLIGATIONS OF THE ISSUER AND DO NOT REPRESENT OBLIGATIONS OF ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, THE INDENTURE TRUSTEE, THE COLLATERAL AGENT, THE PROPERTY MANAGER, THE SUPPORT PROVIDER, THE SPECIAL SERVICER, THE BACK-UP MANAGER, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.  EACH NOTE IS ONE OF A SERIES OF NOTES, ALL OF WHICH ARE PAYABLE SOLELY FROM THE PROCEEDS OF THE COLLATERAL POOL AND FROM DRAWINGS ON THE INSURANCE POLICY.  ADDITIONAL SERIES OF NOTES SECURED PRO RATA BY THE COLLATERAL POOL MAY ALSO BE ISSUED IN THE FUTURE.  PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL POOL AND THE INSURANCE POLICY.

(1)   Include in Class [          ] Note only.

A-1-3

The Issuer, a Delaware limited liability company, for value received, hereby promises to pay to Cede & Co. or registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of [                                                      ] United States dollars ($[                        ]) on the Legal Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below.

This Note is one of a series of Net-Lease Mortgage Notes (collectively, the “Notes”) issued by the Issuer (each, a “Class”) pursuant to a Master Indenture, to be dated on or about [          ], 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Indenture Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Series Supplement”), the “Indenture”), and will be payable solely from, the assets of the Issuer, together with the assets of any special purpose, bankruptcy remote affiliate of the Issuer that co-issues any Related Series Notes (each a “Co-Issuer”) (individually, the “Collateral” and, collectively, the “Collateral Pool”).  To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture.  This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Indenture, payments will be made on the Class of Notes to which this Note belongs, pro rata among the Notes of such Class based on their respective Note Principal Balance, on the 20th day of each month or, if any such day is not a business day, then on the next succeeding business day (each, a “Payment Date”), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the related Record Date.  All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date.  Notwithstanding the foregoing, the final payment on this Note will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment.  Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

The Notes are limited in right of payment to certain distributions on the Mortgage Loans, Mortgaged Properties and Leases and the other Collateral included in the Collateral Pool, all as more specifically set forth herein and in the Indenture.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued

A-1-4

upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Class of Notes to which this Note belongs are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance, as requested by the Holder surrendering the same.

No transfer of this Note or any interest herein may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  No person is obligated to register or qualify any of the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.

Each transferee of a Note will be deemed to have represented, warranted and agreed that either (A) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with assets of, a Plan or (B)(i) such Note is rated investment grade or better as of the date of the purchase, (ii) it believes that such Note is properly treated as indebtedness without substantial equity features for purposes of ERISA and the regulations thereunder and agrees to so treat such Note and (iii) its acquisition and holding of such Note will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law).

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

The Indenture, the Property Management Agreement, the Environmental Agreement, any Purchase and Sale Agreements and the Notes are subject to amendment,

A-1-5

including by supplemental indenture, from time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Collateral Pool (to the extent of its rights therein) [and the Insurance Policy] for payments hereunder.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

This Note shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws principles).

A-1-6

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the Issuer.

Dated:    [                    ]

SPIRIT MASTER FUNDING, LLC

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [        ] Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-1-7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Net-Lease Mortgage Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Net-Lease Mortgage Note of a like Note Principal Balance and Class to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to

for the account of                                                                                                                                                               .

Payments made by check (such check to be made payable to                                                                                          )
and all applicable statements and notices should be mailed to                                                                                         .

This information is provided by                                                             , the Assignee named above, or                                                                                , as its agent.

A-1-8

EXHIBIT A-2

FORM OF REGULATION S GLOBAL COMMERCIAL MORTGAGE NOTE

[TEMPORARY] [PERMANENT] REGULATION S GLOBAL NOTE

SERIES [    ], CLASS [    ] NOTE

Note Rate: [ ]%	Note Principal Balance of the Class [ ] Notes as of the Series Closing Date: $[ ]

Series Closing Date: [ ], 2005	Initial Note Principal Balance of this Class [ ] Note: $[ ]

First Payment Date: [ ], 2005	Initial Aggregate Series Principal Balance as of the Series Closing Date: $[ ]

Issuer: Spirit Master Funding, LLC	CUSIP No. ___________

Indenture Trustee: Citibank, N.A.	ISIN No. ___________

Note No. __	Property Manager and Special Servicer: Spirit Finance Corporation

Legal Final Payment Date: [ ]

A-2-1

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR DISTRIBUTION, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &CO. HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THIS LEGEND.  THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, AND EACH PERSON WHO ACQUIRES A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACCEPTANCE OF SUCH INTEREST, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT (A) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM THE SELLER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, PROVIDED THAT SUCH PURCHASER DELIVERS ALL DOCUMENTS AND CERTIFICATIONS AS THE INDENTURE TRUSTEE MAY REASONABLY REQUIRE; OR (B) OUTSIDE THE UNITED STATES IN “OFFSHORE TRANSACTIONS” TO NON-US PERSONS IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE NOTES, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[THIS NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT, WHICH IS EXCHANGEABLE FOR A PERMANENT GLOBAL NOTE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE.]

A-2-2

THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AND EACH BENEFICIAL OWNER BY PURCHASING OR OTHERWISE ACQUIRING A BENEFICIAL INTEREST IN THIS NOTE, EACH AGREES TO TREAT THIS NOTE AND SUCH BENEFICIAL INTEREST FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED ON OR MEASURED BY INCOME, AS INDEBTEDNESS OF THE ISSUER AND TO REPORT THIS NOTE AND SUCH BENEFICIAL INTEREST ON ALL APPLICABLE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT.

THE HOLDER OF THIS NOTE OR ANY OWNERSHIP INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 2.05(l) OF THE INDENTURE.

[CERTAIN PAYMENTS WITH RESPECT TO THIS NOTE WILL BE SUBORDINATE TO PAYMENTS WITH RESPECT TO THE CLASS [    ] NOTES AS AND TO THE EXTENT DESCRIBED IN THE INDENTURE.](1)

REDUCTIONS OF THE NOTE PRINCIPAL BALANCE OF THIS NOTE MAY BE MADE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THE NOTES WILL HAVE THE BENEFIT OF THE CERTIFICATE GUARANTY INSURANCE POLICY DESCRIBED HEREIN (THE “INSURANCE POLICY”).  THE NOTES ARE SOLELY OBLIGATIONS OF THE ISSUER AND DO NOT REPRESENT OBLIGATIONS OF ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, THE INDENTURE TRUSTEE, THE COLLATERAL AGENT, THE PROPERTY MANAGER, THE SUPPORT PROVIDER, THE SPECIAL SERVICER, THE BACK-UP MANAGER, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.  EACH NOTE IS ONE OF A SERIES OF NOTES, ALL OF WHICH ARE PAYABLE SOLELY FROM THE PROCEEDS OF THE COLLATERAL POOL AND FROM DRAWINGS ON THE INSURANCE POLICY.  ADDITIONAL SERIES OF NOTES SECURED PRO RATA BY THE COLLATERAL POOL MAY ALSO BE ISSUED IN THE FUTURE.  PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL POOL AND THE INSURANCE POLICY.

(1)   Include in Class [         ] Note only.

A-2-3

The Issuer, a Delaware limited liability company, for value received, hereby promises to pay to Cede & Co. or registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of [                                                      ] United States dollars ($[                        ]) on the Legal Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below.

This Note is one of a series of Net-Lease Mortgage Notes (collectively, the “Notes”) issued by the Issuer (each, a “Class”) pursuant to a Master Indenture, to be dated on or about [          ], 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Indenture Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Series Supplement”), the “Indenture”), and will be payable solely from, the assets of the Issuer, together with the assets of any special purpose, bankruptcy remote affiliate of the Issuer that co-issues any Related Series Notes (each a “Co-Issuer”) (individually, the “Collateral” and, collectively, the “Collateral Pool”).  To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture.  This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Indenture, payments will be made on the Class of Notes to which this Note belongs, pro rata among the Notes of such Class based on their respective Note Principal Balance, on the 20th day of each month or, if any such day is not a business day, then on the next succeeding business day (each, a “Payment Date”), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the related Record Date.  All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date.  Notwithstanding the foregoing, the final payment on this Note will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment.  Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

The Notes are limited in right of payment to certain distributions on the Mortgaged Loans, Mortgaged Properties and Leases and the other Collateral included in the Collateral Pool, all as more specifically set forth herein and in the Indenture.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued

A-2-4

upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Class of Notes to which this Note belongs are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance, as requested by the Holder surrendering the same.

No transfer of this Note or any interest herein may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  No person is obligated to register or qualify any of the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.

Each transferee of a Note will be deemed to have represented, warranted and agreed that either (A) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with assets of, a Plan or (B)(i) such Note is rated investment grade or better as of the date of the purchase, (ii) it believes that such Note is properly treated as indebtedness without substantial equity features for purposes of ERISA and the regulations thereunder and agrees to so treat such Note and (iii) its acquisition and holding of such Note will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law).

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

[After such time as the Restricted Period shall have terminated, and subject to the receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-4 to the Indenture, beneficial interests in this Note may be exchanged for an equal aggregate principal amount of beneficial interest in the Permanent Regulation S Global Note.  Upon any exchange of any beneficial interest in this Note for a beneficial interest in the Permanent Regulation S Global Note, (i) this Note shall be endorsed by the Indenture Trustee to reflect the reduction of the principal amount evidenced hereby, whereupon the principal amount of this Note shall be reduced for all purposes by the amount so exchanged and endorsed and (ii) the Permanent

A-2-5

Regulation S Global Note shall be endorsed by the Indenture Trustee to reflect the increase of the principal amount evidenced thereby, whereupon the principal amount of the Permanent Regulation S Global Note shall be increased for all purposes by the amount so exchanged and endorsed.]

The Issuer, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

The Indenture, the Property Management Agreement, any Purchase and Sale Agreements and the Notes are subject to amendment, including by supplemental indenture, from time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Collateral Pool (to the extent of its rights therein) [and the Insurance Policy] for payments hereunder.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

This Note shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws principles).

A-2-6

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the Issuer.

Dated:    [                    ]

SPIRIT MASTER FUNDING, LLC

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [        ] Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
Authorized Signatory

A-2-7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Net-Lease Mortgage Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Net-Lease Mortgage Note of a like Note Principal Balance and Class to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to

for the account of                                                                                                                                                               .

Payments made by check (such check to be made payable to                                                                                          )
and all applicable statements and notices should be mailed to                                                                                         .

This information is provided by                                                                 , the Assignee named above, or                                                                                   , as its agent.

A-2-8

EXHIBIT A-3

FORM OF DEFINITIVE COMMERCIAL MORTGAGE NOTE

DEFINITIVE NOTE

SERIES [    ], CLASS [    ] NOTE

Note Rate: [ ]%	Note Principal Balance of the Class [ ] Notes as of the Series Closing Date: $[ ]

Series Closing Date: [ ], 2005	Initial Note Principal Balance of this Class [ ] Note: $[ ]

First Payment Date: [ ], 2005	Initial Aggregate Series Principal Balance as of the Series Closing Date: $[ ]

Issuer: Spirit Master Funding, LLC	CUSIP No. __________

Indenture Trustee: Citibank, N.A.	ISIN No. __________

Note No. __	Property Manager and Special Servicer: Spirit Finance Corporation

Legal Final Payment Date: [ ]

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THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THIS LEGEND.  THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT (A) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM THE SELLER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, PROVIDED THAT SUCH PURCHASER DELIVERS ALL DOCUMENTS AND CERTIFICATIONS AS THE INDENTURE TRUSTEE MAY REASONABLY REQUIRE; OR (B) OUTSIDE THE UNITED STATES IN “OFFSHORE TRANSACTIONS” TO NON-US PERSONS IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AGREES TO TREAT THIS NOTE FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED ON OR MEASURED BY INCOME, AS INDEBTEDNESS OF THE ISSUER AND TO REPORT THIS NOTE ON ALL APPLICABLE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT.

THE HOLDER OF THIS NOTE OR ANY OWNERSHIP INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 2.05(l) OF THE INDENTURE.

[CERTAIN PAYMENTS WITH RESPECT TO THIS NOTE WILL BE SUBORDINATE TO PAYMENTS WITH RESPECT TO THE CLASS [      ] NOTES AS AND TO THE EXTENT DESCRIBED IN THE INDENTURE.](1)

REDUCTIONS OF THE NOTE PRINCIPAL BALANCE OF THIS NOTE MAY BE MADE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

(1)   Include in Class [         ] Note only.

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THE NOTES WILL HAVE THE BENEFIT OF THE CERTIFICATE GUARANTY INSURANCE POLICY DESCRIBED HEREIN (THE “INSURANCE POLICY”).  THE NOTES ARE SOLELY OBLIGATIONS OF THE ISSUER AND DO NOT REPRESENT OBLIGATIONS OF ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, THE INDENTURE TRUSTEE, THE COLLATERAL AGENT, THE PROPERTY MANAGER, THE SUPPORT PROVIDER, THE SPECIAL SERVICER, THE BACK-UP MANAGER, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.  EACH NOTE IS ONE OF A SERIES OF NOTES, ALL OF WHICH ARE PAYABLE SOLELY FROM THE PROCEEDS OF THE COLLATERAL POOL AND FROM DRAWINGS ON THE INSURANCE POLICY.  ADDITIONAL SERIES OF NOTES SECURED PRO RATA BY THE COLLATERAL POOL MAY ALSO BE ISSUED IN THE FUTURE.  PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL POOL AND THE INSURANCE POLICY.

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The Issuer, a Delaware limited liability company, for value received, hereby promises to pay to [                           ] or registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of [                                     ] United States dollars ($[                    ]) on the Legal Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below.

This Note is one of a series of Net-Lease Mortgage Notes (collectively, the “Notes”) issued by the Issuer (each, a “Class”) pursuant to a Master Indenture, to be dated on or about [        ], 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Indenture Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Series Supplement”), the “Indenture”), and will be payable solely from, the assets of the Issuer, together with the assets of any special purpose, bankruptcy remote affiliate of the Issuer that co-issues any Related Series Notes (each a “Co-Issuer”) (individually, the “Collateral” and, collectively, the “Collateral Pool”).  To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture.  This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Indenture, payments will be made on the Class of Notes to which this Note belongs, pro rata among the Notes of such Class based on their respective Note Principal Balance, on the 20th day of each month or, if any such day is not a business day, then on the next succeeding business day (each, a “Payment Date”), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the related Record Date.  All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date.  Notwithstanding the foregoing, the final payment on this Note will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment.  Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

The Notes are limited in right of payment to certain distributions on the Mortgaged Loans, Mortgaged Properties and Leases and the other Collateral included in the Collateral Pool, all as more specifically set forth herein and in the Indenture.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued

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upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Class of Notes to which this Note belongs are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance, as requested by the Holder surrendering the same.

No transfer of this Note or any interest herein may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  No person is obligated to register or qualify any of the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.

Each transferee of a Note will be deemed to have represented, warranted and agreed that either (A) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with assets of, a Plan or (B)(i) such Note is rated investment grade or better as of the date of the purchase, (ii) it believes that such Note is properly treated as indebtedness without substantial equity features for purposes of ERISA and the regulations thereunder and agrees to so treat such Note and (iii) its acquisition and holding of such Note will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law).

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

The Indenture, the Property Management Agreement, any Purchase and Sale Agreements and the Notes are subject to amendment, including by supplemental indenture, from

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time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Collateral Pool (to the extent of its rights therein) [and the Insurance Policy] for payments hereunder.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

This Note shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws principles).

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the Issuer.

Dated:	[ ]

SPIRIT MASTER FUNDING, LLC

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [         ] Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Net-Lease Mortgage Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Net-Lease Mortgage Note of a like Note Principal Balance and Class to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to

for the account of                                                                                                                                                               .

Payments made by check (such check to be made payable to                                                                                          )
and all applicable statements and notices should be mailed to                                                                                         .

This information is provided by                                                                 , the Assignee named above, or                                                                                   , as its agent.

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EXHIBIT B

FORM OF TRUSTEE REPORT PROVIDED IN
THE INDENTURE TRUSTEE’S WEBSITE

B-1

EXHIBIT C-1

FORM OF TRANSFEROR CERTIFICATE

FOR TRANSFERS OF DEFINITIVE NOTES

[Date]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series [       ] (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by                      (the “Transferor”) to                         (the “Transferee”) of Class A-[1][2] Notes having an initial Aggregate Series Principal Balance as of [          ], 2005 (the “Closing Date”) of $[                   ] (the “Transferred Notes”).  The Notes, including the Transferred Notes, were issued pursuant to a Master Indenture, to be dated on or about July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.  The Transferor hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Insurer, the Indenture Trustee and the Transferee, that:

1.             The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.

2.             Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Note under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Note pursuant to the Securities Act or any state securities laws.

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[3.            The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a Non-U.S. Person that is not acquiring the Transferred Notes for the account or benefit of any U.S. Person (as defined in Regulation S) and is acquiring the Transferred Notes in an offshore transaction.]

[3.            The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of a Qualified Institutional Buyer.  In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee’s ownership and discretionary investments of securities (check one or more):

☐            (a)           The Transferee’s most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

☐            (b)           The most recent publicly available information appearing in documents filed by the Transferee with the SEC or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

☐            (c)           The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

☐            (d)           A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee’s most recent fiscal year, or, in the case of a Transferee that is a member of a “family of investment companies”, as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the “family of investment companies” as of a specific date on or since the close of the Transferee’s most recent fiscal year.

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4.             The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a)           the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee’s “family of investment companies”, if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

(b)           the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

(c)           securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

5.             The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by [Rule 144A][Regulation S].

6.             The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Notes and payments thereon, (b) the nature and performance of the Leases and the Mortgaged Properties, (c) the Indenture and the Collateral, and (d) any credit enhancement mechanism associated with the Transferred Notes, that the Transferee has requested.

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Very truly yours,

(Transferor)

By:
Name:
Title:

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EXHIBIT C-2

FORM OF TRANSFEREE CERTIFICATE

FOR TRANSFERS OF DEFINITIVE NOTES

[Date]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series [          ] (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by                       (the “Transferor”) to                        (the “Transferee”) of Class A-[1][2] Notes (the “Transferred Notes”) having an initial Note Principal Balance as of [         ], 2005 of $[              ].  The Notes, including the Transferred Notes, were issued pursuant to a Master Indenture, to be dated on or about July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”).  All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.  The Transferee hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Insurer, the Indenture Trustee and the Transferor, that:

1.             The Transferee understands that (a) the Transferred Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law, (b) none of the Issuer or the Indenture Trustee is required to so register or qualify the Transferred Notes, (c) the Transferred Notes may be resold only if registered and qualified pursuant to the provisions of the Securities Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Transferred Notes and (e) the Transferred Notes will bear a legend to the foregoing effect.

2.             The Transferee is acquiring the Transferred Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Securities Act or any applicable state securities laws.

3.             The Transferee is (a) a Non-U.S. Person, is not acquiring the Notes or interests therein for the account or benefit of any U.S. Person (as that term is defined in Regulation S under the Securities Act) and is acquiring the Transferred Notes in an offshore transaction; or (b) a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the

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“Securities Act”), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2.  The Transferee is aware that the sale to it of the Transferred Notes is being made in reliance on Rule 144A or pursuant to Regulation S under the Securities Act, as applicable.  The Transferee is acquiring the Transferred Notes for its own account or for the account of a Qualified Institutional Buyer or another Non-U.S. Person in an offshore transaction, and understands that such Transferred Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.  The Transferee is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Transferred Notes, such that it is capable of evaluating the merits and risks of investment in the Transferred Notes, and (b) able to bear the economic risks of such an investment.

4.             The Transferee has reviewed and understands the restrictions on transfer of the Transferred Notes and acknowledges that such transfer restrictions may adversely affect the liquidity of the Transferred Notes.

5.             The Transferee understands that each Noteholder, by virtue of its acceptance thereof, assents to, and agrees to be bound by, the terms, provisions and conditions of the Indenture, including those relating to the transfer restrictions.

6.             The Transferee understands that the information contained in the Memorandum (as defined below) and all such additional information, as well as all information to be received by the Transferee as a Noteholder, is confidential and agrees to keep such information confidential (a) by not disclosing any such information other than to a person who needs to know such information and who has agreed to keep such information confidential and (b) by not using any such information other than for the purpose of evaluating an investment in the Transferred Notes; provided, however, that any such information may be disclosed as required by applicable law if the Issuer is given written notice of such requirement sufficient to enable the Issuer to seek a protective order or other appropriate remedy in advance of disclosure.

7.             The Transferee has been furnished with, and has had an opportunity to review (a) a copy of the Private Placement Memorandum dated July [     ], 2005, relating to the Transferred Notes (the “Memorandum”), (b) a copy of the Indenture and the Transferred Notes and (c) such other information concerning the Transferred Notes and payments thereon, the Mortgaged Properties and Leases and the other Collateral, the Issuer and the Insurer and the Insurance Policy as has been requested by the Transferee from the Issuer or the Transferor and is relevant to the Transferee’s decision to purchase the Transferred Notes.  The Transferee has had any questions arising from such review answered by the Issuer or the Transferor to the satisfaction of the Transferee.

8.             The Transferee has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Transferred Note, any interest in

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any Transferred Note or any other similar security from any person in any manner, (b) otherwise approach or negotiate with respect to any Transferred Note, any interest in any Transferred Note or any other similar security with any person in any manner, (c) make any general solicitation by means of general advertising or in any other manner or (d) take any action, that (as to any of (a) through (d) above) would constitute a distribution of any Transferred Note under the Securities Act, that would render the disposition of any Transferred Note a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto.  The Transferee will not sell or otherwise transfer any of the Transferred Notes, except to a person reasonably believed to be (x) a Non-U.S. Person that is not acquiring the Transferred Notes for the account or benefit of any U.S. Person (as defined in Regulation S) and is acquiring the Transferred Notes or interests therein in an offshore transaction, or (y) a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or otherwise in accordance with the terms and provisions of the Indenture.

9.             The Transferee is duly authorized to purchase the Transferred Notes acquired thereby, and its purchase of investments having the characteristics of the Notes acquired thereby is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments applicable to the investor.

10.           If the Transferee is acquiring any Transferred Notes or interests therein as a fiduciary or agent for one or more accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, warranties and agreements with respect to each such account.

Very truly yours,

(Transferee)

By:
Name:
Title:

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ANNEX 1 TO EXHIBIT C-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor (the “Transferor”)] and [name of Note Registrar], as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.             As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”).

2.             The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Transferee owned and/or invested on a discretionary basis $             (1) in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

☐            Corporation, etc.  The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

☐            Bank.  The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking, and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

☐            Savings and Loan.  The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign

(1)  Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

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savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

☐            Broker-dealer.  The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐            Insurance Company.  The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

☐            State or Local Plan.  The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

☐            ERISA Plan.  The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

☐            Investment Advisor.  The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

☐            Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.  Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

4.             For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost

C-2-5

of those securities has been published, in which case the securities were valued at market.  Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.  However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.             The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

☐	☐	Will the Transferee be purchasing the Transferred Notes
Yes	No	only for the Transferee’s own account?

6.             If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.             The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

C-2-6

ANNEX 2 TO EXHIBIT C-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor (the “Transferor”)] and [name of Note Registrar], as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.             As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.             The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

☐            The Transferee owned and/or invested on a discretionary basis $                    in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

☐            The Transferee is part of a Family of Investment Companies which owned in the aggregate $               in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.             The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

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4.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.             The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

☐	☐	Will the Transferee be purchasing the Transferred Notes
Yes	No	only for the Transferee’s own account?

6.             If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.             The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee
Date:

C-2-8

EXHIBIT D-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFERS FROM

REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series [       ] (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [        ] (the “Transferor”) to [     ] (the “Transferee”) of [beneficial interests in] Class A-[1][2] Notes evidenced by Regulation S Global Notes (the “Transferred Notes”) having an initial Note Principal Balance as of [        ], 2005 of $[         ] evidencing a [  ]% Percentage Interest in such Class.  The Transferor has requested a transfer of such Transferred Note for a [beneficial interest in a] Restricted Global Note evidencing Notes of the same Class, in a like principal balance to be registered in the name of the Transferee.  The Notes, including the Transferred Notes, were issued pursuant to a Master Indenture, to be dated on or about July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.  The Transferee hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferor, that:

1.             The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended, and has completed one of the forms of certification to that effect attached hereto as Annex A and Annex B.  The Transferee is aware that the sale to it of the Transferred Notes is being made in reliance on Rule 144A.  The Transferee is acquiring the Transferred Notes for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

D-1-1

2.             The Transferee has been furnished with all information regarding (a) the Transferred Notes and distributions thereon, (b) the nature, performance and servicing of the Leases and the Mortgaged Properties, (c) the Indenture and the Collateral and (d) any credit enhancement mechanism associated with the Transferred Notes, that it has requested.

Very truly yours,

(Transferee)

By:
Name:
Title:

D-1-2

ANNEX A TO EXHIBIT D-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.             As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”).

2.             The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $                               (1) in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

☐            Corporation, etc.  The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

☐            Bank.  The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

☐            Savings and Loan.  The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution that is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is

(1)  Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

D-1-3

attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

☐            Broker-dealer.  The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐            Insurance Company.  The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

☐            State or Local Plan.  The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

☐            ERISA Plan.  The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

☐            Investment Advisor.  The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

☐            Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.  Note that registered investment companies should complete Annex B rather than this Annex A.)

3.             The term securities as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

4.             For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.

D-1-4

Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.  However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5.             The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Will the Transferee be purchasing the Transferred Notes
☐	☐	only for the Transferee’s own account?
Yes	No

6.             If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.             The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

D-1-5

ANNEX B TO EXHIBIT D-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor (the “Transferor”) and Citibank, N.A., as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.             As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.             The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

☐                            The Transferee owned and/or invested on a discretionary basis $                  in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

☐                            The Transferee is part of a Family of Investment Companies that owned in the aggregate $                        in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.             The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

D-1-6

4.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.             The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

Will the Transferee be purchasing the Transferred Notes
☐	☐	only for the Transferee’s own account?
Yes	No

6.             If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.             The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Advisor

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee
Date:

D-1-7

EXHIBIT D-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

FROM RESTRICTED GLOBAL NOTE

TO REGULATION S GLOBAL NOTE

DURING THE RESTRICTED PERIOD

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series [        ] (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [      ] (the “Transferor”) to [     ] (the “Transferee”) of [beneficial interests in] Class A-[1][2] Notes evidenced by Restricted Global Notes (the “Transferred Notes”) having an initial Note Principal Balance as of [       ], 2005 of $[           ] evidencing a [   ]% Percentage Interest in such Class.  The Transferor has requested a transfer of such Transferred Note for a [beneficial interest in a] Temporary Regulation S Global Note, evidencing Notes of the same Class, in a like principal balance to be registered in the name of the Transferee.  The Notes, including the Transferred Notes, were issued pursuant to a Master Indenture, to be dated on or about July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

In connection with such request and in respect of such Notes, the Transferee does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 904 of Regulation S, and accordingly the Transferee does hereby certify, represent and warrant to you, as Note Registrar, and for the benefit of the Issuer and the Indenture Trustee that:

1.             The Transferee is not a U.S. person (as defined in Regulation S) or holding the Notes for the account or benefit of any U.S. person.

2.             The offer of the Notes was not made to a person in the United States.

D-2-1

[3.            At the time the buy order was originated, the Transferee was outside the United States.](1)

[3.            The transaction was executed in, on or through the facilities of a designated offshore securities market and the transaction was not prearranged with a buyer in the United States.]

Very truly yours,

(Transferee)

By:
Name:
Title:

(1)  Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

D-2-2

EXHIBIT D-3

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

FROM RESTRICTED GLOBAL NOTE TO REGULATION S

GLOBAL NOTE AFTER THE RESTRICTED PERIOD

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series [      ] (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [     ] (the “Transferor”) to [     ] (the “Transferee”) of [beneficial interests in] Class A-[1][2] Notes evidenced by Restricted Global Notes (the “Transferred Notes”) having an initial Note Principal Balance as of [     ], 2005 of $[          ] evidencing a [  ]% Percentage Interest in such Class.  The Transferor has requested a transfer of such Transferred Note for a [beneficial interest in a] Permanent Regulation S Global Note, evidencing Notes of the same Class, in a like principal balance to be registered in the name of the Transferee.  The Notes, including the Transferred Notes, were issued pursuant to a Master Indenture, to be dated on or about July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

In connection with such request and in respect of such Notes, the transferee does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 904 of Regulation S, and accordingly the Transferee does hereby certify, represent and warrant to you, as Note Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferee, that:

1.             The offer of the Notes was not made to a person in the United States.

D-3-1

[2.            At the time the buy order as originated, the Transferee was outside the United States.](1)

[2.            The transaction was executed in, on or through the facilities of a designated offshore securities market and the transaction was not prearranged with a buyer in the United States.]

Very truly yours,

(Transferee)

By:
Name:
Title:

(1)  Insert one of these two provisions, which comes from the definition of “offshore transaction” in Regulation S.

D-3-2

EXHIBIT D-4

FORM OF REGULATION S LETTER FOR EXCHANGE OF INTERESTS IN THE TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series [       ] (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the exchange by [      ] (the “Transferor”) to [     ] (the “Transferee”) of $[             ] principal amount of beneficial interests in the Temporary Regulation S Global Note evidencing Class A-[1][2] Notes for a like amount of beneficial interests in the Permanent Regulation S Global Note evidencing Notes of the same Class.  The Notes, including the Transferred Notes, were issued pursuant to a Master Indenture, to be dated on or about July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

In connection with such request, we hereby certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons entitled to a portion of the principal amount set forth above (our “Member Organizations”) substantially to the effect that the beneficial interests in the Temporary Regulation S Global Note are beneficially owned by (a) non-U.S. persons or (b) U.S. persons who purchased their beneficial interests in transactions that did not require registration under the United States Securities Act of 1933.

We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would

D-4-1

be relevant, we irrevocably authorize you to produce this certification to any interested party to such proceedings.

Yours faithfully,

[EUROCLEAR BANK, S.A./N.A., as operator of the Euroclear Clearance Systems S.C., a Belgian cooperative corporation]

or

[CLEARSTREAM BANKING, S.A.]

By:
Name:
Title:

D-4-2

EXHIBIT E-1

FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
REQUEST BY BENEFICIAL OWNER

[Date]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Spirit Master Funding, LLC
14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona 85254
Attention: Catherine Long, Chief Financial Officer

In accordance with Section 6.03 of the Master Indenture, to be dated on July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”), with respect to the Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series 2005-1 (the “Notes”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned is a beneficial owner of Class A-[1][2] Notes.

2.             The undersigned is requesting access to certain non-public information contained on the Indenture Trustee’s website relating to the Notes or such other information identified on the schedule attached hereto pursuant to Section 6.03 of the Indenture (in each case, the “Information”) for use in evaluating its investment in the Class A-[1][2] Notes.

3              In consideration of the Indenture Trustee’s disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2 and from its accountants, attorneys and any governmental agency or authority which regulates the undersigned), and such Information will not, without the prior written consent of the Indenture Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

4.             The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as

E-1-1

amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note pursuant to Section 5 of the Securities Act.

5.             The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer, the Indenture Trustee and the Collateral for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.             The undersigned [is] [is not] a chain restaurant company.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[BENEFICIAL OWNER OF A NOTE]

By:
Name:
Title:

E-1-2

EXHIBIT E-2

FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
REQUEST BY PROSPECTIVE PURCHASER

[Date]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1

Spirit Master Funding, LLC
14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona 85254
Attention: Catherine Long, Chief Financial Officer

In accordance with Section 6.03 of the Master Indenture, to be dated on July 26, 2005 (as amended or supplemented thereafter, the “Master Indenture”), between Spirit Master Funding, LLC (the “Issuer”) and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series 2005-1 Supplement (together with the Master Indenture and any other indenture supplement thereto (each, a “Supplement”), the “Indenture”), with respect to the Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series 2005 (the “Notes”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned is contemplating an investment in the Class A-[1][2] Notes.

2.             The undersigned is requesting access to certain non-public information contained on the Indenture Trustee’s website relating to the Notes or such other information identified on the schedule attached hereto pursuant to Section 6.03 of the Indenture (in each case, the “Information”) solely for use in evaluating such possible investment.

3.             In consideration of the Indenture Trustee’s disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2 and from its accountants, attorneys and any governmental agency or authority which regulates the undersigned), and such Information will not, without the prior written consent of the Indenture Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

4.             The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of

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1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note pursuant to Section 5 of the Securities Act.

5.             The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer, the Transferor, the Indenture Trustee and the Collateral for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.             The undersigned [is] [is not] a chain restaurant company.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[PROSPECTIVE PURCHASER]

By:
Name:
Title:

The undersigned is a beneficial owner of Class        Notes contemplating a transfer of all or a portion of such Notes to the prospective purchaser named above.

[PROSPECTIVE TRANSFEROR]

By:
Name:
Title:

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EXHIBIT F

REPRESENTATIONS AND WARRANTIES

1.             Mortgage Loans.  With respect to each Mortgage Loan (as identified in Schedule I-A), Seller hereby represents and warrants, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule I hereto, that:

(a)           Immediately prior to the transfer and assignment of the Mortgage Loan to Seller, Purchaser had good and insurable fee title to, and was the sole owner and holder of, the Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Mortgage Loan.  Such transfer and assignment from Seller to Purchaser of the Mortgage Loan by collateral assignment and by individual allonges of the Mortgage Notes and Assignments of the Mortgages in blank validly assigns all of Seller’s right, title and ownership of the Mortgage Loan to Purchaser (and, with respect to the Mortgage, to the Collateral Agent) free and clear of any pledge, lien, encumbrance or security interest.

(b)           Seller has full right and authority to sell, contribute, assign and transfer the Mortgage Loan to Purchaser.  The entire agreement with Seller (whether originated by Seller or a different originator) is contained in the Loan Documents and there are no warranties, agreements or options regarding such Mortgage Loan or the related Mortgaged Property not set forth therein.  Other than the Loan Documents, there are no agreements between any predecessor in interest in the Mortgage Loan and the Borrower.

(c)           The information pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule attached to the Purchase and Sale Agreements (the “Mortgage Loan Schedule”) was true and correct in all material respects as of the related Transfer Date.  The Mortgage Loan was originated or acquired in accordance with, and fully complies with, the Underwriting Guidelines in all material respects.  The related Loan File contains all of the documents and instruments required to be contained therein.

(d)           The following (“Permitted Exceptions”): (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, (iii) those purchase options described under “Description of the Mortgage Loans, the Mortgaged Properties and the Leases —Terms Governing the Leases—Third Party Purchase Option” and “—Third Party Options to Purchase” herein and (iv) other matters to which like properties are commonly subject, which matters referred to in clauses (i), (ii), (iii), and (iv), (v) or (vi) do not, individually or in the aggregate, materially interfere with the value of the Mortgaged Property, or do not materially interfere or restrict the current use or operation of the Mortgaged Property relating to the Mortgage Loan or do not materially interfere with the security intended to be provided by the Mortgage, the current use or operation of the Mortgaged Property or

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the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.  Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Mortgaged Property  and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing Financing Statements.

(e)           With respect to each Mortgage Loan, the related Mortgage constitutes a valid, legally binding and enforceable first priority lien upon the related Mortgaged Property securing such Mortgage Loan and the improvements located thereon and forming a part thereof, prior to all other liens and encumbrances, except for Permitted Exceptions.  The lien of the Mortgage is insured by an ALTA lender’s title insurance policy (“Title Policy”), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Exceptions (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance “marked up” (or by “pro-forma” otherwise agreed to in a closing instruction letter countersigned by the title company) as of the closing date of the Mortgage Loan).  Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder.  Seller has not, by act or omission, done anything that would materially impair the coverage under such Title Policy.  Immediately following the transfer and assignment of the Mortgage Loan to Purchaser, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Purchaser without the consent of or notice to the insurer.

(f)            Seller has not waived any material default, breach, violation or event of acceleration existing under the Mortgage or Mortgage Note.

(g)           The Borrower has not waived any material default, breach, violation or event of acceleration by the Tenant existing under the Lease.

(h)           There is no valid offset, defense or counterclaim to the payment or performance obligations of the Mortgage Loan.

(i)            The Mortgaged Property securing any Mortgage Loan is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan.  No proceeding for the condemnation of all or any material portion of the Mortgaged Property has been commenced.

(j)            The Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

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(k)           The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making, closing and recording the Mortgage Loan, including, but not limited to, mortgage recording taxes and recording and filing fees relating to the origination of such Mortgage Loan, have been paid.  Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(l)            The Borrower under the related Mortgage Note, Mortgage and all other Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Mortgage Note, Mortgage and Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non recourse provisions contained in any of the foregoing agreements and any applicable state anti deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(m)          All improvements upon the Mortgaged Property securing any Mortgage Loan are insured under insurance policies (as described  in a Schedule to the Purchase and Sale Agreements the “Insurance Schedule”).  The Mortgage Loan documents require the Borrower to maintain, or cause the Tenant to maintain, and the Lease requires the Tenant to maintain insurance coverage described on the Insurance Schedule and all insurance required under applicable law including, without limitation, insurance against loss by hazards with extended coverage in an amount (subject to a customary deductible) at least equal to the full replacement cost of the improvements located on such Mortgaged Property, including without limitation, flood insurance if any portion of the improvements located upon the Mortgaged Property was, at the time of the origination of the Mortgage Loan, in a flood zone area as identified in the Federal Register by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, and flood insurance was available under the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier.  The Loan Documents require the Borrower to maintain, or to cause the Tenant to maintain on the Mortgaged Property securing any Mortgage Loan a fire and extended perils insurance policy, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard “additional insured” clause (or similar clause) naming the Borrower (as landlord under the related Lease), its successors and assigns (including, without limitation, subsequent owners of the Mortgaged Property), as additional insured, and may not be reduced, terminated or canceled without thirty (30) (and, in some cases ten (10)) days’ prior written notice to the additional insured.  In addition, the Mortgage requires the Borrower to (i) cause Seller, as the Mortgagee, to be named as an additional insured mortgagee, and (ii) maintain (or to require the Tenant to maintain) in respect of the Mortgaged Property workers’ compensation insurance (if applicable), commercial general, liability insurance in

7

amounts generally required by Seller, and at least 6 months rental or business interruption insurance.  The related Loan Documents obligate the Borrower to maintain such insurance and, at such Borrower’s failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower’s cost and expense and to seek reimbursement therefor from such Borrower.  Each such insurance policy, as applicable, is required to name the holder of the Mortgage as an additional insured or contain a mortgagee endorsement naming the holder of the Mortgage as loss payee and requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.  There have been no acts or omissions that would impair the coverage of any such insurance policy or the benefits of the mortgage endorsement.  All insurance contemplated in this section is maintained with insurance companies with a General Policy Rating of “A” or better by S&P or A:VI or better by Best’s Insurance Guide and are licensed to do business in the state wherein the Borrower or the Mortgaged Property subject to the policy, as applicable, is located.

(n)           As of the Series Closing Date, with the exception of the 40 Mortgaged Properties securing 40 Mortgage Loans, representing 57.7% of the Mortgage Loans (by Allocated Collateral Amount) for each of which there is an environmental insurance policy in place), the Mortgaged Property securing any Mortgage Loan was subject to one or more environmental site assessments or reports (or an update of a previously conducted assessment or report) prior to the origination of such Mortgage Loan, and Seller has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related assessment or report(s).  There are no material and adverse environmental conditions or circumstances affecting the Mortgaged Property securing any such Mortgage Loan other than, with respect to any adverse environmental condition described in such report, those conditions for which remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended, (i) a program of annual integrity testing and/or monitoring was recommended and implemented in connection with the Mortgaged Property securing any such Mortgage Loan or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such mortgaged Property or nearby properties was recommended and implemented or (iii) a follow-up plan was otherwise required to be taken under CERCLA (as defined below) or under regulations established thereunder from time to time by the Environmental Protection agency and such plan has been implemented in the case of (i), (ii) and (iii) above, the Borrower determined in accordance with the Underwriting Guidelines that adequate funding was available for such program or plan, as applicable.  Seller has not taken any action with respect to the Mortgage Loan or the Mortgaged Property securing such Mortgage Loan that could subject Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any other applicable federal, state or local environmental law, and Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the Mortgaged Property securing such Mortgage Loan that was not disclosed in the related report.  The Mortgage or other Mortgage Loan

8

Documents require the Borrower (and the Leases require the Tenant) to comply with all applicable federal, state and local environmental laws and regulations.

(o)           The Mortgage Loan is not cross-collateralized with any mortgage loan that is not included in the Collateral Pool.

(p)           The terms of the Mortgage, Mortgage Note, and other Loan Documents have not been impaired, waived, altered, modified, satisfied, canceled or subordinated in any material respect, except by written instruments that are part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Mortgage, delivered to Purchaser or its designee.

(q)           There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding lienable charges affecting the Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the Mortgage.  For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(r)            Except for Mortgage Loans secured by Ground Leases, the interest of the Borrower in the Mortgaged Property consists of a fee simple estate in real property.

(s)           Each Mortgage Loan is a whole loan and not a participation interest.

(t)            The assignment of the Mortgage referred to in the Loan File constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to Purchaser or to the Collateral Agent.  The Assignment of Leases and Rents set forth in the Mortgage or separate from the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Exceptions, enforceable first priority lien and first priority security interest in the Borrower’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the Mortgage, and each assignor thereunder has the full right to assign the same.  The related assignment of Mortgage or any assignment of leases and rents not included in a Mortgage, executed and delivered in favor of Purchaser is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such assignment of leases and rents.

(u)           All escrow deposits relating to the Mortgage Loan that are required to be deposited with the related Seller or its agent have been so deposited.

(v)           As of the date of origination of such Mortgage Loan and, as of the Transfer Date, as the case may be, the Mortgaged Property securing such Mortgage Loan was and is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof which create a lien prior to that created by the Mortgage, except those which are insured against by the Title Policy referred to in (e) above.

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(w)          As of the date of the origination of the Mortgage Loan, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property securing such Mortgage Loan at the time of origination of the Mortgage Loan lay outside the boundaries and building restriction lines of such property in any way that would materially and adversely affect the value of such Mortgaged Property or the ability to operate the Mortgaged Property under the related Lease (unless affirmatively covered by the title insurance referred to in paragraph (e) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

(x)            (i) There exists no material default, breach or event of acceleration under the Mortgage Loan or any of the Loan Documents or the Lease, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration (iii) no payment on any Mortgage Loan is, or has previously been during any time owned by Seller or Purchaser, 30 or more days delinquent and (iv) no payment on any Lease is or has previously been 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by Seller with respect to the Mortgage Loans.

(y)           In connection with the origination of each Mortgage Loan, Seller inspected or caused to be inspected the Mortgaged Property securing the Mortgage Loan by inspection, appraisal or otherwise as required in Seller’s Underwriting Guidelines then in effect.

(z)            The Mortgage Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the Mortgage, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property securing the Mortgage Loan, or for negative amortization.

(aa)         No holder of the Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property securing the Mortgage Loan, directly or indirectly, for the payment of any amount required by the Mortgage Loan (other than amounts paid by the Tenant as specifically provided under the related Lease).

(bb)         To Seller’s knowledge, based on due diligence customarily performed in the origination or acquisition of comparable mortgage loans by Seller, as of the date of origination or acquisition of the Mortgage Loans, the related Borrowers, were in compliance with all applicable laws relating to the ownership and operation of the Mortgaged Properties securing the Mortgage Loan as they were then operated and were in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Mortgaged Properties as they were operated.  With respect to Mortgaged Properties that are operated as franchised properties, and except with respect to Mortgage Loans for which the related Tenant is the

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franchisor, the Tenant of such Mortgaged Property has entered into a legal, valid, and binding franchise agreement and such lessee operator has represented in the applicable lease documents that, as of the date of origination or acquisition of the Mortgage Loan, there were no defaults under the franchise agreement by such Tenant.

(cc)         The origination, servicing and collection practices Sellers used with respect to the Mortgage Loan since Seller’s origination or acquisition thereof, have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Loan Documents and in accordance with the applicable servicing standard and customary industry standards.

(dd)         The Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (l) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the Mortgaged Property securing the Mortgage Loan of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which the Mortgaged Property securing the Mortgage Loan is located governing foreclosures of mortgages and deeds of trust under power of sale.

(ee)         The Mortgage provides that insurance proceeds and condemnation proceeds will be applied for one of the following purposes: either to restore or repair the Mortgaged Property securing the Mortgage Loan, to repay the principal of the Mortgage Loan or as otherwise directed by the holder of such Mortgage.

(ff)           There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to the best of Seller’s knowledge, pending against or affecting the Borrower, the Mortgaged Property securing the Mortgage Loan that, if determined adversely to such Borrower, Mortgaged Property securing the Mortgage Loan, would materially and adversely affect the value of the Mortgaged Property securing the Mortgage Loan or the ability of the Borrower to pay principal, interest or any other amounts due under the Mortgage Loan or the Lease, as applicable.

(gg)         If the Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.  Except in connection with a trustee’s sale or as otherwise required by applicable law, after default by the Borrower, no fees or expenses are payable to such trustee.

(hh)         Except in cases where either (i) a release of a portion of the Mortgaged Property securing the Mortgage Loan was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of  underwriting the Mortgage Loan, or (ii) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the Mortgage Note or Mortgage do not require the holder thereof to release all or any portion of the Mortgaged Property securing the Mortgage Loan from the lien of the Mortgage except upon payment in full of all amounts due under the Mortgage Loan.

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(ii)           The Mortgage does not permit the Mortgaged Property securing the Mortgage Loan to be encumbered by any lien junior to or of equal priority with the lien of the Mortgage (excluding any lien relating to another Mortgage Loan that is cross collateralized with the Mortgage Loan) without the prior written consent of the holder thereof.

(jj)           The Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(kk)         As of the date of origination or acquisition of each Mortgage by Seller, each Borrower which is not a natural person was duly organized and validly existing under the laws of the state of its jurisdiction.

(ll)           The Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, or any controlling interest in the Borrower, is directly or indirectly transferred or sold.

(mm)       The Mortgage Loan Documents for each of the Mortgage Loans provide that the Borrower is to provide periodic financial and operating reports including, without limitation, annual profit and loss statements, statements of cash flow and other related information that Purchaser reasonably requests from time to time.

(nn)         To Seller’s actual knowledge, based upon zoning letters, zoning report, the title insurance policy insuring the lien of the Mortgage, historical use and/or other due diligence customarily performed by Seller in connection with the origination of the Mortgage Loan, the improvements located on or forming part of such Mortgaged Property securing the Mortgage Loan comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses).

(oo)         Any Mortgaged Property is located within one of the 50 United States or the District of Columbia.

(pp)         With respect to a Mortgage Loan secured by Mortgaged Property located in “seismic zones” 3 or 4, the Borrower or Purchaser (or an affiliate of Purchaser) has obtained, and is required under the Mortgage Loan Documents to maintain earthquake insurance with respect to the improvements on and forming a part of such Mortgaged Property or is required to cause the Tenant to maintain (and the Tenant has obtained) earthquake insurance if such Mortgaged Property is located in any such area.

(qq)         Seller does not have knowledge of any circumstance or condition with respect to such Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, the Lease or the Borrower’s or the Tenant’s credit standing that could reasonably be expected to cause Purchaser to regard such Mortgage Loan as unacceptable security, cause such Mortgage Loan or Lease to become delinquent or have a material adverse effect on the value or marketability of such Mortgage Loan.

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(rr)           The Mortgaged Property securing the Mortgage Loan has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property securing the Mortgage Loan as presently used and enjoyed are located in such public right-of-way abutting such Mortgaged Property or are the subject of access easements for the benefit of the Mortgaged Property, and all such utilities are connected so as to serve such Mortgaged Property without passing over other property or are the subject of access easements for  the benefit of such Mortgaged Property. All roads necessary for the full use of the Mortgaged Property securing the Mortgage Loan for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Mortgaged Property.

(ss)         With respect to any Mortgage Loan where all or a material portion of the Mortgaged Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel letter or other writing received from the Ground Lessor included in the related Loan File and, if applicable, the related Mortgage:

(1)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded.  The Ground Lessor has permitted the interest of the Ground Lessee to be encumbered by the related Mortgage.  To the best of Seller’s knowledge, there has been no material change in the terms of the Ground Lease since its recordation, except by any written instruments which are included in the related Loan File.

(2)           The Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns.

(3)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and is enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan.

(4)           Based on the title insurance policy referenced in (e) above, the Ground Leasehold interest is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the Ground Lessor’s fee interest.

(5)           The Ground Lease is assignable to the lender and its assigns without the consent of the lessor thereunder.

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(6)           The Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the Ground Lease.

(7)           The Ground Lessor is required to give notice of any default by the related lessee to the lender.

(8)           The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default, before the Ground Lessor thereunder may terminate the Ground Lease.

(9)           Either (i) the Ground Lease does not impose restrictions on subletting or (ii) the Ground Lessor has consented to the existing Ground Lease with respect to the related Mortgaged Property securing the related Mortgage Loan.  The Ground Lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the Ground Lease for any reason, or in any material manner, which would adversely affect the security provided by the related Mortgage.

(10)         Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) is required to be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the Ground Lessor may be entitled to a portion of such award.

(11)         Any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property is required to be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).  Until the principal balance and accrued interest are paid in full, neither the lessee nor the Ground Lessor under the Ground Lease has an option to terminate or modify the Ground Lease without the

14

prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent.

(12)         Provided that the lender cures any defaults which are susceptible to being cured, the Ground Lessor has agreed to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(tt)           With respect to Mortgage Loans originated after the Series Closing Date and with respect to any Qualified Substitute Mortgage Loans purchased or substituted by Purchaser from a third party, each Mortgage Loan and the related Mortgaged Property securing the Mortgage Loan shall be originated pursuant to the Underwriting Guidelines (subject to any material modifications approved by the Insurer) Seller Form Documents or in accordance with a Borrower’s, Tenant’s or a different form of document that is otherwise approved by an Seller on a case by case basis in a manner that provides for Seller to receive the substantive benefits intended to be realized under the material terms of Seller Form Documents.

(uu)         None of the Mortgage Loans are construction loans.

2.             Mortgaged Properties and Leases.  With respect to each Property (as identified in Schedule II-A), Seller hereby represents and warrants, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule II hereto, that:

(a)           Seller owns such Property and Lease free and clear of any and all liens and other encumbrances except for the Permitted Exceptions.

(b)           Seller has full right and authority to sell, contribute, assign, mortgage, pledge and transfer its interest in such Lease and Property or, to the extent that consent of a Tenant is required, such consent has been obtained.

(c)           The information set forth in the Lease Schedule (attached as Exhibit D) with respect to such Property and Lease was true and correct in all material respects as of the Closing Date.

(d)           Such Lease for the related Property was not delinquent (giving effect to any applicable grace period) in the payment of any monthly Lease payments (other than percentage rents that are being recalculated with respect to certain Leases set forth in the Lease Schedule) as of the Closing Date, and has not been during the time owned by Seller, 30 days or more delinquent in respect of any monthly Lease payment required thereunder.

(e)           Lessor estoppels containing protection provisions have been obtained from the owner of the fee simple interest in each Property in which Seller has only a ground leasehold interest.

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(f)            With respect to the related Lease for each Property, (i) there exists no material default, breach or event of acceleration under the Lease or any other agreement, document or instrument executed in connection with such Lease, (ii) to Seller’s knowledge, there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration under the Lease and (iii) there exists no material default, breach or event of acceleration under the Lease which Seller, as landlord, or its servicer is not pursuing to cure, resolve or otherwise pursue remedies under the Lease with diligence.

(g)           Neither such Lease nor any other agreement, document or instrument executed in connection with such Lease has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect, and such Lease has not been terminated or cancelled, nor has any instrument been executed that would effect any such waiver, modification, alteration, satisfaction, termination, cancellation, subordination or release, except in each case by a written instrument that is part of the related Lease File.

(h)           The Property is covered by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) mortgagee’s title insurance policy (the “Title Policy”), or during the 6 months after the date of transfer thereof, a Title Policy in an amount at least equal to the Appraised Value of such Property, subject only to the Permitted Exceptions (to the extent stated therein); such title insurance policy is in full force and effect and names the Collateral Agent as a mortgagee of record; as of the Closing Date, all premiums for the title policy have been paid; and as of the Closing Date, no material claims have been made thereunder.  The Title Policy has been issued by a company licensed to issue such policies in the state in which such Property is located.

(i)            The Lease is not a Defaulted Asset or a Delinquent Asset as of the Closing Date.

(j)            At commencement of the Lease the Tenant had all material licenses, permits and material agreements, including without limitation franchise agreements and certificates of occupancy, necessary for the operation and continuance of the Tenant’s business on the Property; and, to the best of Seller’s knowledge, (1) the Tenant is not in default of its obligations under any such applicable license, permit or agreement and (2) each such license, permit and agreement is in full force and effect.

(k)           The Tenant is not the subject of any bankruptcy or insolvency proceeding.

(l)            There are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting, such Lease, such Property or, to Seller’s knowledge, the Tenant, that is reasonably likely to be determined adversely and, if determined adversely, would materially and adversely effect the value of the Lease or use or value of the Property, or the ability of the Tenant to pay any amounts due under the Lease.

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(m)          All of the material improvements built or to be built on the Property that were included for the purpose of determining the appraised value of the Property lay within the boundaries of such Property and there are no encroachments into the building setback restriction lines of such Property in any way that would materially and adversely affect the value of the Property or the ability of the Tenant to pay any amounts due under the Lease (unless affirmatively covered in the applicable Title Policy described in (h) above.)

(n)           There are no delinquent or unpaid taxes or assessments, or other outstanding charges affecting any Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage in favor of the Indenture Trustee (or Collateral Agent on its behalf) other than such amounts that do not materially and adversely affect the value of the Lease or use or value of the Property against the fee interest of Seller in the Property.  For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(o)           There is no valid dispute, claim, offset, defense or counterclaim to Seller’s rights in the Lease.

(p)           There is no proceeding pending for the total or partial condemnation of the Property and the Property is free and clear of any damage that would materially and adversely affect the value or use of such Property.

(q)           The Lease or other agreement, document or instrument executed in connection with such Lease is the legal, valid and binding and enforceable obligation of the Tenant (subject to certain creditors’ rights exceptions and other exceptions of general application) and is in full force and effect.

(r)            Except for Leases that permit the Tenant to self-insure, each Lease requires the Tenant to maintain (or make payment to the lessor to cover such premiums) in respect of the Property insurance against loss by hazards (excluding flood and earthquake) and comprehensive general liability insurance in amounts generally required by Seller, and in some cases (which may be only required at an Seller’s request), business interruption or rental value insurance for at least 6 months; all of such insurance required under the Lease for such Property (including, without limitation, if provided under a master insurance policy of Seller or an affiliate thereof) is in full force and effect and names Seller or their respective successors and assigns as an additional insured; all premiums for any insurance policies (including, without limitation, any applicable master insurance policy of Seller or an affiliate thereof) required to be paid have been paid; all of such insurance policies require prior notice to the lessor under the Lease of termination or cancellation, and no such notices have been received; in the event that the Tenant fails to maintain the insurance required thereunder, the Lease (or other applicable document) authorizes the lessor under the Lease to maintain such insurance at the Tenant’s cost and expense and to seek reimbursement therefor from such Tenant. If such Property is located in a “Special Flood Hazard Zone” so designated by the Secretary of the United States Department of Housing and Urban Development, such Property is required under the

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Lease to be covered by insurance against loss by flood in amounts generally required by Seller which insurance is in full force and effect.  With respect to each Lease that permits the related Tenant to self-insure, such Lease requires one of the following in order for such Tenant to self-insure: (i) the related Tenant to not be in default, and such Tenant or any related Lease Guarantor must either be a company listed on the NYSE with an NAIC rating of “2” or better; (ii) the related Tenant to not be in default and maintain a minimum tangible net worth of at least $50,000,000; (iii) the related Tenant to maintain limits of not less than $2,000,000; or (iv) that the related Tenant may self-insure up to $100,000 single limits per occurrence for each $10,000,000 of such Tenant’s net worth as reflected on such Tenant’s most recent audited balance sheet.

(s)           The Property was subject to one or more environmental assessments or reports (or an update of a previously conducted assessment or report) and Seller has no knowledge of any material and adverse environmental conditions or circumstance affecting such Property that was not disclosed in the related assessment or report(s).  There are no material and adverse environmental conditions or circumstances affecting the Property other than, with respect to any adverse environmental condition described in such report, those conditions for which remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended, (i) a program of annual integrity testing and/or monitoring was recommended and implemented in connection with the Property or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such mortgaged Property or nearby properties was recommended and implemented or (iii) a follow-up plan was otherwise required to be taken under CERCLA (as defined below) or under regulations established thereunder from time to time by the Environmental Protection Agency and such plan has been implemented in the case of (i), (ii) and (iii) above, Seller determined in accordance with the Underwriting Guidelines that adequate funding was available for such program or plan, as applicable.  Seller has not taken any action with respect to the Property that would subject Seller, or its successors and assigns in respect of the Property, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any other applicable federal, state or local environmental law, and Seller has not received any actual notice of a material violation of CERCLA or any applicable Environmental Law with respect to the Property that was not disclosed in the related report.  The Lease requires the Tenant to comply with all applicable federal, state and local laws, including Environmental Laws.  The Lease specifically requires compliance with any Environmental Laws.  For purposes of this clause (s), “Environmental Law” means any present federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, consent decrees, consent or settlement agreements and other governmental directives or requirements, as well as common law, that apply to the Property and relate to Hazardous Substances, including, without limitation, CERCLA and RCRA and “Hazardous Substances” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property

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is regulated by or prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, substance or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

(t)            Such Property is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof that would materially and adversely affect the value, use or operation of such Property except those that are insured against by the Title Policy referred to in (h) above.

(u)           The Lease, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the lessors thereof adequate for the practical realization against the related Property of the principal benefits of the security intended to be provided thereby.

(v)           With respect to each Property:

(1)           such Property is not subject to any lease other than a sublease and/or the related Lease; no person has any possessory interest in, or right to occupy, the leased property except under and pursuant to the Lease or such sublease; the Tenant (or sub-tenant) is in occupancy of the Property and is paying rent pursuant to the Lease; and, in the case of any sublease, the Tenant remains primarily liable on the Lease;

(2)           except with respect to those Properties with respect to which the Tenant can terminate the related Lease during the last 42 months of the lease term in the event of a casualty and any insurance proceeds related thereto are payable to the Tenant, the obligations of the Tenant, including, but not limited to, the obligation to pay fixed and additional rent, are not affected by reason of: any damage to or destruction of any portion of the leased property; any taking of the leased property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant’s use, occupancy or enjoyment of the leased property, except the Tenant’s rights to abate or terminate its obligation to pay fixed or additional rent are coupled with insurance proceeds or condemnation awards going to the lessor; or the right to abate as a result of a landlord’s default;

(3)           Seller as lessor under the Lease does not have any monetary obligations under the Lease that have not been satisfied;

(4)           the Tenant has not been released, in whole or in part, from its obligations under the terms of the Lease;

(5)           all obligations related to the initial construction of the improvements on the Property have been satisfied and except for the

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obligation to rebuild such improvements after a casualty (which obligation is limited by available insurance proceeds), Seller does not have any nonmonetary obligations under the Lease and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease;

(6)           there is no right of rescission, set-off, abatement (except in the case of casualty or condemnation), diminution, defense or counterclaim to the Lease, nor does  the operation of any of the terms of the Lease, or the exercise of any rights thereunder, render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, defense or counterclaim, and no such right has been asserted;

(7)           the Tenant has agreed to indemnify the lessor from any claims of any nature relating to the Lease and the related leased property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of environmental and hazardous waste laws resulting from the Tenant’s operation of the property;

(8)           any obligation or liability imposed on the lessor by any easement or reciprocal easement agreement is also an obligation of the Tenant under the Lease;

(9)           the Tenant is required to make rental payments as directed by the lessor and its successors and assigns; and

(10)         except in certain cases where the Tenant may exercise a right of first refusal, the Lease is freely assignable by the lessor and its successors and assigns to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant is obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

(w)          In connection with Leases with a guaranty:

(1)           such guaranty, on its face, is unconditional, irrevocable and absolute, and is a guaranty of payment and not merely of collection and contains no conditions to such payment, other than a notice and right to cure; and the guaranty provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease and does not provide for offset, counterclaim or defense; and

(2)           such guaranty is binding on the successors and assigns of the guarantor and inures to the benefit of the lessor’s successors and assigns and cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved.

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(x)            No fraudulent acts were committed by Seller during the origination process with respect to the Lease related to such Property.

(y)           In connection with the acquisition of each Property, Seller inspected or caused to be inspected the Property by inspection, appraisal or otherwise as required in Seller’s Underwriting Guidelines then in effect.

(z)            The origination, servicing and collection of monthly Lease payments on such Lease is in all respects legal, proper and prudent and in accordance with customary industry standards.

(aa)         To the extent required under applicable law, Seller was authorized to transact and do business in the jurisdiction in which such Property is located, except where such failure to qualify would not result in a material adverse effect on the enforceability of the related Lease.

(bb)         The Property has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property or are the subject of access easements for the benefit of the Property, and all such utilities are connected so as to serve the Property without passing over other property or are the subject of access easements for the benefit of the Property. All roads necessary for the full use of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

(cc)         The Lease File contains a survey with respect to such Property, which survey was deemed sufficient to delete the standard title survey exception (to the extent the deletion of such exception is available in the related state).

(dd)         No adverse selection was employed in selecting such Lease.

(ee)         With respect to any of the Properties which are the subject of a Master Lease (noting that not all properties subject to such Master Lease are included in the Properties), the lessor under the Master Lease has assigned its interest in the Leases of the Properties to Seller and Seller and the other lessors under the Master Leases have entered into inter-lessor agreements by which the rents and the rights to enforce the provisions of the Master Leases pertinent to any of the Properties have also been assigned to Seller.

(ff)           Such Property is (i) free of any damage that would materially and adversely affect the use or value of such Property, (ii) in good repair and condition so as not to materially and adversely affect the use or value of such Property; and all building systems contained in such Property are in good working order so as not to materially and adversely affect the use or value of such Property.

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(gg)         All security deposits collected in connection with such Property are being held in accordance with all applicable laws.

To Seller’s actual knowledge, based upon zoning letters, zoning report, the Title Policy, historical use and/or other due diligence customarily performed by Seller in connection with the acquisition of the Property, the improvements located on or forming part of such Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses), including the existence of a certificate of occupancy.

3.             Equipment Loans.  With respect to each Equipment Loan (as identified in Schedule III-A), Seller hereby represents and warrants, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule III hereto, that:

(a)           Immediately prior to the transfer and assignment of the Equipment Loan to Seller, Purchaser had good and insurable fee title to, and was the sole owner and holder of, the Equipment Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Equipment Loan.  Such transfer and assignment from Seller to Purchaser of the Equipment Loan by collateral assignment and by individual allonges of the Equipment Loan Notes and Assignments of the Security Agreements in blank validly assigns all of Seller’s right, title and ownership of the Equipment Loan to Purchaser (and, with respect to the Security Agreement, to the Collateral Agent) free and clear of any pledge, lien, encumbrance or security interest.

(b)           Seller has full right and authority to sell, contribute, assign and transfer the Equipment Loan to Purchaser.  The entire agreement with Seller (whether originated by Seller or a different originator) is contained in the Loan Documents and there are no warranties, agreements or options regarding such Equipment Loan or the related secured equipment not set forth therein.  Other than the Loan Documents, there are no agreements between any predecessor in interest in the Equipment Loan and the Borrower.

(c)           The information pertaining to the Equipment Loan set forth in the Equipment Loan Schedule attached to the Purchase and Sale Agreements (the “Equipment Loan Schedule”) was true and correct in all material respects as of the related Transfer Date.  The Equipment Loan was originated or acquired in accordance with, and fully complies with, the Underwriting Guidelines in all material respects.  The related Loan File contains all of the documents and instruments required to be contained therein.

(d)           [Reserved].

(e)           [Reserved].

(f)            Seller has not waived any material default, breach, violation or event of acceleration existing under the Security Agreement or Equipment Loan Note.

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(g)           The Borrower has not waived any material default, breach, violation or event of acceleration by the Tenant existing under the Lease.

(h)           There is no valid offset, defense or counterclaim to the payment or performance obligations of the Equipment Loan.

(i)            The secured equipment securing any Equipment Loan is free and clear of any damage that would materially and adversely affect its value as security for the Equipment Loan.

(j)            The Equipment Loan complied with all applicable usury laws in effect at its date of origination.

(k)           The proceeds of the Equipment Loan have been fully disbursed and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making, closing and recording the Equipment Loan, including, but not limited to, Security Agreement recording taxes and recording and filing fees relating to the origination of such Equipment Loan, have been paid.  Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(l)            The Borrower under the related Equipment Loan Note, Security Agreement and all other Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Equipment Loan Note, Security Agreement and Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non recourse provisions contained in any of the foregoing agreements and any applicable state anti deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(m)          [Reserved].

(n)           [Reserved].

(o)           The Equipment Loan is not cross-collateralized with any Equipment Loan that is not included in the Collateral Pool.

(p)           The terms of the Security Agreement, Equipment Loan Note, and other Loan Documents have not been impaired, waived, altered, modified, satisfied, canceled or subordinated in any material respect, except by written instruments that are part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Security Agreement, delivered to Purchaser or its designee.

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(q)           There are no delinquent taxes or other similar outstanding lienable charges affecting the secured equipment which are or may become a lien of priority equal to or higher than the lien of the Security Agreement.  For purposes of this representation and warranty, personal property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(r)            [Reserved].

(s)           Each Equipment Loan is a whole loan and not a participation interest.

(t)            [Reserved].

(u)           All escrow deposits relating to the Equipment Loan that are required to be deposited with the related Seller or its agent have been so deposited.

(v)           [Reserved].

(w)          [Reserved].

(x)            (i) There exists no material default, breach or event of acceleration under the Equipment Loan or any of the Loan Documents or the Lease, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration (iii) no payment on any Equipment Loan is, or has previously been during any time owned by Seller or Purchaser, 30 or more days delinquent and (iv) no payment on any Lease is or has previously been 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by Seller with respect to the Equipment Loans.

(y)           [Reserved].

(z)            The Equipment Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the Security Agreement, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the secured equipment securing the Equipment Loan, or for negative amortization.

(aa)         No holder of the Equipment Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the secured equipment securing the Equipment Loan, directly or indirectly, for the payment of any amount required by the Equipment Loan (other than amounts paid by the Tenant as specifically provided under the related Lease).

(bb)         To Seller’s knowledge, based on due diligence customarily performed in the origination or acquisition of comparable Equipment Loans by Seller, as

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of the date of origination or acquisition of the Equipment Loans, the related Borrowers, were in compliance with all applicable laws relating to the ownership and operation of the Equipment securing the Equipment Loan as they were then operated and were in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Equipment as they were operated.  With respect to Equipment that are operated as franchised properties, and except with respect to Equipment Loans for which the related Tenant is the franchisor, the Tenant of such secured equipment has entered into a legal, valid, and binding franchise agreement and such lessee operator has represented in the applicable lease documents that, as of the date of origination or acquisition of the Equipment Loan, there were no defaults under the franchise agreement by such Tenant.

(cc)         The origination, servicing and collection practices Sellers used with respect to the Equipment Loan since Seller’s origination or acquisition thereof, have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Loan Documents and in accordance with the applicable servicing standard and customary industry standards.

(dd)         The Security Agreement or Equipment Loan Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (l) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the secured equipment securing the Equipment Loan of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which the secured equipment securing the Equipment Loan is located governing foreclosures of Security Agreements and deeds of trust under power of sale.

(ee)         [Reserved].

(ff)           There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to the best of Seller’s knowledge, pending against or affecting the Borrower, the secured equipment securing the Equipment Loan that, if determined adversely to such Borrower, secured equipment securing the Equipment Loan, would materially and adversely affect the value of the secured equipment securing the Equipment Loan or the ability of the Borrower to pay principal, interest or any other amounts due under the Equipment Loan or the Lease, as applicable.

(gg)         [Reserved].

(hh)         [Reserved].

(ii)           The Security Agreement does not permit the secured equipment securing the Equipment Loan to be encumbered by any lien junior to or of equal priority with the lien of the Security Agreement (excluding any lien relating to another Equipment Loan that is cross collateralized with the Equipment Loan) without the prior written consent of the holder thereof.

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(jj)           The Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(kk)         As of the date of origination or acquisition of each Equipment Loan by Seller, each Borrower which is not a natural person was duly organized and validly existing under the laws of the state of its jurisdiction.

(ll)           [Reserved].

(mm)       [Reserved].

(nn)         [Reserved].

(oo)         Any secured equipment is located within one of the 50 United States or the District of Columbia.

(pp)         [Reserved].

(qq)         Seller does not have knowledge of any circumstance or condition with respect to such Equipment Loan, the secured equipment securing the Equipment Loan, the Lease or the Borrower’s or the Tenant’s credit standing that could reasonably be expected to cause Purchaser to regard such Equipment Loan as unacceptable security, cause such Equipment Loan or Lease to become delinquent or have a material adverse effect on the value or marketability of such Equipment Loan.

(rr)           [Reserved].

(ss)         [Reserved].

(tt)           With respect to Equipment Loans originated after the Series Closing Date and with respect to any Qualified Substitute Mortgage Loans purchased or substituted by Purchaser from a third party, each Equipment Loan and the related secured equipment securing the Equipment Loan shall be originated pursuant to the Underwriting Guidelines (subject to any material modifications approved by the Insurer) Seller Form Documents or in accordance with a Borrower’s, Tenant’s or a different form of document that is otherwise approved by an Seller on a case by case basis in a manner that provides for Seller to receive the substantive benefits intended to be realized under the material terms of Seller Form Documents.

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EXHIBIT G

FORM OF PURCHASE AND SALE AGREEMENT

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EXHIBIT H

FORM OF LOAN PURCHASE AGREEMENT

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